As filed with the Securities and Exchange Commission on October 3, 2006
                                                     1940 Act File No. 811-21946

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2
                        (Check appropriate box or boxes)

[X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               [X] Amendment No. 1

                               OLD FIELD FUND, LLC
         ---------------------------------------------------------------
                Exact Name of Registrant as Specified in Charter

                232 MADISON AVENUE, SUITE 906, NEW YORK, NY 10016
                -------------------------------------------------
 Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

        Registrant's Telephone Number, including Area Code (212) 532-3651
        -----------------------------------------------------------------

                              THOMAS J. MODZELEWSKI
                232 MADISON AVENUE, SUITE 906, NEW YORK, NY 10016

                               ------------------
  Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

                          Copies of Communications to:

                                 GEORGE ZORNADA
                   KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
                          STATE STREET FINANCIAL CENTER
                               ONE LINCOLN STREET
                                BOSTON, MA 02111

EXPLANATORY NOTE

     This Registration Statement of Old Field Fund, LLC (the "Registrant") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by entities or persons that are "accredited investors" within the meaning of

Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

PART A -- INFORMATION REQUIRED IN A PROSPECTUS

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

DO NOT COPY OR CIRCULATE                                          COPY NO. _____
--------------------------------------------------------------------------------







                              OLD FIELD FUND, LLC

                          PRIVATE PLACEMENT MEMORANDUM

                          EFFECTIVE OCTOBER 3, 2006

      THE UNITS OF LIMITED LIABILITY COMPANY INTERESTS ("UNITS") IN OLD FIELD FUND, LLC ("FUND") ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), IN RELIANCE ON THE PROVISIONS OF REGULATION D UNDER THE 1933 ACT. THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND GENERALLY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM, AND AS PERMITTED IN THE FUND'S LIMITED LIABILITY COMPANY AGREEMENT ("LLC AGREEMENT").

      INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THE FUND FOR AN INDEFINITE PERIOD OF TIME. TO PROVIDE A LIMITED DEGREE OF LIQUIDITY TO INVESTORS IN THE FUND ("MEMBERS"), THE FUND MAY FROM TIME TO TIME OFFER TO REPURCHASE UNITS PURSUANT TO WRITTEN TENDERS BY MEMBERS. REPURCHASES WILL BE MADE AT SUCH TIMES, IN SUCH AMOUNTS, AND ON SUCH TERMS AS MAY BE DETERMINED BY THE FUND'S BOARD OF MANAGERS, IN ITS SOLE DISCRETION. HOWEVER, MEMBERS DO NOT HAVE THE RIGHT TO REQUIRE THE FUND TO REDEEM ANY OR ALL OF THEIR UNITS IN THE FUND.

      PROSPECTIVE INVESTORS IN THE FUND SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES OF THE ACQUISITION, HOLDING AND DISPOSAL OF UNITS. IF YOU ARE IN DOUBT ABOUT THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM ("MEMORANDUM"), YOU SHOULD CONSULT YOUR ATTORNEY, ACCOUNTANT OR OTHER FINANCIAL ADVISER.




--------------------------------------------------------------------------------

     THE FUND IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. ALTHOUGH UNITS ARE NOT REGISTERED UNDER THE 1933 ACT, THIS MEMORANDUM HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). HOWEVER, NONE OF THE SEC, ANY OTHER STATE OR FEDERAL GOVERNMENTAL AGENCY OR ANY NATIONAL SECURITIES EXCHANGE OR ANY GOVERNMENTAL AGENCY OR EXCHANGE OF ANY OTHER JURISDICTION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE UNITS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

     UNITS ARE SUITABLE ONLY FOR SOPHISTICATED INVESTORS FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM AND WHO FULLY UNDERSTAND AND ARE WILLING TO ASSUME THE RISKS INVOLVED IN THE FUND'S INVESTMENT STRATEGY. THE FUND'S INVESTMENT PRACTICES, BY THEIR NATURE, MAY BE CONSIDERED TO INVOLVE A HIGH DEGREE OF RISK. IT IS POSSIBLE THAT A MEMBER MAY LOSE SOME OR ALL OF ITS INVESTMENT AND THAT THE FUND MAY NOT ACHIEVE ITS INVESTMENT OBJECTIVE. SHORT-TERM PROSPECTIVE MEMBERS, PROSPECTIVE MEMBERS WITH IMMEDIATE LIQUIDITY NEEDS AND PROSPECTIVE MEMBERS WHO CANNOT BEAR THE LOSS OF SOME OR ALL OF THEIR INVESTMENT OR THE RISKS ASSOCIATED WITH THE LIMITED LIQUIDITY OF AN INVESTMENT IN THE FUND SHOULD NOT INVEST IN THE FUND. SEE "INVESTMENT PROGRAM OF THE FUND" AND "RISK FACTORS."

     THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSIDERED LEGAL OR TAX ADVICE, AND PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL AND FINANCIAL ADVISERS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN UNITS. THE TERMS OF THIS MEMORANDUM ARE QUALIFIED IN THEIR ENTIRETY BY THE FUND'S LIMITED LIABILITY COMPANY AGREEMENT.

     NO  PERSON  OTHER  THAN  MARWOOD  ALTERNATIVE  ASSET  MANAGEMENT  LLC  (THE
"ADVISER") HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION, OR GIVE ANY INFORMATION, WITH RESPECT TO THE FUND, EXCEPT THE INFORMATION CONTAINED HEREIN AND IN OTHER DOCUMENTS DISTRIBUTED BY THE ADVISER AND ANY SUCH REPRESENTATIONS OR INFORMATION, IF GIVEN, MAY NOT BE RELIED UPON.

     THIS MEMORANDUM, INCLUDING ALL EXHIBITS, IS CONFIDENTIAL AND MAY NOT BE DUPLICATED OR REPRODUCED IN ANY FASHION.

     EACH PROSPECTIVE INVESTOR IS INVITED TO MEET WITH REPRESENTATIVES OF THE FUND OR THE ADVISER TO DISCUSS WITH THEM, AND TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THEM, CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT ANY OF THOSE PERSONS POSSESSES THAT INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE INFORMATION CONTAINED HEREIN.

     THERE WILL BE NO PUBLIC OFFERING OF THE UNITS. NO OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE UNITS IS BEING MADE IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION WOULD BE UNLAWFUL.


                                    TABLE OF CONTENTS

MEMORANDUM SUMMARY.................................................................... 1
SUMMARY OF FEES AND EXPENSES..........................................................10
THE FUND..............................................................................12
    The Offshore Feeder Fund..........................................................12
    The Master Fund...................................................................13
    Structure.........................................................................13
INVESTMENT PROGRAM OF THE FUND........................................................13
    Investment Objective..............................................................14
    Investment Strategies.............................................................15
    Investment Policies...............................................................17
    Leverage..........................................................................19
RISK FACTORS..........................................................................19
    Principal Risk Factors Relating to the Fund's Structure...........................19
    Potential Conflicts of Interest...................................................23
    Principal Risk Factors Relating to the Portfolio Funds............................23
    Limits of Risk Disclosures........................................................33
MANAGEMENT OF THE FUND, THE OFFSHORE FEEDER FUND AND THE MASTER FUND..................33
    The Board of Managers.............................................................33
    The Offshore Feeder Fund..........................................................35
THE ADVISER...........................................................................35
FEES AND EXPENSES.....................................................................39
    The Advisory Agreement............................................................39
    Administrative, Accounting, Custody, Transfer Agent and Registrar Services........40
    Portfolio Fund Managers' Fees.....................................................41
    Expense Limitation Arrangement....................................................41
    Other Expenses of the Fund, the Offshore Feeder Fund and the Master Fund..........41
CONTROL PERSONS.......................................................................42
SUBSCRIPTIONS FOR UNITS...............................................................43
    Subscription Terms................................................................43
    Member Qualifications.............................................................43
REPURCHASES AND TRANSFERS OF UNITS....................................................44
    No Right of Redemption............................................................44
    Repurchases of Units..............................................................44
    Repurchase Procedures.............................................................46
    Mandatory Repurchase by the Fund..................................................46
    Transfers of Units................................................................47
CALCULATION OF NET ASSET VALUE........................................................47
UNITS AND CAPITAL ACCOUNTS............................................................51
    General...........................................................................51
    Allocation of Net Profits and Losses..............................................51
    Allocation of Special Items.......................................................51
    Reserves..........................................................................51
VOTING................................................................................51
PARTICIPATION IN INVESTMENT OPPORTUNITIES.............................................52
OTHER MATTERS.........................................................................53
TAXES.................................................................................54
    Tax Treatment of Fund Operations..................................................54
    Classification of the Offshore Feeder Fund........................................55
    Tax Consequences to a Withdrawing Member..........................................58
    Tax Treatment of Portfolio Investments............................................59
    Foreign Taxes.....................................................................61
    Unrelated Business Taxable Income.................................................61

                                           ii


    Certain Issues Pertaining to Specific Exempt Organizations........................62
    State and Local Taxation..........................................................63
ERISA CONSIDERATIONS..................................................................64
CODE OF ETHICS........................................................................64
BROKERAGE.............................................................................65
DISTRIBUTION ARRANGEMENTS.............................................................65
    General...........................................................................65
    Purchase Terms....................................................................65
SUMMARY OF LLC AGREEMENT..............................................................66
ACCOUNTANTS AND LEGAL COUNSEL.........................................................67
FINANCIAL STATEMENTS..................................................................67
GENERAL INFORMATION...................................................................68
APPENDIX A:  LIMITED LIABILITY COMPANY AGREEMENT.....................................A-1
APPENDIX B:  SUBSCRIPTION AGREEMENT..................................................B-1
APPENDIX C:  RELATED PERFORMANCE.....................................................C-1

MEMORANDUM SUMMARY


The following is only a summary of this private placement memorandum (the "Memorandum") and does not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this Memorandum.

THE FUND

The Fund is a newly formed Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company.

The Fund is a feeder fund and invests substantially all of its investable assets indirectly in Old Field Master Fund, LLC (the "Master Fund"), which is a fund of hedge funds. Marwood Alternative Asset Management LLC serves as the investment adviser to the Master Fund (the "Adviser"). The Fund is designed solely for investment by certain tax-exempt or tax-deferred members ("Tax-Exempt Members"). The structure of the Fund, as discussed below, should enable Tax-Exempt Members to invest without receiving unrelated business taxable income ("UBTI"), which would be taxable income to such Members regardless of their tax-exempt status.

The Fund will offer and sell units of limited liability company interests (the "Units") in larger minimum denominations (compared to open-end mutual funds) to Eligible Investors, as defined below. Unlike many private investment funds, however, the Fund is able to offer Units without limiting the number of members who may participate in its investment program. The Fund is offered only to certain Eligible Investors, which include: (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of qualification under Section 401 of the Code, as well as state and local government pension plans and Taft-Hartley plans; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); and (5) state colleges and universities ((1) through
(5) collectively, "Eligible Investors"). Eligible Investors also must be "accredited investors," as set forth elsewhere in this Memorandum.

Eligible Investors who purchase Units of the Fund and other persons who acquire Units and are admitted to the Fund by the Fund's Board of Managers (each individually a "Manager" and collectively the "Board"), will become members of the Fund (the "Members").

The Fund's Board has overall responsibility for the management and supervision of the operations of the Fund. The same individuals serve as Managers on the Fund's Board and the Master Fund's board of managers (the "Master Fund Board"). The Managers serving on the Board have been elected by the Members. A majority of the Managers are persons who are not "interested persons" (as defined by the 1940 Act) of the Fund or the Adviser. See "Board of Managers."

THE FUND'S INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

The Fund seeks long term capital appreciation while attempting to reduce risk and volatility. The Fund seeks its objective by investing indirectly in the Master Fund, which invests in a wide group of investment entities and/or separate accounts ("Portfolio Funds") that are managed by money managers ("Portfolio Fund Managers") who have had and can potentially provide the Fund with superior investment results. The Portfolio Funds in which the Master Fund invests are typically limited partnership or limited liability company interests, issued by non-traditional firms or "hedge funds" that engage in a variety of investment strategies. See "Investment Program of the Fund."

THE FUND

The Fund acts as a feeder fund. With reference to the table below, the Fund seeks to achieve its investment objective by investing substantially all of its investable assets in Old Field Fund, LDC (the "Offshore Feeder Fund"), which is a Cayman Islands limited duration company with the same investment objective as the Fund. The Offshore Feeder Fund, in turn, invests all or substantially all of its investable assets in the Master Fund. In the Fund's structure, the Offshore Feeder Fund serves solely as an intermediate entity through which the Fund invests in the Master Fund. The Offshore Feeder Fund makes no independent investment decisions and has no investment or other discretion over its investable assets. The Offshore Feeder Fund is treated as a corporation for purposes of the income taxation laws of the United States. The above structure, as discussed in this Memorandum, should enable Tax-Exempt Members to invest in the Fund without receiving UBTI, which would otherwise be taxable to such members regardless of their tax-exempt status. The Master Fund emphasizes allocation of member capital through a variety of Portfolio Funds managed by a select group of Portfolio Fund Managers.

   ----------      --------------        ------------------     ----------------
                                                           ---->
    The Fund -----> The Offshore -------> The Master Fund  ---> Portfolio Funds
                    Feeder Fund                            ---->

   ----------      --------------        ------------------     ----------------

See "The Fund."

THE FUND'S INVESTMENT PROGRAM

The Fund intends to pursue an absolute return strategy. As such, the Fund seeks to provide investors with exposure to a mix of hedge fund strategies by investing in Portfolio Funds. At present, there are a number of money managers whose services are not generally available to the investing public. These managers, who generally place stringent restrictions on the number of persons whose money they will manage, employ a wide variety of investment strategies and techniques. By investing all or substantially all of its assets in Portfolio Funds and thus gaining access to this diverse group of money managers, the Fund seeks to provide investors with access to the varied skills and expertise of these managers while at the same time seeking to lessen the risks and volatility associated with investing through any single money manager. An investment in the Fund also enables investors to avoid, to a significant extent, the high minimum investment requirements typically imposed on individual investors by Portfolio Fund Managers.

The Master Fund expects to diversify its holdings among broad categories of investment strategies and techniques. The Adviser will not follow a rigid investment policy that would limit the Master Fund from participating in any single market, strategy or investment. Portfolio Fund Managers are permitted to utilize leverage and invest in long and short positions in equities, options, warrants, fixed income securities, financial and commodity futures, currency forwards, over-the-counter derivative instruments, securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments. When they determine that such an investment policy is warranted, Portfolio Fund Managers may invest, without limitation, in cash and cash equivalents.

Portfolio Fund Managers may invest in a wide range of instruments, including, but not limited to, U.S. and foreign equities and equity-related instruments, currencies, commodities, futures and fixed income and other debt-related instruments, cash and cash equivalents, options and warrants. The Adviser expects that Portfolio Fund Managers will utilize both over-the-counter and exchange traded instruments (including derivative instruments), trade on margin and engage in short sales. In addition, Portfolio Fund Managers are permitted to utilize leverage, with projected cumulative leverage to be at a ratio of approximately 3:1 ($3 borrowed for every $1 of the Master Fund). Neither the Fund nor the Master Fund expect to use leverage themselves as an overall investment technique but the Master Fund may borrow for liquidity purposes.

The Master Fund's multi-asset, multi-manager structure seeks to take advantage of broad market opportunities. The Master Fund will not follow a rigid investment policy that would restrict it from participating in any market, strategy or investment. In fact, subject to certain limitations described herein, the Master Fund's assets may be deployed in whatever markets or strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve long-term capital appreciation. The Adviser seeks to monitor each Portfolio Fund Manager on an ongoing basis. The identity and number of Portfolio Fund Managers is likely to change over time. The Adviser may withdraw from or invest in different Portfolio Funds without prior notice to, or the consent of, the Members.

As noted above, Portfolio Fund Managers generally conduct their investment programs through Portfolio Funds, which may include foreign private investment funds, joint ventures, investment companies and similar investment vehicles. It is expected that Portfolio Funds in which the Master Fund invests will not be registered under the 1940 Act.

THE FUND'S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THE FUND OR ANY PORTFOLIO FUND WILL BE ACHIEVED OR THAT THEIR INVESTMENT PROGRAMS WILL BE SUCCESSFUL. IN PARTICULAR, USE OF LEVERAGE, SHORT SALES AND DERIVATIVE

TRANSACTIONS BY PORTFOLIO FUND MANAGERS, AND LIMITED DIVERSIFICATION CAN, IN CERTAIN CIRCUMSTANCES, RESULT IN SIGNIFICANT LOSSES TO THE FUND. INVESTORS SHOULD CONSIDER THE FUND AS A SUPPLEMENT TO AN OVERALL INVESTMENT PROGRAM AND SHOULD INVEST ONLY IF THEY ARE WILLING TO UNDERTAKE THE RISKS INVOLVED. INVESTORS IN THE FUND COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

See "Investment Program of the Fund."

MASTER FUND STRATEGIES AND PORTFOLIO FUND INVESTMENT STRATEGIES.

The Fund intends to pursue an absolute return strategy. As such, the Fund seeks to provide investors with exposure to a mix of hedge fund strategies by investing in Portfolio Funds. The Portfolio Fund Managers with whom the Master Fund will invest may employ one or more of the investment strategies discussed below, among others. However, under normal circumstances, the Master Fund intends to invest more of its assets in Controlled Risk/Relative Value and Macro strategies and less in Event Driven and Equity strategies. When the Master Fund invests in Portfolio Funds that employ Equity-related strategies, the Master Fund will invest more of its assets in Portfolio Funds that employ Hedged-Equity strategies, and less in Portfolio Funds that employ Long-Biased Equity strategies. The discussion of particular strategies below is not, in any way, intended to predict the mix of strategies that will be represented in the Master Fund's portfolio at any one time. In fact, it is possible that only a limited selection of the depicted strategies could be represented in the portfolio at any one time.

     CONTROLLED RISK/RELATIVE VALUE. Controlled risk/relative value investing involves taking simultaneous long and short positions in closely-related markets. This strategy relies on the exploitation of market inefficiencies, without speculating on the direction of interest rates, currency exchange rates or equity prices, and without assuming an unhedged exposure to any particular market.

     MACRO. Macro strategies involve taking long and short positions in financial instruments based on a top-down view of economic and capital market conditions. Portfolio Fund Managers begin evaluating opportunities based on economic factors, working their way down to industry, sector, and company specific fundamentals. Investments are usually made in a wide variety of instruments including stocks, bonds, currencies, derivatives, and commodities. Portfolio Fund Managers pursuing macro strategies make judgments about the expected future price direction of these instruments and express that opinion by taking long or short positions in these instruments.

     EVENT DRIVEN. Event-driven investing is a strategy that focuses on the securities of companies undergoing some material structural changes. These changes can come in the form of mergers, acquisitions, and other transactions.

     EQUITY. Equity investing involves the purchase and sale of listed equity and equity-related financial instruments usually based on fundamental research and analysis. Portfolio Fund Managers may invest opportunistically in several sectors or they may be sector specialists.

See "Investment Program of the Fund - Investment Strategies" for a more detailed discussion.

PORTFOLIO FUND MANAGER SELECTION PROCESS AND ALLOCATION OF PORTFOLIO FUNDS.

It is the responsibility of the Adviser to research and determine the identity of the Portfolio Fund Managers, to satisfy itself as to the suitability of the terms and conditions of the Portfolio Funds they manage (or, where relevant, negotiate an investment advisory agreement, in which case such Portfolio Fund Manager would become a sub-adviser to the Master Fund, which would necessitate a vote and approval of Members and the Master Fund's members) and to allocate and reallocate the Master Fund's assets among Portfolio Fund Managers. The Adviser will allocate the Master Fund's assets among Portfolio Fund Managers using its proprietary knowledge and experience to seek the optimal mix of investment sectors and styles given its outlook for the economic and investment environment. The Master Fund will not invest more than 20% of its net asset value (measured at the time an investment is made) in the investment program of any single Portfolio Fund Manager.

Portfolio  Fund  Managers  are  chosen   on  the  basis  of  selection  criteria
established  by  the  Adviser,  including  an analysis  of  the  Portfolio  Fund
Manager's  performance  during  various  time periods  and  market  cycles,  the
Portfolio Fund Manager's reputation, experience, training and investment philosophy and policies, whether the Portfolio Fund Manager has an identifiable track record and/or the degree to which the Portfolio Fund Manager has a personal investment in the investment program. In addition, the Portfolio Fund Manager's ability to provide timely and accurate reporting and its internal controls are considered. Prior to investing with a Portfolio Fund Manager, the

Adviser will meet with the Portfolio Fund Manager to discuss the Portfolio Fund Manager's investment program and organization.

The Adviser will monitor each Portfolio Fund Manager on an ongoing basis. The identity and number of Portfolio Fund Managers is likely to change over time. The Adviser may withdraw from or invest in different Portfolio Funds without prior notice to or the consent of Members.

The Adviser has developed a disciplined and detailed program for identifying, evaluating and monitoring Portfolio Fund Managers. After allocating assets to a Portfolio Fund Manager, the Adviser reviews the Portfolio Fund Manager's investment performance and other factors in determining whether allocation of the Master Fund's assets to the Portfolio Fund Manager continues to be appropriate.

In some cases, the Adviser actively negotiates the terms of an investment with a Portfolio Fund Manager. The primary items that may be negotiated are management and performance fees, liquidity and reporting transparency. These revised terms are typically reflected in a "side letter" that modifies the generic offering terms.

The Master Fund ordinarily will limit its investment position in any one Portfolio Fund to less than 5% of the Portfolio Fund's outstanding voting securities. However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Adviser, the Master Fund, as authorized by the Board, may purchase non-voting securities of, or waive its right to vote its interests in, Portfolio Funds. Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Portfolio Fund, if investments in a Portfolio Fund by the Master Fund (and certain affiliates) will equal or exceed 25% of the Portfolio Fund's assets, or such lower percentage limit as may be determined by the Master Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified.

To the extent the Master Fund purchases non-voting securities of a Portfolio Fund or waives its right to vote its securities with respect to the Master Fund, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Master Fund's investment in the Portfolio Fund.

See "Investment Program of the Fund - Investment Strategies."

OFFSHORE FEEDER FUND

The Offshore Feeder Fund is interposed between the Fund and the Master Fund and serves as an intermediate entity such that any UBTI generated by certain investment activities of the Portfolio Funds, through the Master Fund, is not ultimately incurred by a Member. The Offshore Feeder Fund is organized as a limited duration company ("LDC") in the Cayman Islands. The Offshore Feeder Fund has two members, the Fund and the Adviser. The Adviser holds only a nominal non-voting interest in the Offshore Feeder Fund. The Fund and the Adviser have delegated all management of the Offshore Feeder Fund to the Fund, which is the managing member of the Offshore Feeder Fund. The Offshore Feeder Fund has no independent investment discretion or other decision-making capabilities and effectively is controlled by the Board of the Fund. As an LDC, the Offshore Feeder Fund offers its members limited liability and is treated as a corporation under the income taxation laws of the United States. Any UBTI received by the Offshore Feeder Fund will be subject to taxation in the Cayman Islands, which currently has no income, corporate, capital gains or other taxes in effect for the Offshore Feeder Fund, and will be distributed to the Fund as dividend income. UBTI therefore will not flow through the Offshore Feeder Fund to Members of the Fund. Eligible Investors thereby avoid UBTI, which would otherwise be taxable income despite their tax-exempt status. The Offshore Feeder Fund may be subject to United States withholding and income tax with respect to its allocable share of certain income of the Master Fund. Although this does not result in the receipt of UBTI by Eligible Investors, it affects the investment return of the Offshore Feeder Fund. See "The Fund - The Offshore Feeder Fund" and "Taxes."

ERISA PLANS AND OTHER TAX-EXEMPT MEMBERS

Because the Master Fund, into which the Fund invests substantially all of its investable assets through the Offshore Feeder Fund, invests in underlying Portfolio Funds that may use leverage, Tax-Exempt Members subject to the Employee Retirement Security Act of 1974, as amended ("ERISA"), and other Tax-Exempt Members ordinarily could incur income tax liability to the extent that the Master Fund's transactions are treated as giving rise to UBTI. The Fund, however, because of its structure, should not pass UBTI on to its Members. See "Taxes" and "ERISA Considerations."

THE INVESTMENT ADVISER

The Adviser, a Delaware limited liability company, is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser also serves as investment adviser to private investment funds, some of which utilize a multi-manager, multi-strategy investment approach. The Adviser is exempt from registering as a "commodity trading advisor" with the CFTC under CFTC Rule 4.14(a)(8), and the Fund and Master Fund each are exempt from registering as a "commodity pool operator" pursuant to CFTC Rule 4.5.

The Adviser is a joint venture among Robeco-Sage Capital Management, L.L.C. (doing business as Sage Capital Management) ("Sage"), EMK Industries LLC ("EMK") and JTM Industries LLC ("JTM"). EMK and JTM are entities controlled by Marwood Group & Co. USA LLC. Sage is registered as an investment adviser under the Advisers Act and as a commodity pool operator with the CFTC and is a member of the National Futures Association. Sage is a wholly-owned subsidiary of Robeco USA, Inc. (which does business as Robeco Investment Management), a Delaware corporation and subsidiary of Robeco Groep, N.V. ("Robeco"). Robeco, headquartered in Rotterdam, the Netherlands, is a leading European asset manager that provides discretionary asset management product and services and a complete range of mutual funds to a large number of institutional and retail clients worldwide.

The Adviser is responsible for identifying what it considers to be attractive investment opportunities and for day-to-day management of the Fund's portfolio. Although the Adviser has not previously managed an SEC registered fund, its investment personnel has experience managing funds of hedge funds. The Adviser's investment personnel includes Sage's entire investment team ("MAAM Investment Team"), a group of skilled and experienced professionals who have been advising a family of fund of hedge funds since January 1994 and have $1.2 billion total assets under management as of June 1, 2006.

Subject to policies adopted by the Board of the Fund and applicable law, the Adviser is responsible for the day-to-day management of the Master Fund and for the allocation of the Master Fund's assets to various Portfolio Funds. The Adviser's investment professionals will devote such time to the ongoing operations of the Master Fund as they deem appropriate in order to implement and monitor their investment program.

See "The Adviser."

MANAGEMENT FEE

The Master Fund pays the Adviser a fee (the "Management Fee") computed at the annual rate of 1.50% of the aggregate net asset value of outstanding Units of the Fund determined as of the last day of each month and payable quarterly (before any repurchases of interests). See "The Adviser."

ADMINISTRATIVE, ACCOUNTING, CUSTODY, TRANSFER AGENT AND REGISTRAR SERVICES

SEI Investments Global Funds Services (the "Administrator") provides certain administrative services to the Fund, the Offshore Feeder Fund and the Master Fund. SEI Private Trust Company (the "Custodian") serves as the Fund's, the Offshore Feeder Fund's and the Master Fund's custodian. In consideration of these services, the Fund will pay the Administrator and the Custodian a fee that is calculated as a percentage of assets (and which decreases as Fund assets increase), determined as of the last day of each calendar month and paid quarterly (the "Administration Fee"). Such fee will vary based on aggregate assets of the Fund. The Fund may also, based upon its interest in the Master Fund, bear a proportionate interest in the Administration Fee paid by the Master Fund. The principal business address of the Administrator and the Custodian is One Freedom Valley Drive, Oaks, PA 19456.

The Adviser provides certain services to the Fund. These services include, among others, certain legal and accounting support services, certain corporate record keeping functions, provision of office space and oversight and direction of other service providers, including the Administrator and the Custodian, which provide other administrative and custodial services to the Fund and Master Fund. In consideration of the Fund's investment in the Master Fund, to which the Adviser serves as investment adviser, the Fund and the Adviser have agreed that the Adviser shall not receive compensation from the Fund for providing such certain services. The Adviser has agreed that it or one of its affiliates shall bear all such administrative costs related to the Offshore Feeder Fund.

The Adviser will pay the Fund's start-up, offering and organizational expenses. These expenses include the cost of preparing this Memorandum and the Fund's Limited Liability Company Agreement ("LLC Agreement"), the expenses incurred in offering and selling Units, and other legal, accounting, and administrative expenses related thereto.

PORTFOLIO FUND MANAGERS' FEES

The Fund, through the Master Fund, also indirectly bears fees and expenses as an investor in Portfolio Funds. Each Portfolio Fund Manager generally receives a management fee and a performance fee or allocation with respect to the assets of Portfolio Funds that it manages. The amount of these fees and allocations varies among Portfolio Fund Managers, but the management fees are generally expected to be between 0.50%-2.00%, on an annual basis, of the total assets managed by a Portfolio Fund Manager, and the performance fees or allocations are generally expected to be between 15%-25% of the net capital appreciation (if any) in the assets managed by a Portfolio Fund Manager.

EXPENSE LIMITATION ARRANGEMENT

The Adviser, the Fund and the Master Fund have entered into an expense limitation and reimbursement agreement (the "Expense Limitation Agreement") under which the Adviser (or an affiliate) has agreed to waive its fees, or to pay or absorb the ordinary operating expenses of the Fund and the Master Fund, to the extent necessary to limit the ordinary operating expenses of the Fund and the Master Fund, in the aggregate, to 2.00% per annum of the Fund's and the Master Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's and the Master Fund's expenses, the Fund and the Master Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser (or its affiliate) in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser (or its affiliate) such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation Agreement will remain in effect until terminated by the Adviser, the Fund or the Master Fund.

INVESTOR ELIGIBILITY

Each investor will be required to represent that he, she or it is acquiring Units directly or indirectly for the account of an Eligible Investor. An Eligible Investor includes: (1) pension, profit-sharing or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code by reason of qualification under Section 401 of the Code, as well as state and local government pension plans and Taft-Hartley plans; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); and (5) state colleges and universities.

In addition, an Eligible Investor must also certify that the Units subscribed for are being acquired directly or indirectly for the account of an "accredited investor," as defined in Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Units also are being offered only to potential investors that represent that they are natural persons, companies or other entities (other than investment companies and investment funds) that have a net worth of more than $1.5 million at the time of subscription (or such greater amount as may be required by applicable law or by the Board, in its sole discretion) or that they meet certain other qualification requirements. After initial purchase, existing Members subscribing for additional Units will be required to verify their status as Eligible Investors at the time of the additional subscription.

The qualifications required to invest in the Fund appear in a subscription agreement (the "Subscription Agreement") that must be completed by each prospective Member. The Subscription Agreement is attached to this Memorandum as Appendix B. See "Subscriptions for Units - Member Qualifications" and APPENDIX B hereto.

MEMBER SUITABILITY

An investment in the Fund involves substantial risks. It is possible that a Member may lose some or all of the Member's investment. Before making an investment decision, a prospective Member and/or a prospective Member's adviser should (i) consider the suitability of this investment with respect to the prospective Member's personal investment objectives and individual situation and
(ii) consider factors, such as the prospective Member's personal net worth, income, age, risk tolerance and liquidity needs. See "Risk Factors."

Short-term prospective Members, prospective Members with immediate liquidity needs and prospective Members who cannot bear the loss of some or all of their investment or the risks associated with the limited liquidity of an investment in the Fund should not invest in the Fund.

BORROWING AND USE OF LEVERAGE

None of the Fund, the Offshore Feeder Fund or the Master Fund intends to borrow money for investment purposes. The Master Fund is authorized to borrow money on a temporary basis (e.g., to meet repurchase requests or to facilitate reallocation of assets with different Portfolio Funds). Borrowing may also be used for cash management purposes, such as to pay miscellaneous expenses as they arise. All borrowings by the Fund or the Master Fund are subject to a 300% asset coverage requirement under the 1940 Act. Additionally, certain Portfolio Fund Managers borrow money, trade securities or futures on margin or leverage their investments through various means. Portfolio Fund borrowing is not subject to the limits of the 1940 Act. See "Investment Program of the Fund - Leverage."

THE OFFERINGS

From time to time, the Adviser may, at its own cost, enlist the services of one or more placement agents. The fees paid to such placement agent(s) will be borne entirely by the Adviser (and may include a portion of the Management Fees or proceeds received by the Adviser) and do not in any way affect the Management Fee or any other fees charged by the Fund. The Adviser is a registered broker-dealer and it may sell Units in the Fund. See "Distribution Arrangements."

Subsequent to the initial offering, it is expected that Units will be offered and may be purchased on a monthly basis or at such other times as may be determined by the Board of the Fund. The Board of the Fund may discontinue accepting subscriptions at any time.

Units will be sold at the then-current net asset value per Unit as of the date on which the subscription is accepted. The minimum initial investment in the Fund from each investor is $1,000,000, and the minimum additional investment in the Fund is $100,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Units. Members will, however, receive written confirmation of their holdings.

Units will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.

See   "Subscriptions   for   Units   -  Subscription  Terms"  and  "Distribution
Arrangements."

CLOSED-END FUND STRUCTURE: LIMITED LIQUIDITY AND TRANSFER RESTRICTIONS

The  Fund  and  the Master Fund have been  organized  as  closed-end  management investment companies. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that closed-end fund shareholders do not have the right to redeem their shares on a daily basis. In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities. However, Portfolio Fund investments are often illiquid. For this reason, the Fund and the Master Fund are organized as closed-end funds. See "Risk Factors."

The Fund will not list the Units on any securities exchange and it is not expected that any secondary market will develop for the Units. Members will not be able to redeem their Units because the Fund is a closed-end fund. In addition, Units are subject to significant transfer restrictions. Members should not expect that they will be able to transfer Units. As described below, however, in order to provide a limited degree of liquidity, the Fund will consider whether to conduct quarterly repurchase offers for its outstanding Units. An investment in the Fund is suitable only for Members who can bear the risks associated with the limited liquidity of the Units. Purchases of Units should be viewed as long-term investments. See "Risk Factors - Principal Risk Factors Relating to the Fund's Structure - Limited Liquidity" and "Risk Factors
- Principal Risk Factors Relating to the Portfolio Funds - Restricted and Illiquid Investments."

The Master Fund may make additional investments in or effect withdrawals from Portfolio Funds only at certain specified times. The Master Fund, and in turn the Fund, may not be able to withdraw its investment in a Portfolio Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Master Fund's investment return.

TENDER OFFERS AND OTHER REPURCHASES OF UNITS BY THE FUND

Because the Fund is a closed-end fund, Members do not have the right to require the Fund to redeem any or all of its Units. To provide a limited degree of liquidity to Members, the Fund may from time to time offer to repurchase Units pursuant to written tenders by Members. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of the Fund, in its sole discretion. In determining whether the Fund should offer to repurchase Units, the Board will consider a variety of operational, business and economic factors. The Board expects that the Fund will ordinarily offer to repurchase Units from Members quarterly with March 31, June 30, September 30 and December 31 valuation dates (or, if any such date is not a business day, on the last business day of such calendar quarter). The Adviser currently expects that it will recommend to the Board that the Fund make its initial offer to repurchase Units from Members on April 1, 2008. See "Repurchases and Transfers of Units."

Any Member tendering Units for repurchase less than one year following the date of the initial purchase of the particular Units being tendered will be subject to an early withdrawal charge of 2.00% (as a percentage of repurchase proceeds) payable to the Fund, which will be netted against withdrawal proceeds and remain in the Fund.

The Fund's assets consist primarily of interests in the Master Fund, which are held through the Offshore Feeder Fund. In order to finance the repurchase of Units pursuant to the tender offers, the Fund may find it necessary to liquidate a portion of its interest in the Master Fund. The Fund controls the Offshore Feeder Fund and, because interests in the Master Fund may not be transferred, the Fund may withdraw a portion of its interest only pursuant to repurchase offers by the Master Fund made to the Offshore Feeder Fund, and a distribution from the Offshore Feeder Fund to the Fund of the proceeds. The Fund will not conduct a repurchase offer for Units unless the Master Fund through the Offshore Feeder Fund simultaneously conducts a repurchase offer for the Master Fund's interests. The Master Fund Board expects that the Master Fund will conduct repurchase offers on a quarterly basis in order to permit the Fund to meet its obligations under its repurchase offers. However, there are no assurances that the Master Fund Board will, in fact, decide to undertake such a repurchase offer. The Fund cannot make a repurchase offer larger than a repurchase offer made by the Master Fund. The Master Fund will make repurchase offers, if any, to all of its members, including the Fund (through the Offshore Feeder Fund), on the same terms. This practice may affect the size of the Master Fund's offers. Subject to the Master Fund's investment restriction with respect to borrowings, the Master Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

If a repurchase offer is oversubscribed by Members who tender Units for repurchase, the Fund will repurchase only a pro rata portion of the Units tendered by each Member. In addition, a Member who tenders for repurchase only a portion of its Units will be required to maintain a minimum capital account balance of $1,000,000 or such other amount as is determined by the Board. The Fund maintains the right to reduce the portion of Units to be repurchased from a Member so that the required minimum capital account balance is maintained.

The Fund has the right to repurchase Units of Members if the Board determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, Members' attempted transfers in violation of the transfer restrictions described above. See "Repurchases and Transfers of Units - No Right of Redemption" and "- Repurchases of Units."

Portfolio Funds may be permitted to distribute securities in-kind to investors making withdrawals of capital. Upon the Master Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, the Master Fund may receive securities that are illiquid or difficult to value, and which may cause the Master Fund to incur certain expenses. In such circumstances, the Adviser would determine whether to attempt to liquidate the security, hold it in the Master Fund's portfolio or distribute it to investors in the Master Fund in connection with a repurchase by the Master Fund of all or a portion of its interests held by Members.

DISTRIBUTION POLICY

The Fund presently does not intend to make periodic distributions of its net income or gains, if any, to Members. The amount and times of distributions, if any, will be determined in the sole discretion of the Board. Whether or not distributions are made, Members will be required each year to pay any applicable taxes. See "Taxes."

ALLOCATION OF PROFIT AND LOSS

The net profits or net losses of the Fund (including, without limitation, net realized gains or losses and the net change in unrealized appreciation or depreciation of securities positions) will be reflected in the net asset value per Unit on an ongoing basis. See "Units and Capital Accounts - Allocation of Net Profits and Losses."

PROVISION OF TAX INFORMATION TO MEMBERS

The Fund will furnish to Members, as soon as practicable after the end of each taxable year, such information as is necessary for them to complete federal and state tax returns or information returns along with any tax information required by law. However, the Master Fund may not receive tax information from Portfolio Funds in a timely manner sufficient to enable the Fund and the Members to prepare their respective returns in time without filing an extension with the Internal Revenue Service ("Service") (or state agencies). Accordingly, it is expected that any such Members will be required to obtain extensions of time to file their tax returns. The Fund anticipates sending Members a semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made, or as required by the 1940 Act. See "Fiscal Year" below.

TAXATION

The Fund intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Fund should not be subject to U.S. federal income tax, and each Member will be required to report on its own annual tax return, to the extent required, the Member's distributive share of the Fund's taxable income or loss. If the Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends. See "Taxes."

FISCAL YEAR

The fiscal year of the Fund shall end on March 31, with the taxable year ending on December 31.

RISK FACTORS

The purchase of Units is a speculative investment, entails significant risk and should not be considered a complete investment program. An investment in the Fund provides for only limited liquidity and is suitable only for persons who can afford to lose the entire amount of their investment. There can be no assurance that the investment strategy employed by the Adviser or the managers of the Portfolio Funds will be successful. See "Risk Factors."

SUMMARY OF FEES AND EXPENSES


The following Fee Table and Examples summarize the aggregate expenses of the Fund (and of the Offshore Feeder Fund and Master Fund), and are intended to assist prospective Members in understanding the costs and expenses that they will bear directly or indirectly by investing in the Fund. The expenses associated with investing in a fund of hedge funds, such as the Master Fund, are generally higher than those associated with other types of funds that do not invest primarily in hedge funds. This is because funds of hedge funds also indirectly pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying hedge fund level (i.e., the Portfolio Fund level). However, due to the Fund's structure, Members should not receive UBTI. Fees charged by the underlying Portfolio Funds are not reflected in the following chart or the Examples below. Those fees and expenses are described below in "Risk Factors - Principal Risk Factors Relating to the Fund's Structure
- Layering of Fees."

                                                                        --------
 MEMBER TRANSACTION EXPENSES
    Sales Load (as a percentage of the offering price per Unit)           None
    Early Withdrawal Charge                                              2.00%
    (as a percentage of repurchase proceeds) (1)
 ANNUAL EXPENSES (as a percentage of net assets attributable to Units)
    Management Fees                                                      1.50%
    Other Expenses (2)                                                   0.50%
                                                                        ========
 TOTAL ANNUAL EXPENSES                                                   2.00%
                                                                        ========
 TOTAL ANNUAL EXPENSES(3) (AFTER EXPENSE LIMITATION)                     2.00%
                                                                        ========

(1) Repurchases of Units held less than one year from the date of purchase will be subject to an early withdrawal charge of 2.00% paid to the Fund and calculated as a percentage of repurchase proceeds.

(2) "Other Expenses" are estimated for the Fund based on net assets of the Master Fund of $50 million, and anticipated expenses for the first year of the Fund's operations and the Fund's pro rata share of the Master Fund's anticipated expenses for the first year of the Master Fund's operations, and includes accounting and professional fees and other expenses, including, without limitation, the Administration Fee, that the Fund will bear directly and indirectly through the Master Fund, including custody fees and expenses. See "Management of the Fund, the Offshore Feeder Fund and the Master Fund - Administrative, Accounting, Custody, Transfer Agent and Registrar Services."

(3) The Adviser, the Fund and the Master Fund have entered into an expense limitation and reimbursement agreement (the "Expense Limitation Agreement") under which the Adviser (or an affiliate) has agreed to waive its fees, or to pay or absorb the ordinary operating expenses of the Fund and the Master Fund, to the extent necessary to limit the ordinary operating expenses of the Fund and the Master Fund, in the aggregate, to 2.00% per annum of the Fund's and the Master Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's and the Master Fund's expenses, the Fund and the Master Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser (or its affiliate) in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser (or its affiliate) such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation Agreement will remain in effect until terminated by the Adviser, the Fund or the Master Fund.

For a more complete description of the various fees and expenses of the Fund, see "Fees and Expenses." In addition to the costs and expenses that Members of the Fund will bear directly or indirectly, the Fund will bear costs and expenses, indirectly through its investment in Portfolio Funds. These and any other Portfolio Fund operating expenses or fees are not reflected in the table and will reduce the Fund's investment returns. A Portfolio Fund is generally expected to be subject to management fees that range between 0.50%-2.00% and performance fees or allocations that range between 15%-25% of its net capital appreciation (if any).

EXAMPLES

THE EXAMPLES ASSUME (I) A $1,000 OR $250,000 INVESTMENT IN THE FUND FOR THE TIME PERIODS INDICATED, (II) EACH INVESTMENT ASSUMES A 5% RETURN EACH YEAR AND (III) ASSUMES THE FUND'S OPERATING EXPENSES REMAIN THE SAME.

ALTHOUGH ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, A PROSPECTIVE MEMBER THAT WOULD NOT BE SUBJECT TO A REDEMPTION FEE WOULD PAY THE FOLLOWING EXPENSES IF THE MEMBER SUBSEQUENTLY TENDERED FOR REPURCHASE ITS UNITS IN FULL AT THE END OF THOSE PERIODS:


--------------------------------------------------------------------------------
         Example                    Cumulative Expenses Paid for the Period of:
--------------------------------------------------------------------------------
                                      1 Year    3 Years    5 Years    10 Years
--------------------------------------------------------------------------------
 A prospective Member would pay the    $17       $54        $93        $202
 following expenses on a $1,000
 investment, assuming a 5% annual
 return throughout the periods.....

ALTHOUGH ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, A PROSPECTIVE MEMBER THAT WOULD NOT BE SUBJECT TO A REDEMPTION FEE WOULD PAY THE FOLLOWING EXPENSES IF THE MEMBER DID NOT HAVE ITS UNITS REPURCHASED:


--------------------------------------------------------------------------------
         Example                    Cumulative Expenses Paid for the Period of:
--------------------------------------------------------------------------------
                                      1 Year    3 Years    5 Years    10 Years
--------------------------------------------------------------------------------
 A prospective Member would pay the  $4,356    $13,499    $23,247     $50,536
 following expenses on a $250,000
 investment, assuming a 5% annual
 return throughout the periods.....

The purpose of these Examples is to assist a prospective Member in understanding the various costs and expenses that a Member of the Fund will bear directly or indirectly. The Examples are based on the fees and expenses set forth above, assume that the Expense Limitation Agreement remains in effect, and should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. If the prospective Member repurchases its Units within one year of the date of the purchase of such Units, a redemption fee of 2.00% will be incurred. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Examples. A greater rate of return than that used in the Examples would increase the amount of certain fees and expenses paid by the Fund. The Examples are based on the Fund's total annual expenses. For more complete descriptions of various costs and expenses, see "Fees and Expenses."

THE FUND


The Fund is a newly formed Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company. The Fund is classified as a non-diversified investment company under the 1940 Act. The Fund is a feeder fund that invests substantially all of its assets indirectly in the Master Fund (defined below), which is a fund of hedge funds. The Fund is designed solely for investment by certain tax-exempt or tax-deferred members ("Tax-Exempt Members"). The Fund was organized as a limited liability company under the laws of Delaware on July 21, 2006 and has no operating history. Eligible Investors (as defined herein) who purchase units of limited liability company interests ("Units") of the Fund and other persons who acquire Units and are admitted to the Fund by its Board of Managers (each individually a "Manager" and collectively the "Board"), will become members of the Fund (the "Members").

The Fund acts as a feeder fund. The Fund invests substantially all of its investable assets in Old Field Fund, LDC (the "Offshore Feeder Fund"), which is a Cayman Islands limited duration company with the same investment objective as the Fund. The Offshore Feeder Fund, in turn, invests substantially all of its investable assets in Old Field Master Fund, LLC (the "Master Fund"). The Master Fund is a registered investment company with the same investment objective as the Offshore Feeder Fund and the Fund. The Offshore Feeder Fund serves solely as an intermediate entity through which the Fund invests in the Master Fund. The Offshore Feeder Fund makes no independent investment decisions and has no investment or other discretion over its investable assets. The Offshore Feeder Fund is treated as a corporation under income taxation laws of the United States. The above structure, as discussed in this Memorandum, enables certain Tax-Exempt Members to invest in the Fund without receiving certain income in a form that would otherwise be taxable to such Members regardless of their tax-exempt status. The Master Fund emphasizes allocation of Member capital across one or more hedge fund strategies through a diversified group of investment entities and/or separate accounts ("Portfolio Funds") that are managed by money managers ("Portfolio Fund Managers") that have had and can potentially provide the Fund will superior investment results.

The Fund's, the Offshore Feeder Fund's and the Master Fund's principal offices are located at the offices of the Adviser (as defined below) at 232 Madison Avenue, Suite 906, New York, NY 10016. The Adviser's telephone number is (212) 532-3651. Investment advisory services are provided to the Master Fund by Marwood Alternative Asset Management LLC (the "Adviser"), a Delaware limited liability company, pursuant to an investment advisory agreement dated August 23, 2006 (the "Advisory Agreement"). Responsibility for monitoring and overseeing the Fund's management and operation is vested in the individuals who serve on the Board of the Fund. See "Management of the Fund, the Offshore Feeder Fund and the Master Fund - The Board of Managers." The Master Fund's board of managers (the "Master Fund Board") has responsibility for monitoring and overseeing the Master Fund's investment program. The Master Fund Board has delegated to the Adviser its rights and powers to the extent necessary for the Board to carry out its oversight obligations as may be required by the 1940 Act, state law or other applicable laws or regulations.

The Fund may withdraw all or part of its assets from the Offshore Feeder Fund and thereby the Master Fund if the Board determines that it is in the best interest of the Fund to do so, provided that the Master Fund permits the Fund to tender for repurchase its interest, held by through the Offshore Feeder Fund. In the event that the Fund withdraws, through the Offshore Feeder Fund, all or part of its assets from the Master Fund, the Board would consider what action might be taken, including investing the assets of the Fund, through the Offshore Feeder Fund, in another pooled investment entity or retaining an investment adviser to manage the Fund's assets in accordance with its investment objective. The Fund's investment performance may be affected by a withdrawal of its assets, held through the Offshore Feeder Fund, from the Master Fund (or the withdrawal of assets of another member, if any, in the Master Fund). Contributions of assets may also affect the Fund's investment performance.

THE OFFSHORE FEEDER FUND

The Offshore Feeder Fund is not registered under the 1940 Act. The Offshore Feeder Fund serves as an intermediate entity through which the Fund invests in the Master Fund. The Offshore Feeder Fund makes no independent investment decisions and has no investment or other discretion over its assets.

The Offshore Feeder Fund is treated as a corporation for United States income taxation purposes whereby income that might otherwise constitute unrelated business taxable income ("UBTI") generated by the investment activities of the Master Fund (and Portfolio Funds) is not ultimately passed through to Members. The Offshore Feeder Fund is organized under the laws of the Cayman Islands as a limited duration company ("LDC") and is treated as a corporation for United States income taxation purposes. An LDC organized in the Cayman Islands offers limited liability to its members. Generally, such an entity may only carry on activities in the Cayman Islands in furtherance of its overseas (non-Cayman Islands) activities. The Offshore Feeder Fund has a limited duration of 30 years, as required by Cayman Islands law, and has two members, the Fund, which serves as the managing member, and the Adviser, which holds only a nominal non-voting interest in the Offshore Feeder Fund. The Fund and the Adviser have delegated all day-to-day management and general oversight responsibilities of the Offshore Feeder Fund to the Fund. Therefore, all decisions involving the Offshore Feeder Fund are effectively controlled by the Fund's Board. The Fund has delegated day to day responsibilities (but not oversight) to the Fund's Adviser. The Offshore Feeder Fund does not have any members other than the Fund and the Adviser.

THE MASTER FUND

The Master Fund is a newly formed Delaware limited liability company registered under the 1940 Act, as a closed-end management investment company.

STRUCTURE

The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund," with those of a registered closed-end management investment company. Private investment funds, such as Portfolio Funds, are commingled investment pools that offer their securities privately without registration under the Securities Act of 1933, as amended (the "1933 Act"), in large minimum denominations (often over $1 million) to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as trusts, limited partnerships or limited liability companies, are usually compensated through asset-based fees and performance-based allocations. Registered closed-end management investment companies are typically organized as corporations, business trusts, limited liability companies or limited partnerships. These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors. The investment advisers to registered closed-end management investment companies are typically compensated through asset-based (but not performance-based) fees.

The Fund is similar to a private investment fund in that, through the Fund's investment in the Master Fund, it will be actively managed and Units will be sold to Eligible Investors. In addition, Portfolio Fund Managers will typically be entitled to receive performance-based compensation. Unlike many private investment funds, however, the Fund, as a registered closed-end management investment company, can offer Units without limiting the number of Eligible Investors that can participate in its investment program. Although registered under the 1940 Act, Units will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated. The Master Fund will not register its interests under the 1933 Act, or the securities laws of any state or any other jurisdiction. The structure of the Fund is designed to permit Tax-Exempt Members to participate in an investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of investors and faced by many of those funds. The Fund also provides such Members access to the Master Fund, without incurring UBTI, through use of the interpositioned Offshore Feeder Fund.

INVESTMENT PROGRAM OF THE FUND

The Fund invests substantially all of its investable assets in the Offshore Feeder Fund. The Offshore Feeder Fund, in turn, invests substantially all of its investable assets in the Master Fund. The Master Fund shares the same investment objective as the Fund and maintains broad exposure to Portfolio Funds in its targeted Portfolio Fund strategies.

The investment objective of the Fund, the Offshore Feeder Fund and the Master Fund is non-fundamental and may be changed by the Fund's Board (also acting for the Offshore Feeder Fund). Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund, the Offshore Feeder Fund and the Master Fund are not fundamental and may be changed by the Fund's Board (also acting for the Offshore Feeder Fund). The Fund's, the Offshore Feeder Fund's and the Master Fund's fundamental investment policies are listed below. The Master Fund's principal investment policies and strategies are discussed below.

INVESTMENT OBJECTIVE

The Fund seeks long term capital appreciation while attempting to reduce risk and volatility. The Fund seeks its objective by investing indirectly in the Master Fund, which invests in Portfolio Funds. The Portfolio Funds in which the Master Fund invests are typically limited partnership or limited liability company interests, issued by non-traditional firms or "hedge funds" that engage in a variety of investment strategies.

The Fund intends to pursue an absolute return strategy. As such, the Fund seeks to provide investors with exposure to a mix of hedge fund strategies by investing in Portfolio Funds. At present, there are a number of money managers whose services are not generally available to the investing public. These managers, who generally place stringent restrictions on the number of persons whose money they will manage, employ a wide variety of investment strategies and techniques. By investing all or substantially all of its assets in Portfolio Funds and thus gaining access to this diverse group of money managers, the Fund seeks to provide investors with access to the varied skills and expertise of these managers while at the same time seeking to lessen the risks and volatility associated with investing through any single money manager. An investment in the Fund also enables investors to avoid, to a significant extent, the high minimum investment requirements typically imposed on individual investors by Portfolio Fund Managers.

The Master Fund expects to diversify its holdings among broad categories of investment strategies and techniques. The Adviser will not follow a rigid investment policy that would limit the Master Fund from participating in any single market, strategy or investment. Portfolio Fund Managers are permitted to utilize leverage and invest in long and short positions in equities, options, warrants, fixed income securities, financial and commodity futures, currency forwards, over-the-counter derivative instruments, securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments. When they determine that such an investment policy is warranted, Portfolio Fund Managers may invest, without limitation, in cash and cash equivalents.

Portfolio Fund Managers may invest in a wide range of instruments, including, but not limited to, U.S. and foreign equities and equity-related instruments, currencies, commodities, futures and fixed income and other debt-related instruments, cash and cash equivalents, options and warrants. The Adviser expects that Portfolio Fund Managers will utilize both over-the-counter and exchange traded instruments (including derivative instruments), trade on margin and engage in short sales. In addition, Portfolio Fund Managers are permitted to utilize leverage, with projected cumulative leverage to be at a ratio of approximately 3:1 ($3 borrowed for every $1 of the Master Fund). Neither the Fund nor the Master Fund expect to use leverage themselves as an overall investment technique but the Master Fund may borrow for liquidity purposes.

The Master Fund's multi-asset, multi-manager structure seeks to take advantage of broad market opportunities. The Master Fund will not follow a rigid investment policy that would restrict it from participating in any market, strategy or investment. In fact, subject to certain limitations described herein, the Master Fund's assets may be deployed in whatever markets or strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve long-term capital appreciation. The Adviser seeks to monitor each Portfolio Fund Manager on an ongoing basis. The identity and number of Portfolio Fund Managers is likely to change over time. The Adviser may withdraw from or invest in different Portfolio Funds without prior notice to, or the consent of, the Members.

As noted above, Portfolio Fund Managers generally conduct their investment programs through Portfolio Funds, which may include foreign private investment funds, joint ventures, investment companies and similar investment vehicles. It is expected that Portfolio Funds in which the Master Fund invests will not be registered under the 1940 Act.

PORTFOLIO FUNDS. The Master Fund intends to invest its assets primarily in Portfolio Funds. Although it is not currently anticipated, the Master Fund may in the future retain one or more Portfolio Fund Managers to manage and invest designated portions of the Master Fund's assets. Such Portfolio Fund Manager would be a sub-adviser to the Master Fund, which would necessitate a vote and approval of Members and the Master Fund's members.

PORTFOLIO FUND INVESTMENT PRACTICES. Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) as to the types of securities that may be owned, the types of trading strategies that may be employed, and in some cases, the amount of leverage that may be used. Portfolio Fund Managers may invest and trade in a wide range of securities, financial instruments and markets and may pursue a variety of investment strategies. These investments may include, but are not limited to, U.S. and foreign equity and fixed income securities. The investment programs of Portfolio Fund Managers may also involve the use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other financial instruments, such as swaps, stock options, index options, futures contracts and options on futures. These techniques may, in some cases, be an integral part of a Portfolio Fund Manager's investment program and involve significant risks. Portfolio Fund Managers are generally not limited in the markets (either by location or type, such as large capitalization, small capitalization or foreign markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

TEMPORARY INVESTMENTS. The Master Fund may temporarily invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets as cash. The Master Fund also may invest in money market instruments or shares of money market funds, or hold cash, for liquidity purposes.

USE OF FUTURES AND OPTIONS. The Master Fund may invest in Portfolio Funds that purchase and sell futures contracts and options on futures contracts. The Adviser is exempt from registering as a "commodity trading advisor" with the CFTC under CFTC Rule 4.14(a)(8), and the Fund and Master Fund each are exempt from registering as a "commodity pool operator" pursuant to CFTC Rule 4.5.

THE FUND'S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THE FUND OR ANY PORTFOLIO FUND WILL BE ACHIEVED OR THAT THEIR INVESTMENT PROGRAMS WILL BE
SUCCESSFUL.   IN  PARTICULAR,  USE  OF  LEVERAGE,  SHORT  SALES  AND  DERIVATIVE
TRANSACTIONS BY PORTFOLIO FUND MANAGERS, AND LIMITED DIVERSIFICATION CAN, IN CERTAIN CIRCUMSTANCES, RESULT IN SIGNIFICANT LOSSES TO THE FUND. INVESTORS SHOULD CONSIDER THE FUND AS A SUPPLEMENT TO AN OVERALL INVESTMENT PROGRAM AND SHOULD INVEST ONLY IF THEY ARE WILLING TO UNDERTAKE THE RISKS INVOLVED. INVESTORS IN THE FUND COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

INVESTMENT STRATEGIES

The Fund intends to pursue an absolute return strategy. As such, the Fund seeks to provide investors with exposure to a mix of hedge fund strategies by investing directly or indirectly in Portfolio Funds. The Portfolio Fund Managers with whom the Fund will invest may employ one or more of the investment strategies discussed below, among others. However, under normal circumstances, the Fund intends to invest more of its assets in Controlled Risk/Relative Value and Macro strategies and less in Event Driven and Equity strategies. When the Fund invests in Portfolio Funds that employ Equity-related strategies, the Fund will invest more of its assets in Portfolio Funds that employ Hedged-Equity strategies, and less in Portfolio Funds that employ Long-Biased Equity strategies. The discussion of particular strategies below is not, in any way, intended to predict the mix of strategies that will be represented in the Fund's portfolio at any one time. In fact, it is possible that only a limited selection of the depicted strategies could be represented in the portfolio at any one time.

CONTROLLED RISK/RELATIVE VALUE. Controlled risk/relative value investing involves taking simultaneous long and short positions in closely-related markets. This strategy relies on the exploitation of market inefficiencies, without speculating on the direction of interest rates, currency exchange rates or equity prices, and without assuming an unhedged exposure to any particular market.

     o CONVERTIBLE ARBITRAGE. Convertible arbitrage involves the purchase of an undervalued convertible bond or preferred stock, while hedging with a short position in the underlying equity. The future relationship of the prices of the two securities can be reasonably predicted, and profits are made as the price of the convertible bond converges to its fair value.

     o MORTGAGE-BACKED SECURITIES ARBITRAGE. This investment technique exploits relative-value inefficiencies in the mortgage-backed securities market. Undervalued assets are purchased and hedged, and overvalued assets are sold short, resulting in a positive return to the investor regardless of movements in interest rates or the incidence of mortgage prepayments.

     o CLOSED-END FUND ARBITRAGE. This strategy involves the purchase of closed-end funds trading at significant discounts to their portfolio values. The Portfolio Fund Manager hopes to profit from the mispricing of the closed-end fund's net asset value and the value of the fund's underlying financial instruments, but Portfolio Fund Managers typically hedge these positions through index options or futures that closely represent the make-up of the specific closed-end fund or the market in general.

     o MULTISTRATEGY ARBITRAGE. Multistrategy arbitrage funds utilize a combination of arbitrage techniques to achieve their performance objective. The most common arbitrage strategies used include merger arbitrage, convertible arbitrage, equity and statistical arbitrage, and fixed-income arbitrage. These Portfolio Fund Managers have the unique ability to shift capital across strategies based on the market environment and the opportunities available in the financial markets.

MACRO. Macro strategies involve taking long and short positions in financial instruments based on a top-down view of economic and capital market conditions. Portfolio Fund Managers begin evaluating opportunities based on economic factors, working their way down to industry, sector, and company specific fundamentals. Investments are usually made in a wide variety of instruments including stocks, bonds, currencies, derivatives, and commodities. Portfolio Fund Managers pursuing macro strategies make judgments about the expected future price direction of these instruments and express that opinion by taking long or short positions in these instruments.

     o FUNDAMENTAL/OPPORTUNISTIC. Macro opportunistic Portfolio Fund Managers use the top-down approach to identify long and short investment opportunities, and rely on a wide range of tools to assist in making these judgments, including, but not limited, to relying on instinct and human judgment. Interest rates along with other economic indicators are the main tools used in the research and security selection process.

     o SYSTEMATIC/SHORT-TERM TRADING. Systematic/short-term trading Portfolio Fund Managers utilize proprietary computer-based models and trading strategies in seeking to profit from long and short investment opportunities. These Portfolio Fund Managers usually employ very active, high portfolio turnover trading strategies in order to capture profits from shorter-term trading patterns and trends that emerge from macro-related factors.

     o COMMODITIES. Portfolio Fund Managers in this area purchase and sell commodity futures and related options contracts based on supply and demand factors affecting pricing within each market. The commodity futures contracts traded may include agricultural commodities (such as corn, oats, wheat and oils), metals (such as gold, silver, copper, platinum and palladium), energy products (such as crude oil, gasoline, heating oil, natural gas, coal and propane), along with equity/bond index and currency futures. Certain Portfolio Fund Managers also use commodity-related equities to implement their strategies.

EVENT  DRIVEN.   Event-driven  investing  is  a  strategy  that  focuses on  the
securities  of  companies  undergoing  some material structural changes.   These
changes can come in the form of mergers, acquisitions, and other transactions.

     o DISTRESSED/HIGH-YIELD. The distressed or high-yield strategy involves investing in the securities of companies experiencing financial or operational difficulties. These securities generally are of below investment-grade quality and trade at substantial discounts to par value and, in part, this strategy is premised on the need for certain classes of investors to sell low-credit instruments. Profits are made based on two kinds of mispricings: (1) fundamental or intrinsic value, and (2) relative value between comparable securities.

     o MERGER ARBITRAGE. Merger arbitrage entails investing in the securities of companies involved in mergers or acquisitions. In a typical stock acquisition transaction, merger arbitrageurs will go long the stock of the target company and short the stock of the acquirer with the objective of realizing profits as the spread between the stock price of the target company converges with the stock price offered by the acquiring company. In a typical cash tender offer, this strategy may involve the purchase of the stock of the target company with the objective of profiting from the difference between the stock's current market price and the announced offer price. In both examples, the realization of profit depends on the consummation of the merger or acquisition. Other sources of income for this strategy include dividend payments and rebates net of expenses.

     o SPECIAL SITUATIONS. Special situation investing involves the purchase and sale of stocks of companies involved in spin-offs, capital structure reorganizations, liquidations, and other similar corporate restructuring events. This strategy involves seeking profits by taking positions in financial instruments that become mispriced due to these special situations.

EQUITY. Equity investing involves the purchase and sale of listed equity and equity-related financial instruments usually based on fundamental research and analysis. Portfolio Fund Managers may invest opportunistically in several sectors or they may be sector specialists.

     o HEDGED EQUITY. Hedged-equity investing involves the purchase of financial instruments that a Portfolio Fund Manager believes are undervalued and the short sale of financial instruments the Portfolio Fund Manager determines to be overvalued. Hedged-equity Portfolio Fund Managers seek to manage market risk by varying their levels of long and short exposure.

     o SHORT-BIASED EQUITY. Short-biased equity investing involves the purchase and short sale of equity and equity-related financial instruments. A short sale involves selling the securities of issuers that the Portfolio Fund Manager believes are overvalued based upon an assessment of the prospects of those issuers. Portfolio Fund Managers using this strategy consider a wide range of factors in determining whether a security is overvalued, and may sell a security short because an issuer has negative cash flows, the security has an exceedingly high market value relative to the value of the assets or the earnings or expected earnings of the issuer or the issuer is operating at a deficit. Short-biased Portfolio Fund Managers will generally be net short and maintain higher exposures on the short side relative to the long side.

     o LONG-BIASED EQUITY. Long-biased equity investing generally involves the purchase of financial instruments a Portfolio Fund Manager believes are undervalued. Long-biased Portfolio Fund Managers generally have low short exposure and maintain a net exposure usually in excess of 60% net long.

INVESTMENT POLICIES

SELECTION AND MONITORING OF PORTFOLIO FUND MANAGERS AND ALLOCATION OF INVESTMENT IN PORTFOLIO FUNDS. It is the responsibility of the Adviser to research and determine the identity of the Portfolio Fund Managers, to satisfy itself as to the suitability of the terms and conditions of the Portfolio Funds they manage (or, where relevant, negotiate an investment advisory agreement, in which case such Portfolio Fund Manager would become a sub-adviser to the Master Fund, which would necessitate a vote and approval of Members and the Master Fund's members) and to allocate and reallocate the Master Fund's assets among Portfolio Fund Managers. The Adviser will allocate the Master Fund's assets among Portfolio Fund Managers using its proprietary knowledge and experience to seek the optimal mix of investment sectors and styles given its outlook for the economic and investment environment. The Master Fund will not invest more than 20% of its net asset value (measured at the time an investment is made) in the investment program of any single Portfolio Fund Manager.

Portfolio  Fund  Managers  are  chosen  on  the  basis  of  selection   criteria
established  by  the  Adviser,  including  an  analysis  of  the  Portfolio Fund
Manager's  performance  during  various  time  periods  and  market cycles,  the
Portfolio Fund Manager's reputation, experience, training and investment philosophy and policies, whether the Portfolio Fund Manager has an identifiable track record and/or the degree to which the Portfolio Fund Manager has a personal investment in the investment program. In addition, the Portfolio Fund Manager's ability to provide timely and accurate reporting and its internal controls are considered. Prior to investing with a Portfolio Fund Manager, the Adviser will meet with the Portfolio Fund Manager to discuss the Portfolio Fund Manager's investment program and organization.

The Adviser will monitor each Portfolio Fund Manager on an ongoing basis. The identity and number of Portfolio Fund Managers is likely to change over time. The Adviser may withdraw from or invest in different Portfolio Funds without prior notice to or the consent of Members.

The Adviser has developed a disciplined and detailed program for identifying, evaluating and monitoring Portfolio Fund Managers. After allocating assets to a Portfolio Fund Manager, the Adviser reviews the Portfolio Fund Manager's investment performance and other factors in determining whether allocation of the Master Fund's assets to the Portfolio Fund Manager continues to be appropriate.

In some cases, the Adviser actively negotiates the terms of an investment with a Portfolio Fund Manager. The primary items that may be negotiated are management and performance fees, liquidity and reporting transparency. These revised terms are typically reflected in a "side letter" that modifies the generic offering terms.

The Master Fund ordinarily will limit its investment position in any one Portfolio Fund to less than 5% of the Portfolio Fund's outstanding voting securities. However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Adviser, the Master Fund, as authorized by the Board, may purchase non-voting securities of, or waive its right to vote its interests in, Portfolio Funds. Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Portfolio Fund, if investments in a Portfolio Fund by the Master Fund (and certain affiliates) will equal or exceed 25% of the Portfolio Fund's assets, or such lower percentage limit as may be determined by the Master Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified. The Adviser and its affiliates each will limit its investment position according to the guidelines above.

To the extent the Master Fund purchases non-voting securities of a Portfolio Fund or waives its right to vote its securities with respect to the Master Fund, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Master Fund's investment in the Portfolio Fund.

The Master Fund may invest in Portfolio Funds that employ a wide range of investment techniques, including the purchase and short sale of securities and futures, commodity and options trading. The general descriptions herein summarize certain investment strategies that may be pursued by Portfolio Funds selected by the Adviser for the Master Fund. They are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Portfolio Fund Managers.

The Master Fund expects that the Portfolio Funds in which it invests may engage extensively in speculative investment practices, such as using leverage without limitation, short selling and trading regulated or unregulated physical commodities contracts, currency speculation, trading listed and over-the-counter options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid securities, obtaining control positions, trading foreign securities and taking concentrated positions.

Fundamental Policies. The Fund and Master Fund have adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund's outstanding voting securities (as defined by the 1940 Act). In applying these restrictions, the Fund will aggregate its investments and transactions with those of each separate account or investment vehicle established by the Fund ("Portfolio Account"). The Fund may not:

     o Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

     o Borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

     o Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act, in connection with the disposition of its portfolio securities.

     o Make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

     o Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or that are issued by companies that invest or deal in real estate or real estate investment trusts.

     o Invest directly in commodities or commodity contracts. This does not prevent the Fund from purchasing and selling foreign currency, options, futures and forward contracts, including those related to indexes, and options on indices, and the Fund may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

     o Invest 25% or more of the value of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry or group of related industries, except that the Company may invest 25% or more of the value of its total assets in Portfolio Funds, but will not invest 25% or more of the value of its total assets in Portfolio Funds that focus on investing in any single industry or group of related industries.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at an annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

The investment restrictions and other policies described in this Memorandum do not apply to Portfolio Funds; however, such investment restrictions will apply to Portfolio Accounts. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the value of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Adviser will not cause the Fund to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Fund and Portfolio Funds may effect brokerage transactions through affiliates of the Adviser, subject to compliance with the 1940 Act.

LEVERAGE

None of the Fund, the Offshore Feeder Fund or the Master Fund intends to borrow money for investment purposes. The Master Fund is authorized to borrow money on a temporary basis (e.g., to meet repurchase requests or to facilitate reallocation of assets with different Portfolio Funds). Any borrowings by the Master Fund, including borrowings by the Master Fund on behalf of Portfolio Accounts, are subject to a 300% asset coverage requirement under the 1940 Act. Portfolio Funds are not subject to this requirement (except for any Portfolio Funds that are registered under the 1940 Act). Because the Master Fund intends to limit its use of leverage to borrowing money on a temporary basis, it anticipates that investors that are exempt from Federal income tax will not incur "unrelated business taxable income" with respect to their investment in the Master Fund. However, there can be no assurance that any such borrowing will not be treated as giving rise to "unrelated business taxable income." Additionally, borrowing by a Portfolio Fund that is treated as a pass through entity for U.S. tax purposes, may also generate "unrelated business taxable income."

RISK FACTORS

PRINCIPAL RISK FACTORS RELATING TO THE FUND'S STRUCTURE

POTENTIAL LOSS OF INVESTMENT. No guarantee or representation is made that the Fund's or the Master Fund's investment programs will be successful. Members may lose all or a part of their investment. Past performance is not indicative of future results.

LIMITED LIQUIDITY. The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle. The Fund will not list Units for trading on any national securities exchange. There is no secondary trading market for Units and it is not expected that a secondary market will develop. Units therefore are not readily marketable and Members must be prepared to hold Units for an indefinite period of time. Because the Fund is a closed-end management investment company, Units in the Fund may not be redeemed.

The Master Fund will typically only be able to redeem its investments in Portfolio Funds on a periodic basis, such as monthly, quarterly, semi-annually or over longer periods with specified advance notice requirements. Some Portfolio Fund Managers impose a lock-up on their investors precluding them from redeeming their investments for a period of time. Portfolio Funds with lock-ups may, in some cases, allow investors to redeem their investments during the lock-up period subject to a penalty. Additionally, Portfolio Funds typically hold back some percentage of full redemptions until they complete their annual audits. Portfolio Fund Managers generally have the right to suspend Portfolio Fund investor redemptions at their discretion. Consequently, the Master Fund may be highly illiquid. There may be times when the Adviser intends to redeem the Master Fund's investment with a Portfolio Fund Manager, but cannot immediately do so even when other investors in the Portfolio Fund are able to redeem. This could negatively impact the Fund and the Fund's ability to conduct a repurchase offer.

Although the Fund, at the discretion of the Fund's Board, will consider whether to make quarterly tender offers for its outstanding Units at net asset value, the Units are significantly less liquid than shares of funds that trade on a stock exchange. Even if the Board determines to make a tender offer, there is no guarantee that Members will be able to sell all of the Units that they desire to sell in any particular tender offer. If a tender offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member. A large investor in the Fund seeking repurchase may cause a greater likelihood of all Members seeking repurchase having their requests reduced to pro rata. The potential for pro-ration may cause some Members to tender more Units for repurchase than they otherwise would wish to have repurchased which may adversely affect others wishing to participate in the tender. In addition, in extreme cases, the Fund may not be able to complete repurchases if the Master Fund is unable to repurchase a portion of the Fund's interest in the Master Fund, held through the Offshore Feeder Fund, due to the Master Fund's inability to liquidate a portion of its Portfolio Fund investments. In that event, Members may be able to sell their Units only if they are able to find an Eligible Investor willing to purchase their Units. Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and be approved by the Fund's Board.

The Fund's tender offer policy may have the effect of decreasing the Fund size and thus the size of the Master Fund over time. Tender offers may, therefore, force the Master Fund to sell assets they would not otherwise sell. They may also reduce the investment opportunities available to the Master Fund and cause their expense ratios to increase. In addition, the Master Fund may be forced to sell its most liquid investments, if any, in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Master

Fund's ratio of illiquid to liquid investments for the remaining Members and negatively impact performance. It is not the intention of the Fund to do this; however, it may occur.

The Adviser currently expects that it will recommend to the Board that the Fund make its initial offer to repurchase Units from Members on April 1, 2008.

LIMITED OPERATING HISTORY. The Fund is a closed-end management investment company with no history of operations and is designed for long-term investors, not as a trading vehicle. Although the Adviser has not previously managed an SEC registered fund, its investment personnel has experience managing funds of hedge funds. The Adviser's investment personnel includes the MAAM Investment Team (defined under "The Adviser"), a group of skilled and experienced professionals who have been advising a family of fund of hedge funds since January 1994 and have $1.2 billion total assets under management as of June 1, 2006.

REGULATORY CHANGE. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds, such as the Fund and the Master Fund has undergone substantial change in recent years and such change is expected to continue for the foreseeable future. The effect of regulatory change on the Fund and the Master Fund, while impossible to predict, could be substantial and adverse. In addition, the Fund relies on a position taken by the staff of the SEC allowing the structure whereby the Fund invests in the Master Fund through the Offshore Feeder Fund. To the extent that the views of the SEC staff, which do not necessarily represent the views of the SEC itself, were to change, the structure of the Fund's investment in the Master Fund could be adversely impacted, possibly affecting the treatment of UBTI.

INVESTMENTS IN OTHER FUNDS. The Master Fund invests in Portfolio Funds and the Adviser has no control of, and exercises no influence over, the trading policies or strategies of Portfolio Funds. The Adviser does not have the same ability as with separate accounts to react quickly to changing investment circumstances due to the limited liquidity of investments in Portfolio Funds.

LAYERING OF FEES. The Fund and Master Fund's fees and expenses, including the management fees payable to the Adviser, and the compensation paid to Portfolio Fund Managers, may result in greater expense than would be associated with direct investments in Portfolio Funds. The Fund and Master Fund indirectly will pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying Portfolio Fund level. The Fund's expenses thus may constitute a higher percentage of net assets than expenses associated with similar types of investment entities. However, due to the Fund's structure, Members should not receive UBTI.

ALLOCATION AMONG PORTFOLIO FUND MANAGERS. The Adviser may, from time to time, change the percentage of the Master Fund's assets allocated to each of its Portfolio Fund investments. Allocation changes may occur for a number of reasons including as a result of the Fund and, in turn, the Master Fund receiving additional capital contributions during periods when certain Portfolio Fund Managers may no longer be accepting additional funds (for example, because of capacity restrictions), or as a result of investment restrictions imposed by the 1940 Act. At times, the Master Fund might have to place some or all of any additional capital with other Portfolio Funds. The Fund's success may depend, therefore, not only on the Portfolio Fund Managers the Adviser has selected for the Master Fund and the Adviser's ability to allocate the assets of the Master Fund successfully among those Portfolio Fund Managers, but also on the Adviser's ability to identify new Portfolio Fund Managers.

In addition, to the extent that the Adviser allocates a high percentage of the Master Fund's assets to Portfolio Funds following certain strategies, the Fund could be adversely impacted by a general failure of a certain strategy to a greater degree than if the Adviser had allocated assets to a different mix of Portfolio Fund strategies.

TAX RISKS. Special tax risks are associated with an investment in the Fund. There can be no assurance that the position of the Fund relating to the consequences of its investment transactions will be accepted by the tax authorities. See "Taxes."

CHANGES IN UNITED STATES AND/OR CAYMAN ISLANDS LAW. If there are changes in the laws of the United States and/or the Cayman Islands, under which the Fund and the Offshore Feeder Fund, respectively, are organized, so as to result in the inability of the Fund and/or the Offshore Feeder Fund to operate as set forth in this Memorandum, there may be a substantial effect on Members. For example, if Cayman Islands law changes such that the Offshore Feeder Fund must conduct business operations within the Cayman Islands, or pay taxes, Members of the Fund would likely suffer decreased investment returns. If Cayman Islands law, which requires a limit for an LDC's existence of 30 years, were to change such that, at the end of 30 years, the Fund could not replace the Offshore Feeder Fund with another identical LDC, the structure of the Fund would be impacted, potentially in an adverse manner. Such changes could also result in the inability of the Fund to operate on a going forward basis, resulting in the Fund being liquidated.

BORROWING AND USE OF LEVERAGE. None of the Fund, the Offshore Feeder Fund or the Master Fund intends to borrow money for investment purposes. Subject to the limitations imposed by the 1940 Act, the Master Fund may employ borrowing to facilitate repurchases of Units or for various cash management purposes. Any such borrowing in excess of short-term borrowings would implicitly leverage the Master Fund's investments, which may increase any loss incurred. Portfolio Fund Managers may use significant leverage by purchasing instruments with the use of borrowed funds, selling securities short, trading options or futures contracts, using total return swaps or repurchase agreements and/or other means, which would increase any losses incurred. The more leverage that is employed, the more likely a substantial change will occur, either up or down, in the value of the Portfolio Fund or the Master Fund. Because of the small profit potential of certain trading strategies, some Portfolio Fund Managers, on behalf of the Portfolio Funds, may use leverage to acquire large positions in an effort to meet their objectives. Consequently, they will be subject to major losses in the event that market disruptions destroy the hedged nature of such positions. These losses would impact the value of the Master Fund holding such Portfolio Funds, and, in turn, the Fund through the Offshore Feeder Fund.

The 1940 Act requires an investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This means that the value of an investment company's total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits do not apply to Portfolio Funds and, therefore, the Master Fund's portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Funds and the volatility of the value of an investment in the Master Fund may be great. See "Risk Factors - Principal Risk Factors Relating to the Portfolio Funds."

TEMPORARY DEFENSIVE POSITIONS. Each of the Fund and the Master Fund may temporarily invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets as cash. Each of the Fund and the Master Fund also may invest in money market instruments or shares of money market funds, or hold cash, for liquidity purposes. In anticipation of, or in response to, adverse market or other conditions, or atypical circumstances, such as unusually large cash inflows, the Fund or the Master Fund (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments as described above. As a result, the Fund may not achieve its investment objective.

DELAY IN USE OF PROCEEDS. Although the Fund and the Master Fund currently intend to invest the proceeds of any sales of Units as soon as practicable after the receipt of such proceeds, such investment of proceeds may be delayed if suitable investments are unavailable at the time or for other reasons. As a result, the proceeds may be invested in cash, cash equivalents, high-quality debt instruments or other securities pending their investment in Portfolio Funds. Such other investments may be less advantageous and, as a result, the Fund may not achieve its investment objective.

OTHER INVESTORS IN THE MASTER FUND. In the future, it is possible that other investors in the Master Fund potentially may alone or collectively own or acquire sufficient voting interests in the Master Fund to control matters relating to the operation of the Master Fund, which may require the Fund, through the Offshore Feeder Fund, to withdraw its investment in the Master Fund or take other appropriate action. Any such withdrawal could result in a distribution "in-kind" of portfolio securities (as opposed to a cash distribution from the Master Fund) which would require a pro rata division of Portfolio Fund investments, dependent upon consent for transfer being provided by such Portfolio Funds' Portfolio Fund Managers. There is no certainty that a distribution in-kind could occur. If securities and other non-cash assets are distributed, the Fund could incur brokerage, tax or other charges in converting those assets to cash. In addition, the in-kind distribution may adversely affect the liquidity of the Fund. Notwithstanding the above, there may be other means for meeting repurchase requests, such as borrowing.

POTENTIAL CONFLICTS OF INTEREST. The investment activities of the Adviser, the Portfolio Fund Managers and their affiliates for their own accounts and other accounts they manage, if any, may give rise to conflicts of interest that may disadvantage the Fund and the Master Fund. See "Risk Factors - Potential Conflicts of Interest."

NO PARTICIPATION IN MANAGEMENT. A Member is not entitled to participate in the management of the Fund or the Master Fund, or in the conduct of their business, apart from the capacity to vote on certain matters (including the election of the Board of Managers). In addition, to the extent the Master Fund purchases non-voting securities of a Portfolio Fund or waives the Master Fund's right to vote the Portfolio Fund's securities with respect to the Master Fund, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Master Fund's investment in the Portfolio Fund.

SUBSTANTIAL REPURCHASES. Substantial repurchases of Units within a limited period of time could require the Master Fund to liquidate positions more rapidly than would otherwise be desirable. The Board, however, will assess such factors when determining whether to conduct a repurchase.

MANDATORY REPURCHASE. The Fund has the right to require the repurchase of a Member's Units and thus the withdrawal of a Member subject to the limitations of the 1940 Act. See "Repurchase and Transfer of Units - Mandatory Repurchase by the Fund."

INCREASE IN ASSETS UNDER MANAGEMENT. As the Master Fund's assets increase, more capital may be allocated to the Portfolio Fund Managers in which it invests. It is not known what effect, if any, this will have on the trading strategies utilized by the Portfolio Fund Managers or their investment results. No assurance can be given that their strategies will continue to be successful or that the return on the Master Fund's investments will be similar to those achieved in the past.

STRUCTURED INVESTMENTS. The Master Fund may purchase or enter into structured investments, including structured notes linked to Portfolio Fund performance and swaps or other contracts paying a return equal to the total return achieved by a Portfolio Fund. Such investments may have the effect of magnifying the Master Fund's investment in and risk exposure to a particular Portfolio Fund. The values of structured investments depend largely upon price movements in the underlying investment vehicles to which such structured investments are linked. Therefore, many of the risks applicable to investing directly with Portfolio Funds are also applicable to the structured investments. However, structured investments also expose the Master Fund to the credit risk of the parties with which it deals. Non-performance by counterparties of the obligations or contracts underlying the structured investments could expose the Master Fund to losses, whether or not the transaction itself was profitable. Structured investments may expose the Master Fund to additional liquidity risks as there may not be a liquid market within which to close or dispose of outstanding obligations or contracts.

ERISA MATTERS. Most pension and profit sharing plans are subject to provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or both, which may be relevant to a decision as to whether such a prospective Member should invest in the Fund. There may, for example, be issues as to whether such an investment is "prudent" or whether it results in "prohibited transactions." Legal counsel should be consulted by such a prospective Member before investing in the Fund. See "Taxes" and "ERISA Considerations."

PROVISION OF TAX INFORMATION TO MEMBERS. The Fund will furnish to its Members, as soon as practicable, after the end of each taxable year such information as is necessary for them to complete federal and state tax or information returns along with any tax information required by law. However, it is not likely that the Master Fund will receive tax information from Portfolio Funds in a sufficiently timely manner to enable the Fund and the Members to prepare their respective returns. Accordingly it is expected that Members will be required to obtain extensions of time to file tax returns from the Internal Revenue Service (the "Service") or state taxing agencies. The Fund anticipates sending its Members unaudited semi-annual and audited annual reports within 60 days after the close of the period for which the report is being made, or as required by the 1940 Act.

CUSTODY RISK. Custody of the Master Fund's assets will be held in accordance with the requirements of the 1940 Act and the rules thereunder. However, the Portfolio Funds are not required to, and may not, hold custody of their assets in accordance with those requirements. As a result, bankruptcy or fraud at institutions, such as brokerage firms or banks, or administrators, into whose custody those Portfolio Funds have placed their assets could impair the operational capabilities or the capital position of the Portfolio Funds and may, in turn, have an adverse impact on the Fund, the Offshore Feeder Fund and the Master Fund.

VALUATION AND ESTIMATES. The Master Fund has limited ability to assess the accuracy of the valuations received from the Portfolio Fund Managers with which the Master Fund invests. Furthermore, the net asset values received by the Master Fund from such Portfolio Fund Managers are typically estimates only and, unless materially different from actual values, are generally not subject to revision. Revisions in financial statements provided by Portfolio Fund Managers may require the Master Fund's and Fund's financial statements to be revised. See "Calculation of Net Asset Value."

In addition, certain Portfolio Funds may use "side pockets" in which certain illiquid investments are placed. Such side pockets may be difficult to fair value and may increase risks relating to illiquidity of the Portfolio Fund and inaccuracy in the Portfolio Fund's reported valuation. See "Calculation of Net Asset Value."

NON-DIVERSIFIED STATUS. The Fund is a "non-diversified" investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. Also, there generally are no requirements that the investments of Portfolio Funds be diversified. The portfolio of the Fund may, therefore, be subject to greater risk than the portfolio of a similar fund that diversifies its investments. To address this risk, the Fund will not invest more than 20% of its net asset value (measured at the time an investment is made) in the investment program of any single Portfolio Fund Manager. The Adviser believes that this approach can help to reduce overall investment risk.

POTENTIAL CONFLICTS OF INTEREST

From time to time various potential and actual conflicts of interest may arise from the overall advisory, investment and other activities of the Adviser, its affiliates, its employees and clients (each an "Adviser Affiliate" and collectively the "Adviser Affiliates"). The following briefly summarizes some of these conflicts but is not intended to be an exhaustive list of such conflicts. Like most investment managers, the Adviser Affiliates may manage multiple accounts with the same or similar investment objectives and may have financial incentives to favor certain accounts over others. The Adviser Affiliates owe a fiduciary duty to each client not to unfairly discriminate between clients. The Adviser Affiliates may, if eligible, invest in domestic or foreign pooled investment vehicles ("Investment Vehicles") managed by the Adviser and its affiliates. The Adviser Affiliates may invest on behalf of themselves and clients in securities that would be appropriate for or held by or considered for investment for the Adviser's clients, including the Master Fund.

The Adviser Affiliates may have ongoing relationships with companies including Portfolio Funds whose securities are in or are being considered for the portfolios of the Adviser's clients. In addition, the Adviser Affiliates may invest and may have already invested in Portfolio Funds owned by the portfolios of Investment Vehicles or advisory clients (including the Master Fund). The making of such investments is based on independent considerations for each Investment Vehicle or advisory client (including the Master Fund). It is possible that one Investment Vehicle or advisory client (including the Master
Fund) may seek to redeem an interest in a particular Portfolio Fund when another Investment Vehicle or advisory client (including the Master Fund) is purchasing an interest in such Portfolio Fund.

The Adviser, consistent with its fiduciary duty to each client, will endeavor to resolve conflicts in a manner which it deems equitable to the extent possible under the prevailing facts and circumstances as well as over time. The Adviser currently manages multiple portfolios and it will devote as much time to each client as it deems appropriate to perform its duties. The personnel of the Adviser may have conflicts with similar strategies or investment objectives and may hold the same investments across client accounts or hold the same positions held by the Master Fund. Investment opportunities are allocated in a manner which the Adviser deems fair and equitable over time, generally considering a number of factors, primarily, client guidelines, legal and tax concerns and the Adviser's investment outlook. The Adviser's outlook is based in general on its overall view of market conditions relative to the Master Fund as well as the nature and size of existing positions and cash inflows and redemptions. There is no assurance that all portfolios under the management of the Adviser will hold the same Portfolio Funds or will experience similar performance.

The Adviser has adopted policies and procedures designed to address the proper handling of material non-public information ("Information") while in possession of such Information. Generally, the Adviser and its employees may not trade for clients or themselves or recommend trading in securities of a company while in possession of Information or disclose such Information to any person not entitled to receive it. By reason of the various activities of the Adviser and its affiliates, the Adviser may be restricted from effecting transactions in certain investments that might otherwise have been initiated or may not access Information that other market participants or counterparties have received.

Portfolio Fund Managers are unaffiliated with the Adviser and the Adviser will have no control over Portfolio Fund Managers and no ability to detect, prevent or protect the Fund or the Master Fund from their misconduct or bad judgment. Portfolio Fund Managers may be subject to conflicts of interest due to Portfolio Fund performance-based fees, which may cause a Portfolio Fund Manager to favor Portfolio Fund clients having the highest fees over other clients. In addition, Portfolio Fund Managers may use conflicting buying and selling strategies for different accounts under management. Lack of disclosure relating to the payment of fees and provision of services by prime brokers to Portfolio Funds also may mask conflicts on the part of Portfolio Fund Managers.

The general partners, investment managers, and other affiliates of any of the Portfolio Funds may have conflicts of interest. For example, such persons may be affiliated or have a relationship with a broker-dealer firm through which a portion of the Portfolio Fund's transactions are conducted and such person may receive a portion of the brokerage commissions resulting from such transactions. In addition, such Portfolio Funds may engage in other transactions (although generally not lending transactions) with affiliated parties on terms and conditions not determined through arm's length negotiations.

PRINCIPAL RISK FACTORS RELATING TO THE PORTFOLIO FUNDS

INVESTMENT RISKS IN GENERAL. All investments made by the Fund risk the loss of capital. The Fund expects to invest all or substantially all of its assets in the Master Fund, which in turn expects to invest with a variety of Portfolio Fund Managers. The Portfolio Fund Managers may utilize such investment techniques as margin transactions, short sales, option transactions and forward and futures contracts, which practices can, in certain circumstances, maximize the adverse impact to which the Master Fund and, correspondingly, the Fund may be subject. No guarantee or representation is made that the Fund's program will be successful, and investment results may vary substantially over time.

This section includes a discussion of the types of financial instruments that are expected to be used by Portfolio Fund Managers, the types of investment practices that may be used and the risk factors associated with these instruments and practices. The impact of a particular risk on a Portfolio Fund will, in turn, have a corresponding impact on the Fund.

PAST RESULTS OF THE PORTFOLIO FUND MANAGERS SELECTED BY THE ADVISER ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. NO ASSURANCE CAN BE MADE THAT PROFITS WILL BE ACHIEVED OR THAT SUBSTANTIAL LOSSES WILL NOT BE INCURRED.

SPECULATIVE TRADING STRATEGIES. Some Portfolio Fund Managers use speculative strategies, such as selling securities short and futures trading. Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise. Commodity futures prices can be highly volatile. Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is a typical feature of futures trading. This may have the effect of magnifying trading losses a Portfolio Fund experiences. No guarantee or representation is made that any Portfolio Fund Manager will be successful.

EQUITY SECURITIES. Portfolio Funds' investments may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. Portfolio Funds also may invest in depository receipts relating to foreign securities. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Portfolio Fund Managers may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies because these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. Portfolio Fund Managers may purchase securities in all available securities trading markets.

COMMON STOCK. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity's preferred stock and other senior securities. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

PREFERRED STOCK. Preferred stock generally has a preference as to dividends, and upon the event of liquidation, a preference over an issuer's common stock, but ranks junior to debt securities in an issuer's capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer's common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

CONVERTIBLE SECURITIES. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged.
Convertible securities have unique investment characteristics, in that they generally have higher yields than common stocks, but lower yields than comparable non-convertible securities, are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by a Portfolio Fund is called for redemption, a Portfolio Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on a Portfolio Fund's ability to achieve its investment objective, which, in turn, could result in losses to the Fund.

BONDS AND OTHER FIXED-INCOME SECURITIES. Portfolio Funds may invest in bonds and other fixed-income securities. Portfolio Fund Managers will invest in these securities when they offer opportunities for capital appreciation and may also invest in these securities for temporary defensive purposes and to maintain liquidity.

Fixed-income securities include, among other securities: bonds, notes and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government Securities") or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Portfolio Fund Managers may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization ("NRSRO") in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by a Portfolio Fund Manager to be of comparable quality. Non-investment grade debt securities (typically called "junk bonds") are securities that have received a rating from a NRSRO of below investment grade or have been given no rating, and are considered by the NRSRO to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher-grade debt securities.

FOREIGN SECURITIES. Portfolio Fund Managers may invest in securities of foreign issuers and in depository receipts, such as American Depositary Receipts ("ADRs"), that represent indirect interests in securities of foreign issuers. Foreign securities in which Portfolio Fund Managers may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Investments in foreign securities are affected by risk factors generally not thought to be present in the United States. These factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in pricing; less public information about issuers of foreign securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the unavailability of financial information regarding the foreign issuer or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets of a Portfolio Fund between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries. Moreover, governmental issuers of foreign securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in foreign countries also involves higher brokerage and custodian expenses than does investment in domestic securities.

Other risks of investing in foreign securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other foreign or U.S. laws or restrictions, or devaluations of foreign currencies. A decline in the exchange rate would reduce the value of certain of a Portfolio Fund's foreign currency denominated portfolio securities irrespective of the performance of the underlying investment. In addition, a Portfolio Fund may incur costs in connection with conversion between various currencies. The foregoing risks may be greater in emerging and less developed countries.

A Portfolio Fund may enter into forward currency exchange contracts ("forward contracts") for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving a Portfolio Fund's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by a Portfolio Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when a Portfolio Fund anticipates purchasing or selling a foreign security. This technique would allow the Portfolio Fund to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of a Portfolio Fund's existing holdings of foreign securities. There may be, however, imperfect correlation between a Portfolio Fund's foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue a Portfolio Fund's investment objective, such as when a Portfolio Fund Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Portfolio Fund's investment portfolio. There is no requirement that the Portfolio Funds hedge all or any portion of their exposure to foreign currency risks.

LEVERAGE. Some or all of the Portfolio Fund Managers may make margin purchases of securities and, in that regard, can borrow money from brokers and banks for investment purposes. This practice, which is known as "leverage," is speculative and involves certain risks. Both the Master Fund and the Fund may also borrow money for temporary purposes (e.g., to meet redemption requests or to facilitate reallocation of assets with different Portfolio Funds).

Trading  equity  securities  on  margin  involves  an initial  cash  requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions.

Although leverage can increase investment return if a Portfolio Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if a Portfolio Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of investments held by Portfolio Funds that engage in this practice. If a Portfolio Fund's equity or debt instruments decline in value, the Portfolio Fund could be subject to a "margin call" or "collateral call," pursuant to which the Portfolio Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of a Portfolio Fund's assets, the Portfolio Fund Manager might not be able to liquidate assets quickly enough to pay off the Portfolio Fund's borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. Portfolio Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

SHORT SALES. Some or all of the Portfolio Fund Managers may attempt to limit a Portfolio Fund's exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Portfolio Fund Manager believes possess volatility characteristics similar to those being hedged. In addition, Portfolio Fund Managers may use short sales for non-hedging purposes to pursue their investment objectives. For example, a Portfolio Fund may effect a short sale of a security if, in the Portfolio Fund Manager's view, the security is over-valued in relation to the issuer's prospects for growth.

To effect a short sale, a Portfolio Fund will borrow a security from a brokerage firm to make delivery to the buyer. The Portfolio Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio Fund, which would result in a loss or gain, respectively. This investment technique is considered speculative. A short sale of a security involves the risk of an unlimited increase in the market price of the security, which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase.

REPURCHASE AGREEMENTS. Repurchase agreements are agreements under which a Portfolio Fund purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Portfolio Fund at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent, the Portfolio Fund's right to dispose of the securities may be restricted, or the value of the securities may decline before the Portfolio Fund is able to dispose of them. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Portfolio Fund may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. If the seller defaults, the value of the securities may decline before the Portfolio Fund is able to dispose of them. If a Portfolio Fund enters into a repurchase agreement that is subject to foreign law and the other party defaults, the Portfolio Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result.

REVERSE REPURCHASE AGREEMENTS. Reverse repurchase agreements are a form of borrowing that involves a sale of a security by a Portfolio Fund to a bank or securities dealer and the Portfolio Fund's simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio Fund. Reverse repurchase transactions are a form of leverage and may increase the volatility of a Portfolio Fund's investment portfolio.

FOREIGN CURRENCY TRANSACTIONS. Portfolio Funds may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security that a Portfolio Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Portfolio Fund already owns, particularly if a Portfolio Fund Manager expects a decrease in the value of the currency in which the foreign security is denominated. Portfolio Funds may, in some cases, purchase and sell foreign currency for non-hedging purposes.

Foreign currency transactions may involve the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve a Portfolio Fund's agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Portfolio Fund contracted to receive in the exchange. A Portfolio Fund Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

MONEY MARKET INSTRUMENTS. Portfolio Fund Managers may, for defensive purposes or otherwise, invest some or all of a Portfolio Fund's assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Portfolio Fund Manager deems appropriate under the circumstances. Both the Master Fund and the Fund also may invest in these instruments for liquidity purposes. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government Securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

PURCHASING INITIAL PUBLIC OFFERINGS. Portfolio Fund Managers may purchase securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies and, thus, for the Portfolio Fund (and, ultimately, for Units). The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospectus of achieving them.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES. Portfolio Fund Managers may utilize a variety of special investment instruments and techniques (described below) to hedge the portfolios of the Portfolio Funds against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue a Portfolio Fund's investment objective. These strategies may be executed through derivative transactions. The instruments the Portfolio Fund Managers may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Portfolio Fund Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

DERIVATIVES. Some or all of the Portfolio Fund Managers may invest in, or enter into, derivatives ("Derivatives"). These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular Derivative and the portfolio as a whole. Derivatives permit a Portfolio Fund Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the Portfolio Fund Manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on a Portfolio Fund's performance.

If a Portfolio Fund Manager invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower a Portfolio Fund's return and result in a loss. A Portfolio Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if a Portfolio Fund Manager is unable to liquidate its position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

OPTIONS AND FUTURES. Portfolio Fund Managers may utilize options and futures contracts. They also may use so-called "synthetic" options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities or futures exchanges or in the over-the-counter market. When options are purchased over-the-counter, a Portfolio Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Portfolio Funds also may include options on baskets of specific securities.

Portfolio Fund Managers may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue their investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security. The sale of such an option exposes a Portfolio Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. The sale of a put option exposes a Portfolio Fund during the term of the option to a decline in the price of the underlying security.

A Portfolio Fund Manager may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. A Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, a Portfolio Fund Manager would ordinarily make a similar "closing sale transaction," which involves liquidating the Portfolio Fund's position by selling the option previously purchased, although the Portfolio Fund Manager would be entitled to exercise the option should it deem it advantageous to do so.

Portfolio Fund Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages, such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits a Portfolio Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or a Portfolio Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission.

Engaging in these transactions involves risk of loss to the Portfolio Funds, which could adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract or option on a futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract and options on futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of unfavorable positions and potentially subjecting the Portfolio Funds to substantial losses.

Successful use of futures also is subject to the Portfolio Fund Manager's ability to predict correctly movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Portfolio Fund Managers may purchase and sell stock index futures contracts for the Portfolio Funds. A stock index future obligates a Portfolio Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract's last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.

Portfolio Fund Managers may purchase and sell interest rate futures contracts for the Portfolio Funds. An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security or debt security index at a future date at a specific price.

Portfolio Fund Managers may purchase and sell currency futures. A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

CALL AND PUT OPTIONS ON SECURITIES INDICES. Portfolio Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objective. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Portfolio Fund Manager of options on stock indexes will be subject to the Portfolio Fund Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

WARRANTS AND RIGHTS. Portfolio Funds may purchase warrants and rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

SWAP AGREEMENTS. Portfolio Funds may enter into equity, interest rate, index, credit default and currency rate swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index). Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Most swap agreements entered into by Portfolio Funds would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, a Portfolio Fund's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of payments that a Portfolio Fund is contractually obligated to make. If the other party to a swap defaults, a Portfolio Fund's risk of loss consists of the net amount of payments that the Portfolio Fund contractually is entitled to receive.

FORWARD TRADING. Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and "cash" trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by a Portfolio Fund Manager due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which the Portfolio Fund

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

Managers would otherwise conduct, to the possible detriment of the Fund. Market illiquidity or disruption could result in major losses to the Fund. In addition, managed accounts or investment funds in which the Portfolio Fund has an interest may be exposed to credit risks with regard to counterparties with whom the Portfolio Fund Managers trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Fund. To the extent possible, the Adviser will endeavor to select Portfolio Fund Managers that it believes will deal only with counterparties that are creditworthy and reputable institutions, but such counterparties may not be rated investment grade.

EMERGING MARKET INVESTMENTS. A Portfolio Fund Manager may invest in securities of companies based in emerging countries or issued by the governments of such countries. Investing in securities of certain of such countries and companies involves certain considerations not usually associated with investing in securities of developed countries or of companies located in developed countries, including political and economic considerations, such as greater risks of expropriation, nationalization and general social, political and economic instability; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in substantially greater price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; certain government policies that may restrict a Portfolio Fund Manager's investment opportunities; and problems that may arise in connection with the clearance and settlement of trades. In addition, accounting and financial reporting standards that prevail in certain of such countries generally are not equivalent to standards, in more developed countries and, consequently, less information is available to investors in companies located in these countries than is available to investors in companies located in more developed countries. There is also less regulation, generally, in emerging countries designed to protect investors than there is in more developed countries. Placing securities with a custodian in an emerging country may also present considerable risks.

LENDING PORTFOLIO SECURITIES. Portfolio Funds may lend securities held in their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Portfolio Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities, which affords it an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. A Portfolio Fund might experience loss if the institution with which the Portfolio Fund has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Fund.

WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES. Portfolio Fund Managers may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by a Portfolio Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Portfolio Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If a Portfolio Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund on a forward basis will not honor its purchase obligation. In such cases, a Portfolio Fund may incur a loss.

RESTRICTED AND ILLIQUID INVESTMENTS. Portfolio Funds may invest in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Where registration is required to sell a security, a Portfolio Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Fund may be permitted to sell a security under an effective registration statement. If, during such period, adverse market conditions were to develop, a Portfolio Fund might obtain a less favorable price than prevailed when it decided to sell. Portfolio Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

In addition, the Master Fund's interests in unregistered Portfolio Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund may directly or indirectly liquidate an interest and withdraw from an unregistered Portfolio Fund pursuant to limited redemption rights. The illiquidity of these interests may adversely affect the Fund if the Fund or the Master Fund is unable to redeem its investment in a Portfolio Fund promptly after it determines to do so. In addition, certain Portfolio Funds may use "side pockets" in which certain illiquid investments are placed. Such side pockets may be difficult to fair value and may increase risks relating to illiquidity of the Portfolio Fund and inaccuracy in the Portfolio Fund's reported valuation. See "Calculation of Net Asset Value."

OPERATIONAL ISSUES. Investing in Portfolio Funds exposes investors to operational risks distinct from the risks associated with Portfolio Fund Managers' investment strategies, such as operational structure and transparency. Potential operational issues may include the methods a Portfolio Fund Manager uses to price securities, organizational structure, technology and the use of soft dollars. Many Portfolio Funds are small companies with minimal operating histories run by traders with limited business management experience. Consequently, Portfolio Fund investors can be exposed to start-up operational risks.

PORTFOLIO FUND MANAGER MISCONDUCT. When the Adviser invests the Master Fund's assets with a Portfolio Fund Manager, the Master Fund will not have custody of the invested assets or control over their investment. Therefore, despite the Adviser's due diligence and monitoring, there is always the risk that a Portfolio Fund Manager could divert or abscond with the assets, inaccurately or fraudulently report the Portfolio Fund's value, fail to follow agreed upon investment strategies, provide false reports of operations or engage in other misconduct. The Portfolio Fund Managers with whom the Adviser invests the Master Fund's assets are generally private and have not registered their securities under federal or state securities laws. This lack of registration, with the attendant lack of regulatory oversight, may enhance the risk of misconduct by the Portfolio Fund Managers.

PERFORMANCE FEES. Portfolio Fund Managers compensated with performance fees may assume more risk than those who receive fixed fees. Generally, the Portfolio Fund Managers' compensation is determined separately for each year or shorter period; often, but not always, the Portfolio Fund Manager agrees to carry forward losses to subsequent years in determining the fee for such years. Such fee arrangements may give the Portfolio Fund Managers incentives to make purchases for the account or fund that are unduly risky or speculative. Also, performance-based fees may be paid to Portfolio Fund Managers who show net profits, even though the Fund and/or the Master Fund, as a whole, may incur a net loss.

REGULATORY ACTIONS. In the event that federal, state or other regulatory bodies allege misconduct by a Portfolio Fund Manager or a Portfolio Fund, such authorities may initiate regulatory or enforcement actions, including civil or criminal proceedings. The effect of any regulatory action against a Portfolio Fund Manager or a Portfolio Fund in which the Master Fund may invest, while impossible to predict, could result in substantial and adverse impact on the Master Fund's Portfolio Fund investment, including a reduction in value in or a loss of the investment due to the assessment on a Portfolio Fund of fines, penalties and/or other sanctions, including asset freezes. Moreover, regulatory scrutiny on the hedge fund industry has increased substantially over the past few years, and the impact of new regulations on Portfolio Funds and their investors may be significant.

LIMITED INFORMATION REGARDING PORTFOLIO FUND MANAGERS. Although the Adviser receives certain information from each Portfolio Fund Manager regarding the Portfolio Fund Manager's historical performance and investment strategy, in certain cases the Adviser may not be given access to, or may not be given complete or timely access to, information regarding the actual investments made by Portfolio Fund Managers. Moreover, the types and detail of information furnished by Portfolio Fund Managers may vary over time and the Adviser may not know the composition of Portfolio Fund portfolios with respect to the degree of hedged or directional positions, the extent of concentration risk or exposure to specific markets. In addition, the Adviser may not learn of significant structural changes, such as personnel losses, manager withdrawals or capital growth, until after they have taken place. Therefore, the Adviser may not be in a position to redeem from a Portfolio Fund investment until after such information has been received.

PAST PERFORMANCE; TRADING METHOD CHANGES. Portfolio Fund Managers' trading strategies may change over time. There can be no assurance that any trading strategies will produce profitable results or that past performance of a Portfolio Fund Manager's trading strategies indicates future profitability. Furthermore, Portfolio Fund Managers' trading methods are dynamic and evolve. Thus, a Portfolio Fund Manager may not always continue to use the same trading method in the future that was used to compile performance histories.

LIMITS ON HEDGED STRATEGIES. Portfolio Fund Managers may employ limited directional strategies that expose the Portfolio Funds they manage to certain market risks. Substantial losses may be recognized on hedged positions as illiquidity and/or default on one side of a position can lead to a hedged position being transformed into an outright speculative position.

SECURITIES BELIEVED TO BE UNDERVALUED OR INCORRECTLY VALUED. Securities which Portfolio Fund Managers believe are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within timeframes Portfolio Fund Managers anticipate. Portfolio Fund Managers are not subject to minimum credit standards in their investments, and may purchase below investment grade obligations.

TURNOVER. Portfolio Funds may invest on the basis of various short-term market considerations. The turnover rate within these Portfolio Funds is expected to be significant, potentially involving substantial brokerage commissions and fees. The Adviser will have no control over this turnover.

ILLIQUID INVESTMENTS. While many Portfolio Fund Managers trade primarily in marketable instruments, some may hold non-marketable securities. Such investments could limit the liquidity of the Master Fund's investment in such Portfolio Funds. In some circumstances, a Portfolio Fund Manager may be unable or unwilling to provide liquidity, which could result in the Master Fund being unable to redeem its investment in the Portfolio Fund, even if the Portfolio Fund otherwise invests in liquid instruments. The Portfolio Fund may also make in-kind distributions and thus the Fund may hold illiquid securities which may be hard to liquidate or may be liquidated only at unattractive prices. Certain Portfolio Funds may use "side pockets" in which certain illiquid investments are placed. Such side pockets may be difficult to fair value and may increase risks relating to illiquidity of the Portfolio Fund and inaccuracy in the Portfolio Fund's reported valuation.

FINANCING ARRANGEMENTS. As a general matter, the banks and dealers that provide financing to the Portfolio Funds have considerable discretion in setting and changing their margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing policies may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can be no assurance that any particular Portfolio Fund will be able to secure or maintain adequate financing, without which such a Portfolio Fund may not be viable.

GENERAL ECONOMIC CONDITIONS. The success of Portfolio Fund strategies is often linked to market and business cycles, as well as the broader economic environment, which may affect the level and volatility of interest rates and the extent and timing of investor participation in the markets. Unexpected volatility or illiquidity in the markets in which the Portfolio Fund Managers hold positions could result in significant losses for Portfolio Funds.

USE OF MULTIPLE PORTFOLIO FUND MANAGERS. The Portfolio Fund Managers trade independently of each other and may place orders that "compete" with each other for execution or that cause the Master Fund to establish positions that offset each other (in which case the Master Fund would indirectly incur commissions and fees without the potential for a trading profit).

TANDEM MARKETS. The Fund may invest in Portfolio Fund Managers who, in aggregate, broadly allocate among various assets classes such as equities, fixed income, commodities, foreign currencies, listed securities and over-the-counter instruments globally. However, from time to time multiple markets can move in tandem against the Master Fund's positions and in such cases the Master Fund could suffer substantial losses.

OTHER ACCOUNTS OF PORTFOLIO FUND MANAGERS. The Portfolio Fund Managers may manage other accounts (including accounts in which the Portfolio Fund Managers have a personal interest) which could impact how trades are allocated to the Master Fund's Portfolio Fund investments. Large positions held by a Portfolio Fund Manager across several accounts may be difficult to liquidate at what the Portfolio Fund Manager believes to be a fair price. The investment activities of the Portfolio Fund Managers for the other accounts they manage, may give rise to conflicts of interest that may disadvantage the Master Fund. See "Risk Factors - Potential Conflicts of Interest."

LITIGATION AND ENFORCEMENT RISK. A Portfolio Fund Manager might accumulate substantial positions in the securities of a specific company and engage in a proxy fight, become involved in litigation, serve on creditor's committees or attempt to gain control of a company. Under such circumstances, the Master Fund investing in the Portfolio Fund could conceivably be named as a defendant in a lawsuit or regulatory action. There have been a number of widely reported instances of violations of securities laws through the misuse of confidential information, diverting or absconding with Portfolio Fund assets, falsely reporting Portfolio Fund values and performance, and other violations of securities laws. Such violations may result in substantial liabilities for damages caused to others, the disgorgement of profits realized and penalties. Investigations and enforcement proceedings are ongoing and it is possible that Portfolio Fund Managers with whom the Master Fund invests may be charged with involvement in such violations. In such a case, the performance records of the charged Portfolio Fund Managers may be misleading. Furthermore, such Portfolio Funds and, in turn, the Master Fund (and thus the Fund) could be exposed to losses.

TRADING SUSPENSIONS. Securities or commodities exchanges typically have the right to suspend or limit trading in any instrument traded on the exchanges. A suspension could render it impossible for a Portfolio Fund Manager to liquidate positions and thereby expose the Master Fund to losses.

LIMITS OF RISK DISCLOSURES

The above discussion covers certain risks associated with an investment in the Fund and the Units, but is not, nor is it intended to be, a complete enumeration or explanation of all risks involved in an investment in the Fund. Prospective Members should read this entire Memorandum and the Fund's Limited Liability Company Agreement (the "LLC Agreement") and consult with their own advisers before deciding whether to invest in the Fund. An investment in the Fund should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and can bear the financial risks of the investment including loss of principal.

MANAGEMENT OF THE FUND, THE OFFSHORE FEEDER FUND AND THE MASTER FUND

THE BOARD OF MANAGERS

The  Board  and  the  Master  Fund  Board  provide  broad  oversight over  the operations and affairs of the Fund and Master Fund, respectively, and have overall responsibility to manage and control the business affairs of the Fund and the Master Fund, respectively, including the complete and exclusive authority to establish policies regarding the management, conduct, and operation of the Fund's and the Master Fund's business, respectively. The Board and the Master Fund Board exercise the same powers, authority and responsibilities on behalf of the Fund and the Master Fund, respectively, as are customarily exercised by the board of directors of a registered investment company organized as a corporation or trust. The Offshore Feeder Fund has two members: the Fund (which serves as the managing member) and the Adviser (which holds only a nominal non-voting interest). The Offshore Feeder Fund does not have a board of directors. The members of the Offshore Feeder Fund have delegated the day-to-day management, as well as general oversight responsibilities of the Offshore Feeder Fund, to the Fund. The Board of the Fund therefore effectively makes all decisions on behalf of the Offshore Feeder Fund.

The Managers of the Board and the Master Fund Board are not required to contribute to the capital of the Fund or the Master Fund or to hold Units of the Fund or an interest in the Master Fund. A majority of the Managers of the Board and the Master Fund Board are persons who are not "interested persons" (as defined in the 1940 Act) of the Fund and the Master Fund, respectively (collectively, the "Independent Managers"). The Independent Managers perform the same functions for the Fund and the Master Fund as are customarily exercised by the non-interested directors or trustees of a registered investment company organized, respectively, as a corporation or a trust.

The identity of the Managers and officers of the Fund and the Master Fund and brief biographical information regarding each such person during the past five years is set forth below. Each Manager who is deemed to be an "interested person" of the Fund and the Master Fund, as defined in the 1940 Act (an "Interested Manager"), is indicated by an asterisk. The business address of each person listed below is 232 Madison Avenue, Suite 906, New York, NY 10016.

MANAGERS
--------

                                                                                  NUMBER OF
                                                                                PORTFOLIOS IN
                     POSITION(S)                                                    FUND
                    WITH THE FUND  TERM OF OFFICE AND                             COMPLEX
                      AND THE       LENGTH(1) OF TIME  PRINCIPAL OCCUPATION(S)   OVERSEEN BY
NAME AND AGE        MASTER FUND         SERVED         DURING PAST FIVE YEARS      MANAGER     OTHER DIRECTORSHIPS HELD BY MANAGER
------------------------------------------------------------------------------------------------------------------------------------
John Moore, 40*     Manager,       Indefinite term     Principal, Chairman, CEO      2         Chairman, Marwood Group & Co.
                    President       (since August 23,  of Marwood Group & Co.                  Director, Metropolitan Foundation
                                    2006)              USA LLC

Lisa Davis, 48      Manager        Indefinite term     Certified Public              2         Director, Federal Tax Audits, The
                                    (since August 23,  Accountant                              Interpublic Group, Inc.
                                    2006)

Brian Yudewitz, 39  Manager        Indefinite term     Attorney                      2         Principal, Brian Yudewitz,  P.C.;
                                    (since August 23,                                          Principal, Frontline Strategies,
                                    2006)                                                      Ltd.;
                                                                                               Principal, Regional Enterprise &
                                                                                               Commerce Group, Inc.;
                                                                                               Principal, NUSYS International, Inc.;
------------------------------------------------------------------------------------------------------------------------------------

                                                                                  NUMBER OF
                                                                                PORTFOLIOS IN
                     POSITION(S)                                                    FUND
                    WITH THE FUND  TERM OF OFFICE AND                             COMPLEX
                      AND THE       LENGTH(1) OF TIME  PRINCIPAL OCCUPATION(S)   OVERSEEN BY
NAME AND AGE        MASTER FUND         SERVED         DURING PAST FIVE YEARS      MANAGER     OTHER DIRECTORSHIPS HELD BY MANAGER
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Director, Huntington Township
                                                                                               Chamber of Commerce;
                                                                                               Manager, First Elite Properties, LLC;
                                                                                               Manager, Elite Villa Properties, LLC;
                                                                                               Manager, Centre Court Properties, LLC
------------------------------------------------------------------------------------------------------------------------------------

(1) Each Manager serves until retirement, resignation or removal from the Board and the Master Fund Board. A Manager may be removed in accordance with the LLC Agreement with or without cause by a majority of the Board or, if at a meeting, a vote of a majority of the Members or, if by written consent, a vote of Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

PRINCIPAL OFFICERS WHO ARE NOT MANAGERS:
----------------------------------------

                        POSITION(S) WITH THE
                        FUND AND THE MASTER          LENGTH OF TIME             PRINCIPAL OCCUPATION DURING
NAME AND AGE            FUND                         SERVED(1)                  PAST FIVE YEARS
-------------------------------------------------------------------------------------------------------------------------
T.J. Modzelewski, 30    Chief Compliance Officer,    Since August 23, 2006      Principal and Director of Operations of
                        Treasurer                                               Marwood Group & Co. USA LLC, and
                                                                                CCO of Marwood Group (last 2 years)
-------------------------------------------------------------------------------------------------------------------------
Michael Wasserman, 38   Secretary                    Since August  23, 2006      Attorney

-------------------------------------------------------------------------------------------------------------------------


(1) Each officer of the Fund serves for an indefinite term until the date his or her successor is elected and qualified, or until he or she sooner dies, retires, is removed or becomes disqualified.


COMPENSATION(1)
------------

                                                AGGREGATE COMPENSATION                TOTAL COMPENSATION FROM THE
NAME AND POSITION WITH FUND                     FROM THE FUND                         FUND AND FUND COMPLEX(2)
-------------------------------------------------------------------------------------------------------------------------
John Moore, Manager and President                     $0                                         $0
Lisa Davis, Manager                                 $9,000                                     $9,000
Brian Yudewitz, Manager                             $6,000                                     $6,000
-------------------------------------------------------------------------------------------------------------------------

(1) Information provided in this table is based upon estimated payments to the Managers for the Fund's initial fiscal year ending March 31, 2007.

(2) The Fund Complex is comprised of 2 closed-end registered investment companies, including the Fund and the Master Fund.

No Manager or officer of the Fund currently owns any Units of the Fund.

Each Independent Manager receives, in the aggregate, a retainer fee at the annual rate of $6,000. These fees are allocated between the Fund and the Master Fund. Independent Managers are reimbursed by the Fund and the Master Fund for their travel expenses related to Board and the Master Fund Board meetings. The Managers do not receive any pension or retirement benefits from the Fund or the Master Fund. The officers of the Fund do not receive any additional compensation from the Fund or the Master Fund. The Offshore Feeder Fund does not compensate the Managers.

The Board and the Master Fund Board have formed an Audit Committee composed of the Independent Managers. The functions of the Audit Committee are: (1) to oversee the Fund's, the Offshore Feeder Fund's and the Master Fund's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund's, the Offshore Feeder Fund's or the Master Fund's service providers; (2) to oversee the quality and objectivity of the Fund's, the Offshore Feeder Fund's or the Master Fund's financial statements and the independent audit of those statements; and (3) to the extent that Managers are not members of the Audit Committee, to act as a liaison between the Fund's, the Offshore Feeder Fund's or the Master Fund's independent registered public accounting firm and the Board or the Master Fund Board. The Chairperson of the Audit Committee, Lisa Davis, receives $3,000 in connection with serving in such position. As of the date of this Memorandum, the Audit Committee of the Fund has not met.

The Board and the Master Fund Board have formed a Nominating and Compensation Committee composed of the Independent Managers. The Nominating and Compensation Committee is responsible for nominating candidates for election or appointment as Independent Managers and undertaking such other duties as shall be required of the Nominating and Compensation Committee from time to time by the Board and the Master Fund Board. The Nominating and Compensation Committee will consider nominees recommended by Members provided such recommendations are provided with reasonable advance written notice to the Chairperson. The Chairperson of the Nominating and Compensation Committee, Brian Yudewitz, receives no additional compensation in connection with serving in such position. As of the date of this Memorandum, the Nominating and Compensation Committee of the Fund has not met.

The Board and the Master Fund Board have formed a Valuation Committee composed of all the Managers. The Valuation Committee is responsible for: (i) periodically reviewing the Fund's or the Master Fund's procedures for valuing securities, and making any recommendations to the Fund or the Master Fund with respect thereto; (ii) reviewing proposed changes to those procedures; (iii) periodically reviewing information regarding industry developments in connection with valuation; and (iv) periodically reviewing information regarding fair value and liquidity determinations made pursuant to the procedures, and making recommendations to the Board and the Master Fund Board in connection therewith (whether such information is provided only to the Committee or to the Committee and the Board and the Master Fund Board simultaneously). The Chairperson of the Valuation Committee, John T. Moore, receives no additional compensation in connection with serving in such position. As of the date of this Memorandum, the Valuation Committee of the Fund has not met.

THE OFFSHORE FEEDER FUND

The Offshore Feeder Fund is not registered under the 1940 Act and serves as an intermediate entity through which the Fund invests in the Master Fund. The Offshore Feeder Fund makes no independent investment decisions and has no investment or other discretion over the investable assets.

The Offshore Feeder Fund serves, as more fully discussed below regarding taxation, to act such that UBTI generated by the investment activities of the Master Fund (and Portfolio Funds) is not ultimately incurred by a Member. The Offshore Feeder Fund is organized under the laws of the Cayman Islands as a LDC and is subject to the taxation provisions of the Cayman Islands. An LDC organized in the Cayman Islands offers limited liability to its members. Such an entity generally may only carry on activities in the Cayman Islands in furtherance of its overseas (non-Cayman Islands) activities. The Offshore Feeder Fund has a limited duration of 30 years, as required by Cayman Island law, and has two members; the Fund, which serves as the managing member, and the Adviser, which holds only a nominal non-voting interest in the Offshore Feeder Fund. It is anticipated that, upon expiration of the Offshore Feeder Fund's duration, another entity substantially equivalent to the Offshore Feeder Fund, will be substituted. The Fund and the Adviser have delegated all day-to-day management and general oversight responsibilities of the Offshore Feeder Fund to the Fund as the managing member. Therefore, all decisions involving the Offshore Feeder Fund effectively are controlled by the Fund's Board. The Offshore Feeder Fund has no independent investment discretion or other decision-making capabilities, and serves for the benefit of the Fund under the control of the Fund's Board. The Offshore Feeder Fund has no members or investors other than the Fund and the Adviser.

THE ADVISER

The Adviser, a Delaware limited liability company, is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser also serves as investment adviser to private investment funds, some of which utilize a multi-manager, multi-strategy investment approach. The Adviser is exempt from registering as a "commodity trading advisor" with the CFTC under CFTC Rule 4.14(a)(8), and the Fund and Master Fund each are exempt from registering as a "commodity pool operator" pursuant to CFTC Rule 4.5.

The Adviser is a joint venture among Robeco-Sage Capital Management, L.L.C. (doing business as Sage Capital Management) ("Sage"), EMK Industries LLC ("EMK") and JTM Industries LLC ("JTM"). EMK and JTM are entities controlled by Marwood Group & Co. USA LLC. Sage is registered as an investment adviser under the Advisers Act and as a commodity pool operator with the CFTC and is a member of the NFA. Sage is a wholly-owned subsidiary of Robeco USA, Inc. (which does business as Robeco Investment Management), a Delaware corporation and subsidiary of Robeco Groep, N.V. ("Robeco"). Robeco, headquartered in Rotterdam, the Netherlands, is a leading European asset manager that provides discretionary asset management product and services and a complete range of mutual funds to a large number of institutional and retail clients worldwide.

The Adviser is responsible for identifying what it considers to be attractive investment opportunities and for day-to-day management of the Fund's portfolio. Although the Adviser has not previously managed an SEC registered fund, its investment personnel has experience managing funds of hedge funds. The Adviser's investment personnel includes Sage's entire investment team ("MAAM Investment Team"), a group of skilled and experienced professionals who have been advising a family of fund of hedge funds since January 1994 and have $1.2 billion total assets under management as of June 1, 2006.

Subject to policies adopted by the Board of the Fund and applicable law, the Adviser is responsible for the day-to-day management of the Master Fund and for the allocation of the Master Fund's assets to various Portfolio Funds. The Adviser's investment professionals will devote such time to the ongoing operations of the Master Fund as they deem appropriate in order to implement and monitor their investment program.

Pursuant to the terms of the limited liability agreement among the Adviser, John
T. Moore ("Mr. Moore"), JTM, EMK and Sage, the Adviser appointed Mr. Moore as its manager. Mr. Moore's biographical information is set forth below.

     JOHN T. MOORE. Mr. Moore is the Chairman and Chief Executive Officer of Marwood Group & Co. Prior to founding Marwood Group & Co., Mr. Moore was a co-founder and the Vice Chairman of the Board of Managers in CarePlus Health Plan, an HMO based in New York City. After its ninth year of incorporation, CarePlus was sold to Amerigroup (NYSE: AGP) in January 2005. Mr. Moore is a graduate of the University of North Carolina at Chapel Hill where he currently serves as a member of the Alumni Advisory Board to the Communications Department. He is also a director of the Metropolitan Foundation, a not-for-profit organization dedicated to raising money for need-based charities throughout New York.

As the manager of the Adviser, Mr. Moore has been given the authority to establish and appoint certain committees, the voting members of which at all times will consist of the same members as all of the members of a corresponding committee of Sage. The day-to-day management of the portfolio will be the responsibility of Paul S. Platkin, Sage's Chief Investment Officer, and Michael Murphy, Sage's Director of Research. Investment decisions are made with oversight from the Adviser's Manager Selection Committee, comprised of Ronald S. Tauber, Peter A. Levy, Anne B. Farrell, Mr. Platkin and Mr. Murphy.

Set forth below is biographical information regarding the initial voting members of the Committees, all of whom also are members of the management team of Sage:

     RONALD S. TAUBER, Chief Executive Officer, Senior Managing Director, joined Sage in 1996. He was a General Partner of Goldman Sachs from 1981 to 1988, and until 1987 was Chief Operating Officer of its J. Aron (commodity) division. J. Aron & Co., where Mr. Tauber was Senior Vice President, was a privately held firm until its acquisition by Goldman Sachs in 1981. Mr. Tauber left Goldman Sachs in 1988 to become Chief Executive Officer of Rayner & Stonington. He was associated with that firm and its subsequent parent company until 1996 when he joined the Adviser. Mr. Tauber graduated from Brooklyn College with a BA in 1965 and from Harvard Law School with an LLB in 1968. He clerked for two years in the US District Court. He then joined the law firm of Stroock & Stroock & Lavan LLP and became a partner in 1977.

     Mr. Tauber is a member of the Manager Selection Committee, which is responsible for choosing investment managers based on overall portfolio fit.

     PETER A. LEVY, Senior Managing Director, joined Sage in 1993. He was made a General Partner of Goldman Sachs in 1968 and represented the firm on the floor of the New York Stock Exchange. In addition to heading up floor operations, his primary role was to trade the firm's proprietary equity positions. Mr. Levy trained in the Arbitrage Department of Goldman Sachs and in 1961 became a member of the New York Stock Exchange. Mr. Levy is a graduate of the University of Pennsylvania with a BS in Economics and has personally invested in hedge funds for over forty years.

     Mr. Levy is a member of the Manager Selection Committee.

     ANNE BROWN FARRELL, Managing Director, joined the Adviser in 1994. She joined Goldman Sachs in 1973 and served as Vice President in the Fixed Income Division until 1983. She then founded Goldman's futures & options business in Dallas. In 1987, she assumed responsibilities for recruiting and training in the Fixed Income Division. In 1990, she moved to the Trading Department. She retired from Goldman Sachs in 1994. Ms. Farrell graduated with a BA from Trinity College in 1971 and an MBA from Wharton in 1973.

     Ms. Farrell is a member of the Manager Selection Committee.

     PAUL S. PLATKIN, CFA, Chief Investment Officer, Managing Director, joined Sage in 2003 as the Adviser's Chief Investment Officer after spending 9 years at General Motors Corporation, most recently as General Director of the Absolute Return Strategies Unit of GM Asset Management. Prior to that, he was a Director and Portfolio Manager at GM Asset Management. Additional affiliations include three years as an investment banking associate at EFC Group and three years as a staff consultant at Arthur Andersen & Co. Mr. Platkin holds a BSBA from Georgetown University and an MBA in Finance/International Business from Columbia University.

     Mr. Platkin is a member of the Manager Selection Committee. Mr. Platkin also oversees the on-site due diligence, monitoring of investment managers and portfolio construction.

     MICHAEL L. MURPHY, CFA, Director of Research, Managing Director, joined Sage in 2004 and is responsible for managing the firm's investment research process. Prior to joining the Adviser, he was Head of Asset Management and Research at Norfolk Markets, LLC, a boutique investment firm, for two years, and prior to that spent two years as a Senior Alternative Investment Analyst at HSBC in New York. Mr. Murphy began his investment career with Lehman Brothers Inc. working with offshore mutual funds and developing the firm's first fund of funds products. He received a B.S. in Business Administration magna cum laude from Northeastern University. He is a member of the New York Society of Securities Analysts and the CFA Institute.

     Mr. Murphy is a member of the Manager Selection Committee. Mr. Murphy acts as a senior analyst and has responsibilities for on-site due diligence, monitoring of investment managers and portfolio construction.

                                                 OTHER ACCOUNTS MANAGED TABLe
                                                 ----------------------------
                                                     (As of June 1, 2006)

------------------------------------------------------------------------------------------------------------------------------
                              Registered Investment             Other Pooled Investment
                                    Companies                         Vehicles                         Other Accounts
------------------------------------------------------------------------------------------------------------------------------
                                          Total Assets                    Total Assets of
                                           of Accounts                       Accounts                         Total Assets of
Manager Selection         Number of          Managed        Number of        Managed            Number of     Accounts Managed
Committee Member          Accounts*            ($)           Accounts          ($)              Accounts            ($)
------------------------------------------------------------------------------------------------------------------------------
Ronald S. Tauber             3            130,000,000           4          1,038,000,000           0                 0
Peter A. Levy                3            130,000,000           4          1,038,000,000           0                 0
Anne Brown Farrell           3            130,000,000           4          1,038,000,000           0                 0
Paul S. Platkin              3            130,000,000           4          1,038,000,000           0                 0
Michael L. Murphy            3            130,000,000           4          1,038,000,000           0                 0


     * Not including the Master Fund, the Fund or the Offshore Feeder Fund.

Of the information provided in the above table, the following are the number of accounts and respective total assets managed by the Committees that may pay a performance-based fee:


                                          PERFORMANCE-BASED FEE ACCOUNTS INFORMATION
                                          ------------------------------------------
                                                    (As of March 31, 2006)

------------------------------------------------------------------------------------------------------------------------------
                              Registered Investment             Other Pooled Investment
                                    Companies                         Vehicles                         Other Accounts
------------------------------------------------------------------------------------------------------------------------------
                                          Total Assets                    Total Assets of
                                           of Accounts                       Accounts                         Total Assets of
Manager Selection         Number of          Managed        Number of        Managed            Number of     Accounts Managed
Committee Member          Accounts*            ($)           Accounts          ($)              Accounts            ($)
------------------------------------------------------------------------------------------------------------------------------

Ronald S. Tauber             2            $51,440,000           1          $32,069,000             0                 0
Peter A. Levy                2            $51,440,000           1          $32,069,000             0                 0
Anne Brown Farrell           2            $51,440,000           1          $32,069,000             0                 0
Paul S. Platkin              2            $51,440,000           1          $32,069,000             0                 0
Michael L. Murphy            2            $51,440,000           1          $32,069,000             0                 0


Real, potential or apparent conflicts of interest may arise when a Committee member has day-to-day portfolio management responsibilities with respect to more than one fund. The Committee members may manage other accounts with investment strategies similar to the Fund, including other investment companies, pooled investment vehicles and separately managed accounts. Fees earned by the Adviser may vary among these accounts and the Committee members may personally invest in these accounts. These factors could create conflicts of interest because the Committee members may have incentives to favor certain accounts over others, resulting in other accounts outperforming the Fund. A conflict may also exist if the Committee members identify a limited investment opportunity that may be appropriate for more than one account, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the Committee members may execute transactions for another account that may adversely impact the value of securities held by the Fund. However, the Adviser believes that these risks are mitigated by the fact that accounts with like investment strategies managed by the Committee members are generally managed in a similar fashion and the Adviser has a policy that seeks to allocate opportunities on a fair and equitable basis.

The Adviser is also the investment manager for other investment vehicles (the "Other Vehicles"). The Other Vehicles may invest in the same private investment funds, joint ventures, investment companies and other similar investment vehicles as the Fund. As a result, the Other Vehicles may compete with the Fund for appropriate investment opportunities. As a general matter, the Adviser will consider participation by the Fund in all appropriate investment opportunities that are under consideration by the Adviser for the Other Vehicles. The Adviser will evaluate for the Fund and the Other Vehicles a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Fund or the Other Vehicles at a particular time. Because these considerations may differ for the Fund and the Other Vehicles in the context of any particular investment opportunity and at any particular time, the investment activities and future investment performance of the Fund and each of the Other Vehicles will differ. The Adviser will, however, attempt to allocate these investment opportunities in an equitable manner.

COMPENSATION

Compensation for the Committee members is a combination of a fixed salary and a bonus. The bonus paid to a Committee member for any year may be tied, in part, to the performance of the Fund or any other fund managed by the Adviser during such year as compared to the performance of the HFR Fund of Funds Composite Index or another index or indices deemed relevant by the senior management of the Adviser. The amount of salary and bonus paid to the Committee members is based on a variety of factors, including the financial performance of the Adviser, execution of managerial responsibilities, client interactions and teamwork support. As part of their compensation, the Committee members also have 401k plans that enable them to direct a percentage of their pre-tax salary and bonus without any contribution from the Adviser into a tax-qualified retirement plan and are also eligible to participate in profit-sharing plans with Robeco USA, Inc.

OWNERSHIP

None of the members of the Management Selection Committee currently owns any Units.

FEES AND EXPENSES


THE ADVISORY AGREEMENT

Pursuant to the terms of an investment advisory agreement entered into between the Master Fund and the Adviser dated as of August 23, 2006 (the "Advisory Agreement"), the Adviser is responsible for developing, implementing and supervising the Master Fund's continuous investment program in a manner consistent with the investment objective and policies of the Master Fund and in connection therewith shall regularly provide investment advice and recommendations to the Master Fund with respect to its investments, investment policies and purchases and sales of securities for the Master Fund and arranging for the purchase and sale of such securities.

As compensation for services and facilities required to be provided by the Adviser under the Advisory Agreement, the Master Fund pays the Adviser a fee (the "Management Fee") computed at the annual rate of 1.50% of the aggregate net asset value of outstanding Units of the Fund determined as of the last day of each month and payable quarterly (before any repurchases of interests).

The Advisory Agreement was approved by the Master Fund Board (including a majority of the Master Fund Board's Independent Managers), at a meeting held in person on August 23, 2006, and was approved by the sole interest holder of the Master Fund. The Advisory Agreement's initial term is from the date of its execution through August 23, 2008, and may be continued in effect from year to year thereafter if such continuance is approved annually by the Master Fund Board or by vote of a majority of the outstanding voting securities of the Master Fund; provided that in either event the continuance is also approved by a majority of the Master Fund's Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty, on 60 days' prior written notice by the Master Fund Board; by vote of a majority of the outstanding voting securities of the Master Fund (that is, the lesser of 50% of the outstanding voting securities or 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Master Fund are present or represented by proxy); or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

When considering approval of the Advisory Agreement between the Master Fund and the Adviser, the Master Fund Board considered, among other things, the following:

   o A report comparing the fees and anticipated expenses of the Master Fund;

   o Information on the relevant peer group of funds;

   o The economic outlook and the general investment outlook in the relevant financial markets;

   o The Adviser's results and financial condition and the overall organization of the Adviser's parent entities;

   o Arrangements regarding the distribution of Fund Units;

   o The procedures used to determine the fair value of the Master Fund's assets;

   o The Adviser's anticipated management of the relationship with the Master Fund's custodian and accountants;

   o The resources devoted to the Adviser's compliance efforts undertaken on behalf of the private funds it manages;

   o The quality, nature, cost and  character  of  the  administrative and other
     non-investment  management  services  provided  by  the  Adviser   and  its
     affiliates;

   o Investment management staffing; and

   o Anticipated operating expenses (including transfer agency expenses) to be paid to third parties.

In evaluating the Advisory Agreement between the Master Fund and the Adviser, the Master Fund Board reviewed material furnished by the Adviser at the Master Fund Board meeting held on August 23, 2006, including the above referenced considerations and information relating to the education, experience and number of investment professionals and other personnel who would provide services under the Advisory Agreement. The Master Fund Board also took into account the time and attention to be devoted by the investment professionals of the Adviser to the Master Fund, the Fund and the other funds in the Fund Complex. The Master Fund Board evaluated the level of skill required to manage the Master Fund and concluded that resources available at the Adviser were appropriate to fulfill effectively the duties of the Adviser on behalf of the Master Fund. The Master Fund Board also considered the business reputation of the Adviser, and concluded that the Adviser would be able to meet any reasonably foreseeable obligations under the Advisory Agreement.

The Master Fund Board received information and a presentation concerning the investment philosophy and investment process to be applied by the Adviser in managing the Master Fund. In this regard, the Master Fund Board considered the Adviser's in-house research capabilities and proprietary databases of hedge fund manager information, as well as other resources available to the Adviser's personnel, including research as a result of investments effected for other investment advisory clients. The Master Fund Board concluded that the Adviser's investment process, research capabilities and philosophy were well suited to the Master Fund, given the Master Fund's investment objective and policies.

The Master Fund Board did not consider any single factor as controlling in determining whether or not to approve the Advisory Agreement. Nor are the items described herein all encompassing of the matters considered by the Independent Managers. In assessing the information provided by the Adviser and its affiliates, the Master Fund Board also took into consideration the benefits to Members of investing in the Fund advised by the Adviser.

Based on its consideration of all factors that it deemed material and assisted by the advice of its counsel, the Master Fund Board concluded that the approval of the Advisory Agreement, including the fee structure, is in the interests of the Master Fund's members.

The Advisory Agreement provides that in the absence of (i) willful misfeasance, bad faith, gross negligence in the performance of its duties; or (ii) reckless disregard of its obligations and duties under the Advisory Agreement; or (iii) a loss resulting from a breach of a fiduciary duty regarding receipt of compensation for advisory services (in which case any award shall be as set forth in section 36(b)(3) of the 1940 Act), the Adviser is not liable for any loss the Master Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security on behalf of the Master Fund.

The Adviser or its designee maintains the Master Fund's accounts, books and other documents required to be maintained under the 1940 Act at One Freedom Valley Drive, Oaks, PA 19456, which is the address of the Administrator (defined below) and the Custodian (defined below).

ADMINISTRATIVE, ACCOUNTING, CUSTODY, TRANSFER AGENT AND REGISTRAR SERVICES

SEI Investments Global Funds Services (the "Administrator") provides certain administrative services to the Fund, the Offshore Feeder Fund and the Master Fund. SEI Private Trust Company (the "Custodian") serves as the Fund's, the Offshore Feeder Fund's and the Master Fund's custodian and may maintain custody of assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies). In consideration of these services, the Fund will pay the Administrator and the Custodian a fee that is calculated as a percentage of assets (and which decreases as Fund assets increase), determined as of the last day of each calendar month and paid quarterly (the "Administration Fee"). Such fee will vary based on aggregate assets of the Fund. The Fund may also, based upon its interest in the Master Fund, bear a proportionate interest in the Administration Fee paid by the Master Fund. The principal business address of the Administrator and the Custodian is One Freedom Valley Drive, Oaks, PA 19456.

The Adviser provides certain services to the Fund. These services include, among others, certain legal and accounting support services, certain corporate record keeping functions, provision of office space and oversight and direction of other service providers, including the Administrator and the Custodian, which provide other administrative and custodial services to the Fund and Master Fund. In consideration of the Fund's investment in the Master Fund, to which the Adviser serves as investment adviser, the Fund and the Adviser have agreed that the Adviser shall not receive compensation from the Fund for providing such certain services. The Adviser has agreed that it or one of its affiliates shall bear all such administrative costs related to the Offshore Feeder Fund.

The Adviser will pay the Fund's start-up, offering and organizational expenses. These expenses include the cost of preparing this Memorandum and the LLC

Agreement, the expenses incurred in offering and selling Units, and other legal, accounting, and administrative expenses related thereto.

PORTFOLIO FUND MANAGERS' FEES

The Fund, through the Master Fund, also indirectly bears fees and expenses as an investor in Portfolio Funds. Each Portfolio Fund Manager generally receives a management fee and a performance fee or allocation with respect to the assets of Portfolio Funds that it manages. The amount of these fees and allocations varies among Portfolio Fund Managers, but the management fees are generally expected to be between 0.50%-2.00%, on an annual basis, of the total assets managed by a Portfolio Fund Manager, and the performance fees or allocations are generally expected to be between 15%-25% of the net capital appreciation (if any) in the assets managed by a Portfolio Fund Manager.

EXPENSE LIMITATION ARRANGEMENT

The Adviser, the Fund and the Master Fund have entered into an expense limitation and reimbursement agreement (the "Expense Limitation Agreement") under which the Adviser (or an affiliate) has agreed to waive its fees, or to pay or absorb the ordinary operating expenses of the Fund and the Master Fund, to the extent necessary to limit the ordinary operating expenses of the Fund and the Master Fund, in the aggregate, to 2.00% per annum of the Fund's and the Master Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's and the Master Fund's expenses, the Fund and the Master Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser (or its affiliate) in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser (or its affiliate) such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation Agreement will remain in effect until terminated by the Adviser, the Fund or the Master Fund.

OTHER EXPENSES OF THE FUND, THE OFFSHORE FEEDER FUND AND THE MASTER FUND

The Fund ordinarily will bear all expenses incurred in its business and operations. Expenses borne by the Fund include, but are not limited to, the following:

    o All costs and expenses associated with the registration of the Fund under, and compliance with, any applicable federal or state laws;

    o Attorneys' fees and disbursements associated with updating the Fund's registration statement, Memorandum and other offering related documents (the "Offering Materials"); the costs of printing the Offering Materials; and attorneys' fees and disbursements associated with the preparation and review thereof;

    o The costs and expenses of holding meetings of the Fund's Board and any meetings of Members, including legal costs associated with the preparation and filing of proxy materials;

    o The fees and disbursements of the Fund's counsel, legal counsel to the Independent Managers, independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund;

    o All costs and expenses associated with the Fund's repurchase offers;

    o The fees payable to various service providers pursuant to the Funds' services agreement, administration agreement, and other agreements;

    o All costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

    o The costs of a fidelity bond and any liability insurance obtained on behalf of the Funds;

    o All expenses associated with computing the Fund's net asset value, including any equipment or services obtained for these purposes; and

    o Such other types of expenses as may be approved from time to time by the Master Fund Board.

The Master Fund will bear all expenses incurred in its business and operations other than those specifically required to be borne by the Adviser pursuant to the Advisory Agreement. Expenses borne by the Master Fund include, but are not limited to, the following:

    o All costs and expenses directly related to portfolio transactions and positions for the Master Fund's account, including, but not limited to, brokerage commissions (if any), research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in Portfolio Funds;

    o All costs and expenses associated with the registration of the Master Fund under, and compliance with, any applicable federal or state laws;

    o Attorneys' fees and disbursements associated with updating the Master Fund's registration statement, Memorandum and other offering related documents; the costs of printing those materials and distributing them to prospective investors; and attorneys' fees and disbursements associated with the preparation and review thereof;

    o The costs and expenses of holding meetings of the Master Fund Board and any meetings of interest holders of the Master Fund, including legal costs associated with the preparation and filing of proxy materials;

    o The fees and disbursements of the Master Fund's counsel, legal counsel to the Independent Managers, if any, independent accountants for the Master Fund and other consultants and professionals engaged on behalf of the Master Fund;

    o The Management Fee;

    o The fees payable to various service providers pursuant to the Master Fund's administration agreement and other agreements;

    o The costs of a fidelity bond and any liability insurance obtained on behalf of the Master Fund;

    o All costs and expenses of preparing, setting in type, printing and distributing reports and other communications to interest holders of the Master Fund;

    o All expenses associated with computing the Master Fund's net asset value, including any equipment or services obtained for these purposes;

    o All charges for equipment or services used in communicating information regarding the Master Fund's transactions among the Adviser and any custodian or other agent engaged by the Master Fund; and

    o Such other types of expenses as may be approved from time to time by the Master Fund Board.

The Offshore Feeder Fund's expenses are anticipated to be minimal and will be borne by the Adviser, or an affiliate of the Adviser.

The Portfolio Funds bear all expenses incurred in connection with their operations. These expenses are similar to those incurred by the Master Fund. The Portfolio Fund Managers generally will charge asset-based fees to and receive performance-based allocations from the Portfolio Funds, which will generally reduce the investment returns of the Portfolio Funds and the amount of any distributions from the Portfolio Funds to the Master Fund. These expenses, fees, and allocations will be in addition to those incurred by the Master Fund itself.

CONTROL PERSONS


Before the commencement of the Fund's operations, the Adviser (or an affiliate of the Adviser) may be deemed to control the Fund and Master Fund.

SUBSCRIPTIONS FOR UNITS


SUBSCRIPTION TERMS

The Fund currently intends to accept initial and additional subscriptions for Units made after the closing date and the commencement of the Fund's investment operations as of the first business day of each calendar month through such date or at such other times as may be determined by the Fund's Board. The Fund's Board may discontinue accepting subscriptions at any time. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date as outlined in the subscription agreement in the full amount of the subscription. Although the Fund may accept, in its sole discretion, a subscription prior to receipt of cleared funds, a prospective Member may not become a Member until cleared funds have been received, and the prospective Member is not entitled to interest or performance returns until accepted as a Member. The prospective Member must also submit a completed subscription agreement before the applicable subscription date as outlined therein. The Fund reserves the right to reject any subscription for Units and the Adviser may, in its sole discretion, suspend subscriptions for Units at any time and from time to time.

Units will be sold at the then-current net asset value per Unit as of the date on which the subscription is accepted. The minimum initial investment in the Fund from each investor is $1,000,000, and the minimum additional investment in the Fund is $100,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Units. Members will, however, receive written confirmation of their holdings.

Except as otherwise permitted by the Fund, initial and any additional contributions to the capital of the Fund by any Member must be made in U.S. dollars, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional contributions to the capital of the Fund will be payable in one installment. Although the Fund may, in its discretion, accept contributions of securities, the Fund does not currently intend to accept contributions of securities. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund, and where appropriate, the Master Fund, value their other assets.

Each new Member must agree to be bound by all of the terms of the LLC Agreement, which appear in Appendix A. Each potential Member must also represent and warrant in a subscription agreement, among other things, that the Member is an Eligible Investor as described below and is purchasing a Unit for its own account and not with a view to the distribution, assignment, transfer or other disposition of the Unit.

MEMBER QUALIFICATIONS

Each Member will be required to represent that it is acquiring Units directly or indirectly for the account of an Eligible Investor. To be an Eligible Investor, a Member must belong to one of the following categories: (1) pension, profit-sharing or other employee benefit trusts that are exempt from taxation under
Section 501(a) of the Code, by reason of qualification under Section 401 of the Code, as well as state and local government pension plans and Taft-Hartley plans; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) 403(b)(7) Plans; and (5) state colleges and universities ((1) through (5) collectively, "Eligible Investors").

In addition, an Eligible Investor must also certify that the Units subscribed for are being acquired directly or indirectly for the account of an "accredited investor," as defined in Regulation D under the 1933 Act. Units also are being offered only to potential investors that represent that they are natural persons, companies or other entities (other than investment companies and investment funds) that have a net worth of more than $1.5 million at the time of subscription (or such greater amount as may be required by applicable law or by the Board, in its sole discretion) or that they meet certain other qualification requirements. After initial purchase, existing Members subscribing for additional Units will be required to verify their status as Eligible Investors at the time of the additional subscription.

An "accredited investor" one or more of the following:

    - Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

    - Any natural person who has a net worth or joint net worth with that person's spouse at the time of purchase that exceeds $1,000,000 ("net
      worth"  for  this   purpose   means  total   assets  in  excess  of  total
      liabilities);

    - An individual or entity having an account managed by an investment adviser registered under the Advisers Act and the adviser is subscribing for Units in a fiduciary capacity on behalf of the account;

    - A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in the Fund and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

    - A Manager or executive officer of the Fund;

    - A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

    - An employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

    - Any organization described in section 501(c)(3) of the Code not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000; or

    - An entity in which all of the equity owners meet the qualifications set forth above.

After their initial purchase, existing Members subscribing for additional Units will be required to verify their status as Eligible Investors at the time of the additional subscription. In addition, Eligible Investors may not be charitable remainder trusts. Members must complete and sign a Member certification verifying that they meet these requirements before they may invest in the Fund. Various brokers that enter into selling agreements with placement agents, if any, may use differing Member certifications, which cannot, however, alter the Fund's requirement that a Member be, at a minimum, an Eligible Investor.

REPURCHASES AND TRANSFERS OF UNITS


NO RIGHT OF REDEMPTION

No Member or other person holding Units acquired from a Member will have the right to require the Fund to redeem those Units. There is no public market for Units and none is expected to develop. Units are generally not freely transferable and liquidity will normally be provided only through limited repurchase offers that may be made from time to time by the Fund. Any transfer of Units in violation of the LLC Agreement, which requires Board approval of any transfer, will not be permitted and will be void. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

REPURCHASES OF UNITS

The Fund from time to time will offer to repurchase outstanding Units pursuant to written tenders by Members. Repurchase offers will be made at such times and on such terms as may be determined by the Board in its sole discretion and generally will be offers to repurchase an aggregate specified dollar amount of outstanding Units.

The Board will cause the Fund to make offers to repurchase Units from Members pursuant to written tenders only on terms it determines to be fair to the Fund and to Members or persons holding Units acquired from Members. When the Board determines that the Fund will repurchase Units, notice will be provided to each Member describing the terms thereof, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. Members who are deciding whether to tender their Units during the period that a repurchase offer is open may ascertain an estimated net asset value of their Units from the Fund. If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether the Fund should repurchase Units from Members pursuant to written tenders, the Fund's Board will consider a variety of factors. The Board expects that the Fund will ordinarily offer to repurchase Units from Members quarterly with March 31, June 30, September 30 and December 31 valuation dates (or, if any such date is not a business day, on the last business day of such calendar quarter). The Board will consider the following factors, among others, in making its determination:

    - whether any Members have requested to tender Units to the Fund;

    - the liquidity of the Fund's assets;

    - the investment plans and working capital requirements of the Fund;

    - the relative economies of scale with respect to the size of the Fund;

    - the history of the Fund in repurchasing Units;

    - the market environment; and

    - the anticipated tax consequences of any proposed repurchases of Units.

Through the Offshore Feeder Fund, the Fund's assets consist primarily of interests in the Master Fund. Therefore, in order to finance the repurchase of Units pursuant to the repurchase offers, the Fund may find it necessary to liquidate a portion of its interest in the Master Fund. The Fund controls the Offshore Feeder Fund and, because interests in the Master Fund may not be transferred, the Fund may withdraw a portion of its interest in the Master Fund only pursuant to repurchase offers by the Master Fund made to the Offshore Feeder Fund, and a distribution from the Offshore Feeder Fund to the Fund of the proceeds. The Fund will not conduct a repurchase offer for Units unless the Master Fund through the Offshore Feeder Fund simultaneously conducts a repurchase offer for its interests. The Master Fund Board expects that the Master Fund will conduct repurchase offers on a quarterly basis in order to permit the Fund to meet its obligations under its repurchase offers. However, there are no assurances that the Master Fund Board will, in fact, decide to undertake such a repurchase offer. The Fund cannot make a repurchase offer larger than the sum of the repurchase offers made by the Master Fund. The Master Fund will make repurchase offers, if any, to all of its members on the same terms. This practice may affect the size of the Master Fund's offers. Subject to the Master Fund's investment restriction with respect to borrowings, the Master Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

The Board will determine that the Fund may repurchase Units from Members pursuant to written tenders only on terms the Board determines to be fair to the Fund and its Members. When the Board determines that the Fund will make a repurchase offer, notice of that offer will be provided to each Member describing the terms of the offer and containing information that Members should consider in deciding whether to tender Units for repurchase. Members who are deciding whether to tender their Units or portions thereof during the period that a repurchase offer is open may ascertain the estimated net asset value of their Units from the Fund during the period the offer remains open.

Payment for repurchased Units may require the Fund to liquidate a portion of its interest in the Offshore Feeder Fund and require the Offshore Feeder Fund to liquidate a portion of the Master Fund, which may, in turn, be required to liquidate some of its portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, which may result in losses, and may increase the Master Fund's portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Master Fund Board) to attempt to minimize potential losses and turnover resulting from the repurchase of Units.

When Units are repurchased by the Fund, Members will generally receive cash distributions equal to the value of the Units repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Units may be paid by the in-kind distribution of securities held by the Master Fund (through the Offshore Feeder Fund), or partly in cash and partly in-kind. The Fund does not expect to distribute securities in-kind except in unusual circumstances, such as in the unlikely event that the Fund does not have sufficient cash to pay for Units that are repurchased or if making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Units for repurchase. See "Risk Factors - Principal Risk Factors Relating to the Fund's Structure." Repurchases will be effective after receipt of all eligible written tenders of Units from Members and acceptance by the Fund.

Portfolio Funds may be permitted to distribute securities in-kind to investors making withdrawals of capital. Upon the Master Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, the Master Fund may receive securities that are illiquid or difficult to value, and which may cause the Master Fund to incur certain expenses. In such circumstances, the Adviser would determine whether to attempt to liquidate the security, hold it in the Master Fund's portfolio or distribute it to investors in the Master Fund in connection with a repurchase by the Master Fund of all or a portion of its interests held by Members.

REPURCHASE PROCEDURES

The Fund may have to effect a withdrawal from the Offshore Feeder Fund and the Offshore Feeder Fund from the Master Fund to pay for the Units being repurchased. The Master Fund, in turn, may have to effect redemptions from Portfolio Funds to pay for the repurchase of the Fund's interest in the Master Fund. Due to liquidity constraints associated with the Master Fund's investments in Portfolio Funds, it is presently expected that, under the procedures applicable to the repurchase of Units, Units will be valued for purposes of determining their repurchase price as of a quarter end (the "Valuation Date") that is at least 30 days after the date by which Members must submit a repurchase request. The Fund will generally pay (a) Members who have tendered all of their Units (or an amount that would cause their capital account, as discussed below, to fall below the minimum amount) an initial payment equal to 90% of the value of the Units repurchased and (b) all other Members the entire value of their Units that have been repurchased, at least one month after the Valuation Date. Any balance due to withdrawing Members will be determined and paid promptly after completion of the Fund's annual audit and be subject to audit adjustment. The amount that a Member may expect to receive on the repurchase of the Member's Units will be the value of those Units determined on the Valuation Date based on the net asset value of the Fund's assets as of that date. This amount will be subject to adjustment upon completion of the annual audit of the Fund's financial statements for the fiscal year in which the repurchase is effected (it is expected that the Fund's annual audit will be completed within 60 days after the end of each fiscal year).

Under these procedures, Members will have to decide whether to tender their Units for repurchase without the benefit of having current information regarding the value of Units as of a date proximate to the Valuation Date. In addition, there will be a substantial period of time between the date as of which Members must tender Units and the date they can expect to receive payment for their Units from the Fund. The Adviser currently expects that it will recommend to the Board that the Fund make its initial offer to repurchase Units from Members on April 1, 2008.

Any Member tendering Units for repurchase less than one year following the date of the initial purchase of the particular Units being tendered will be subject to an early withdrawal charge of 2.00% payable to the Fund (as a percentage of repurchase proceeds) which will be netted against withdrawal proceeds and remain in the Fund.

If a repurchase offer is oversubscribed by Members who tender Units for repurchase, the Fund will repurchase only a PRO RATA portion of the Units tendered by each Member. In addition, a Member who tenders for repurchase only a portion of its Units will be required to maintain a minimum capital account balance of $1,000,000, or such other amount as is determined by the Board. The Fund maintains the right to reduce the portion of Units to be repurchased from a Member so that the required minimum capital account balance is maintained.

Repurchases of Units by the Fund are subject to SEC rules governing issuer self-tender offers and will be made only in accordance with these rules.

Mandatory Repurchase by the Fund

The LLC Agreement provides that the Fund may repurchase Units of a Member or any person acquiring Units from or through a Member under certain circumstances, including if:

     o Units have been transferred or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

     o Ownership of the Units by the Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States;

     o Continued ownership of the Units may subject the Fund or any of its Members to an undue risk of adverse tax or other fiscal consequences;

     o Any of the representations and warranties made by a Member in connection with the acquisition of the Units was not true when made or has ceased to be true, including such Member's tax-exempt or tax-deferred status under the Code; or

     o It would be in the best interests of the Fund to repurchase the Units or a portion thereof.

Members whose Units, or a portion thereof, are redeemed by the Fund will not be entitled to a return of any amount of sales load, if any, that may have been charged in connection with the Member's purchase of Units.

TRANSFERS OF UNITS

No person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in its sole and absolute discretion. Units may be transferred only: (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member; or (ii) with the written consent of the Board, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances. Without limiting the foregoing, the Board generally will not consent to a transfer unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships); (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children); or (iii) a distribution from a qualified retirement plan. The Board may permit other pledges, transfers or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; provided, however, that prior to any such pledge, transfer or assignment, the Board shall consult with Fund counsel to ensure that such pledge, transfer or assignment will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee meets any requirements imposed by the Fund with respect to Member eligibility and suitability. In addition to the foregoing, no Member will be permitted to transfer Units unless after such transfer the balance of the capital account of the transferee, and of the Member transferring the Units if the transfer involves less than all of such Member's Units, is at least equal to the Fund's minimum investment requirements.

Any transferee meeting the Fund's eligibility requirements that acquires Units in the Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Units so acquired and to transfer such Units in accordance with the terms of the LLC Agreement, but will not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member as provided in the LLC Agreement. If a Member transfers Units with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as a Member. Each Member and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the Member eligibility requirements, the Fund reserves the right to redeem its Units. Any transfer of Units in violation of the LLC Agreement will not be permitted and will be void.

The LLC Agreement provides, in part, that each Member has agreed to indemnify and hold harmless the Fund, the Managers, the Adviser, each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of these provisions or any misrepresentation made by such Member in connection with any such transfer.

CALCULATION OF NET ASSET VALUE

The Fund and the Offshore Feeder Fund will compute its net asset value as of the last business day of each "fiscal period" (as defined under "Units and Capital Accounts" below). Such computation is expected to occur on a monthly basis and other times at the Board's discretion. In determining its net asset value, the Fund and the Offshore Feeder Fund will value its investments as of such fiscal period end. The net asset value of the Fund and the Offshore Feeder Fund will equal the value of the assets of the Fund and the Offshore Feeder Fund, respectively, less all of each entity's liabilities, including accrued fees and expenses. It is expected that the assets of the Fund will consist primarily of the Fund's interest in the Offshore Feeder Fund. In computing its net asset value, the Fund will value its interest in the Offshore Feeder Fund at the value of that Offshore Feeder Fund's interest in the Master Fund, and the Offshore Feeder Fund will value its interest in the Master Fund at the net asset value provided by the Master Fund to the Offshore Feeder Fund and the Fund.

The Master Fund Board has approved procedures pursuant to which the Master Fund will value its investments in Portfolio Funds at fair value. As a general matter, the fair value of the Master Fund's interest in a Portfolio Fund will represent the amount that the Master Fund could reasonably expect to receive from a Portfolio Fund or from a third party if the Master Fund's interest were redeemed or sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Master Fund believes to be reliable. In accordance with these procedures, fair value as of each fiscal period end ordinarily will be the value determined as of such fiscal period end for each Portfolio Fund in accordance with the Portfolio Fund's valuation policies and reported by the Portfolio Fund or the Portfolio Fund's administrator at the time of such valuation to the Master Fund or the Administrator. The pricing provided by the Portfolio Funds will ordinarily be confirmed by the Administrator and reviewed by the Adviser. Under some circumstances, the Master Fund or the Adviser may determine, based on other information available to the Master Fund or the Adviser, that a Portfolio Fund's reported valuation does not represent fair value. In addition, the Master Fund may not have a Portfolio Fund's reported valuation as of a particular fiscal period end - for example, in the event that a Portfolio Fund does not report a fiscal period end value to the Master Fund on a timely basis. In such cases, the Master Fund would determine the fair value of such a Portfolio Fund based on any relevant information available at the time the Master Fund values its portfolio, including the most recent value reported by the Portfolio Fund. Any values reported as "estimated" or "final" values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Master Fund's valuation date.

When investing in any Portfolio Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund. As a general matter, such review will include a determination of whether the Portfolio Fund utilizes market values when available, and otherwise utilizes principles of fair value that the Adviser reasonably believes to be consistent with those used by the Master Fund for valuing its own investments. Although the procedures approved by the Master Fund Board provide that the Adviser will review the valuations provided by Portfolio Fund Managers, neither the Adviser nor the Master Fund Board will be able to confirm independently the accuracy of valuation calculations provided by the Portfolio Fund Managers.

The Board has also established procedures for the valuation of investment securities, if any, held directly by the Fund, and the Master Fund Board has established substantially similar procedures for the valuation of investment securities held directly by the Master Fund. In general, those procedures are as follows:

Equity securities, puts, calls and futures traded on a U.S. securities or futures exchange or on NASDAQ are valued as follows:

(1) If last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day; or

(2) If last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked" prices on the valuation date or, if not, at the closing "bid" price on the valuation date.

Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1) At the last sale price available to the pricing service approved by the Board and the Master Fund Board; or

(2) At the last sale price obtained by the Fund, the Master Fund, or the Adviser from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date; or

(3) At the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Board and the Master Fund Board or obtained by the Fund, the Master Fund, or the Adviser from two active market makers in the security on the basis of reasonable inquiry:

(1) Debt instruments that have a maturity of more than 397 days when issued;

(2) Debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days;

(3) Non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less; and

(4) Puts, calls and futures that are not traded on an exchange or on NASDAQ.

Money market debt securities that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less are valued at cost, adjusted for amortization of premiums and accretion of discounts.

Securities (including restricted securities) not having readily available market quotations are valued at fair value determined under procedures established by the Board and the Master Fund Board. If the Fund, the Master Fund, or the Adviser is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available). The Master Fund's interests in Portfolio Funds will not have readily available market quotations and will be valued at their "fair value," as determined under procedures established by the Master Fund Board. With respect to the Master Fund's interests in Portfolio Funds, the Administrator of the Master Fund will normally rely on valuation information provided by Portfolio Fund administrators or Portfolio Fund Managers as being the "fair value" of such investments. The pricing provided by Portfolio Fund Managers or the Portfolio Fund administrator will ordinarily be confirmed by the Master Fund's administrator and reviewed by the Adviser. The Master Fund Board, however, will consider such information provided by Portfolio Fund Managers, as well as other available information, and may possibly conclude in unusual circumstances that the information provided by a Portfolio Fund Manager does not represent the "fair value" of the Master Fund's interests in Portfolio Funds.

In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Fund or the Adviser may use pricing services approved by the Board and Master Fund Board. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Fund or the Adviser will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

The closing prices in the London foreign exchange market on a particular business day that are provided by a bank, dealer, or pricing service that the Fund or the Adviser has determined to be reliable are used to value foreign currency, including forward foreign currency contracts, and to determine the U.S. dollar value of securities that are denominated or quoted in foreign currency.

The Fund's and Master Fund's valuation procedures require the Fund, Master Fund and the Adviser to consider relevant information available at the time that the Fund and the Master Fund value their respective portfolios. The Adviser and/or the Master Fund Board will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of the Master Fund's interests in the Portfolio Fund. Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds will typically make available net asset value information to their investors which will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Master Fund Board, in the absence of specific transaction activity in interests in a particular Portfolio Fund, the Master Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. Consistent with industry practice, the Master Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Portfolio Fund. In other cases, as when a Portfolio Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Portfolio Fund interests, the Master Fund may determine that it is appropriate to apply a discount to the net asset value of the Portfolio Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the Portfolio Funds' administrators or the Portfolio Fund Managers, upon which the Master Fund's administrator calculates the Master Fund's fiscal period end net asset values, may be subject to later adjustment by the Portfolio Fund Managers of the Portfolio Funds' administrators, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by those funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Any material adjustments in the valuations of the Portfolio Funds will be reflected in the Fund's net asset values for the relevant fiscal periods and may be reflected in the proceeds that a Member would receive upon the repurchase of Units, as described above in "Repurchases and Transfers of Units - Repurchase Procedures", or the purchase price paid at the time of the initial investment or additional subscription.

The procedures approved by the Master Fund Board provide that, where deemed appropriate by the Adviser and/or the Board and consistent with the 1940 Act, investments in Portfolio Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Master Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Master Fund's investment will be revalued in a manner that the Adviser, in accordance with procedures approved by the Master Fund Board, determines in good faith best reflects approximate market value. The Master Fund Board will be responsible for ensuring that the valuation policies utilized by the Adviser are fair to the Master Fund and consistent with applicable regulatory guidelines.

To the extent the Adviser invests the assets of the Master Fund in securities or other instruments that are not investments in Portfolio Funds, the Master Fund's administrator will generally value such assets as described below. Domestic exchange-traded securities and NASDAQ-listed securities will be valued at their last sales prices as reported on the exchanges where such securities are traded. If no sales prices are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer or pricing service. Securities traded on a foreign securities exchange will generally be valued at their last sales prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by the appropriate exchange, dealer or pricing service. Redeemable securities issued by a registered open-end investment company will be valued at the investment company's net asset value per share less any applicable redemption fee. Other securities for which market quotations are readily available will be valued at their bid prices, or ask prices in the case of securities held short, as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Master Fund Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Master Fund Board will reevaluate its fair value methodology to determine what, if any, adjustments should be made to the methodology.

Debt securities will be valued in accordance with the Master Fund's valuation procedures, which generally provide for using a third-party pricing system, agent or dealer selected by the Adviser, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Master Fund Board will monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined by the Master Fund Board to represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Master Fund is determined. When such events materially affect the values of securities held by the Master Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Master Fund Board.

The Adviser acts as investment adviser to other clients that may invest in securities for which no public market price exists. The Adviser or other parties responsible for valuing such securities may use other methods of valuation in these contexts that may result in differences in the value ascribed to the same security owned by the Master Fund and other clients. Consequently, the fees charged to the Master Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Adviser's Management Fees and the costs of any borrowings, are accrued on a monthly basis on the day that the net asset value is calculated and taken into account for the purpose of determining the net asset value.

Prospective Members should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Master Fund if the judgments of the Master Fund Board, the Adviser or Portfolio Fund Managers should prove incorrect. Also, Portfolio Fund Managers will only provide determinations of the net asset value of Portfolio Funds on a periodic basis. Consequently, it may not be possible to determine the net asset value of the Master Fund more frequently.

UNITS AND CAPITAL ACCOUNTS

GENERAL

The Fund will maintain a separate capital account for each Member, which will have an opening balance equal to the Member's initial contribution to the capital of the Fund. The aggregate net asset value of the Member's Units will reflect the value of the Member's capital account. Each Member's capital account will be increased by the amount of any additional contributions by the Member to the capital of the Fund, plus any amounts credited to the Member's capital account as described below. Similarly, each Member's capital account will be reduced by the sum of the amount of any repurchase by the Fund of the Member's Units, or portion thereof, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited against the Member's capital account as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. A fiscal period begins on the day after the last day of the preceding fiscal period and ends at the close of business on the first to occur of: (i) the last day of each fiscal year (March 31), (ii) the last day of each taxable year (December 31), (iii) the day preceding the date as of which any contribution to the capital of the Fund is made, (iv) any day as of which the Fund values any Units of any Member in connection with the repurchase of such Units, or (v) any day as of which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective ownership of Units. Upon the closing of the initial issuance of Units, one Unit shall be issued with respect to each $100 contributed to the capital of the Fund by a Member. Thereafter Units shall be issued at the net asset value per Unit as of the date of issuance. The net asset value of a Unit will be determined by dividing the Fund's aggregate net asset value by the number of Units outstanding at the applicable date.

ALLOCATION OF NET PROFITS AND LOSSES

Net profits or net losses of the Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of Members as of the last day of each fiscal period in accordance with Members' respective Unit ownership for the period. Net profits or net losses will be measured as the net change in the value of the assets of the Fund including any net change in unrealized appreciation or depreciation of investments as well as realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of Units.

Allocations for tax purposes generally will be made among Members so as to equitably reflect amounts credited or debited to each Member's capital account for the current and prior taxable years.

ALLOCATION OF SPECIAL ITEMS

Withholding taxes or other tax obligations incurred by the Fund (either directly or indirectly through the Offshore Feeder Fund or the Master Fund) which are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which the Fund paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes.

RESERVES

Appropriate reserves may be created, accrued, and charged against net assets for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) that the Fund may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, against net assets.

VOTING

Each Member has the right to cast a number of votes equal to the number of Units held by such Member at a meeting of Members called by the Fund's Board. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Manager and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Whenever the Fund as a member in the Master Fund, through the Offshore Feeder Fund, is requested to vote on matters pertaining to the Master Fund (other than the termination of the Master Fund's business, which may be determined by the Board of the Master Fund without member approval), the Offshore Feeder Fund will pass voting rights to the Fund, and the Fund will hold a meeting of the Members and vote its interest in the Master Fund, through the Offshore Feeder Fund, for or against such matters proportionately to the instructions to vote for or against such matters received from the Members. Thus, the Offshore Feeder Fund will not vote on Master Fund matters requiring a vote of the Master Fund's members without the instruction of Fund Members. The Fund shall vote Units for which it receives no voting instructions in the same proportion as the Units for which it receives voting instructions.

The Master Fund invests in Portfolio Funds, which generally issue non-voting securities. Therefore, the Master Fund ordinarily does not receive proxies, and is not called upon to vote proxies. Where the Master Fund is called upon to vote proxies, the Adviser's policy is to exercise proxy voting authority in a prudent and diligent manner and to make voting decisions on behalf of the Master Fund and its interest holders, based on the Adviser's reasonable judgment of what is in the Master Fund's best interest. The Adviser bases its decision on analysis and judgment of the particular facts and circumstances in question. The Adviser's policy is to exercise proxy voting authority in a prudent and diligent manner and to make voting decisions on behalf of the Master Fund and its interest holder(s), based on the Adviser's reasonable judgment of what is in the Master Fund's best interest. The Adviser bases its decision on its analysis and judgment of the particular facts and circumstances in question. Thus, to the extent the Master Fund invests in voting securities, if any, its primary consideration in voting portfolio proxies would be the financial interests of the Master Fund and its interest holders. One of the primary factors the Adviser considers when determining the desirability of investing in a particular hedge fund is the quality and depth of its management. Accordingly, the Adviser believes that the recommendation of management on any issue should be given substantial weight in determining how proxy issues are resolved. As a matter of practice, the Adviser will vote on most issues presented in a portfolio hedge fund proxy statement in accordance with the position of the company's management, unless the Adviser determines that voting in accordance with management's recommendation would adversely affect the investment merits of owning the hedge fund. However, the Adviser will consider each issue on its own merits, and will not support the position of the company's management in any situation where, in the Adviser's judgment, it would not be in the best interests of the client to do so. In addition, the Master Fund invests only in Hedge Funds that are unaffiliated with the Adviser.

Information regarding how the Fund voted proxies relating to securities of the Master Fund during the most recent 12-month period ended March 31 will be available: (i) without charge, upon request, by calling collect (212) 532-3651; and (ii) on the SEC's website at http://www.sec.gov.

The Master Fund ordinarily will limit its investment position in any one Portfolio Fund to less than 5% of the Portfolio Fund's outstanding voting securities. However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Adviser, the Master Fund, as authorized by the Board, may purchase non-voting securities of, or waive its right to vote its interests in, Portfolio Funds. Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Portfolio Fund, if investments in a Portfolio Fund by the Master Fund (and certain affiliates) will equal or exceed 25% of the Portfolio Fund's assets, or such lower percentage limit as may be determined by the Master Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified. The Adviser and its affiliates each will limit its investment position according to the guidelines above.

To the extent the Master Fund purchases non-voting securities of a Portfolio Fund or waives its right to vote its securities with respect to the Master Fund, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Master Fund's investment in the Portfolio Fund.

PARTICIPATION IN INVESTMENT OPPORTUNITIES

The Adviser expects to employ an investment program for the Master Fund that is substantially similar to the investment program employed by it for certain other accounts managed the Adviser or its affiliates (collectively "Affiliate Accounts"), including a private investment partnership that has an investment program substantially the same as the Master Fund's investment program. As a general matter, the Adviser will consider participation by the Master Fund in all appropriate investment opportunities that are under consideration for those other Affiliate Accounts. There may be circumstances, however, under which the Adviser will cause one or more Affiliate Accounts to commit a different percentage of their respective assets to an investment opportunity than the Adviser commits of the Master Fund's assets. There also may be circumstances under which the Adviser will consider participation by the Affiliate Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Master Fund, or vice versa.

The Adviser will evaluate for the Master Fund and for each Affiliate Account a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Master Fund or Adviser Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) applicable investment or regulatory limitations. Because these considerations may differ for the Master Fund and each Affiliate Account in the context of any particular investment opportunity, the investment activities of the Master Fund and the Affiliate Accounts may differ from time to time. In addition, the fees and expenses of the Fund and the Master Fund may differ from those of the Adviser Accounts. Accordingly, the future performance of the Fund and each Adviser Account may vary.

In cases where the Adviser determines that it is appropriate for the Master Fund and one or more Affiliate Accounts to participate in an investment transaction in the same Portfolio Fund or other investment at the same time, it will attempt to aggregate, place and allocate orders on a basis that the Adviser believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Master Fund participates, or participates to the same extent as the Adviser Accounts, in all investments or trades. However, no participating entity or account will receive preferential treatment over any other, and the Adviser will seek to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments.

Situations may occur, however, where the Master Fund could be disadvantaged because of the investment activities conducted by the Adviser or an affiliate for the Affiliate Accounts. Such situations may be based on, among other things, the following: (1) legal restrictions or other limitations (including limitations imposed by Portfolio Fund Managers with respect to Portfolio Funds) on the combined size of positions that may be taken by the Master Fund and the Affiliate Accounts, thereby limiting the size of the Master Fund's position or the availability of the investment opportunity; (2) difficulty in liquidating an investment for the Master Fund and an Affiliate Account where the Portfolio Fund or market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. In particular, the Master Fund may be legally restricted from entering into a "joint transaction" (as defined in the 1940 Act) with an Affiliate Account with respect to the securities of an issuer without first obtaining exemptive relief from the SEC.

Managers, officers, employees and affiliates of the Adviser may buy and sell securities, including Portfolio Funds or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by managers, officers, employees and affiliates of the Adviser, or by the Adviser for the Affiliate Accounts, that are the same as, different from or made at a different time from positions taken for the Master Fund. The Adviser may invest in Portfolio Funds whose service providers may be affiliates of the Adviser. Such Portfolio Funds are not considered affiliates of the Fund by reason of such services that are provided to the Portfolio Funds in the normal course of business.

OTHER MATTERS

Except in accordance with applicable law, the Adviser and its affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Master Fund. However, subject to certain conditions imposed by applicable rules under the 1940 Act, the Master Fund may effect certain principal transactions in securities with one or more accounts managed by the Adviser, except for accounts as to which the Adviser or any of its affiliates serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from the Adviser or one of its affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where the Adviser has determined it would be appropriate for the Master Fund to purchase (or sell), and the Adviser determined it would be appropriate for another account to sell (or purchase), the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates, and of their respective directors, managers, officers or employees, may give rise to additional conflicts of interest.

TAXES

The following is a summary of certain aspects of the income taxation of the Fund and its Members and of the Master Fund that should be considered by a prospective Member. The Fund has not sought a ruling from the Service or any other Federal, state, or local agency with respect to any of the tax issues affecting the Fund, but the Fund may seek a ruling from the Service with respect to the question of whether or not any income allocable to a Tax-Exempt Member of the Fund would be UBTI. Further, the Fund has not obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes and the absence of UBTI.

This summary of certain aspects of the Federal income tax treatment of the Fund is based upon the Code, judicial decisions, Treasury Regulations (the "Regulations"), and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code that could change certain tax consequences of an investment in the Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular Member or to certain Members subject to special treatment under the Federal income tax laws, such as insurance companies.

Prospective Members should consult with their own tax advisers in order to understand the Federal, state, local and foreign income tax consequences of an investment in the Fund.

In addition to the particular matters set forth in this section, Tax-Exempt Members should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with its overall investment plans. Prospective Tax-Exempt Members are urged to consult their own counsel and tax advisers regarding the acquisition of Units.

TAX TREATMENT OF FUND OPERATIONS

CLASSIFICATION OF THE FUND

The Fund has received an opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the Fund, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board and the Master Fund Board, the Fund and the Master Fund will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations.

Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Units will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).

The Section 7704 Regulations include a "redemption or repurchase agreement" safe harbor under which partnership interests can avoid being treated as readily tradable. The Section 7704 Regulations provide that this safe harbor applies in the case of a "redemption or repurchase agreement," which is defined as "a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or a person related to another partner. The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership's taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 10 percent of the total interests in partnership capital or profits.

The LLC Agreement contains provisions satisfying two of the requirements for a safe-harbor redemption or repurchase agreement. First, the LLC Agreement provides that the Fund will repurchase Units only if they have been tendered at least 30 days prior to a Valuation Date; and it will pay the repurchase price approximately, but no earlier than, 30 days after the Valuation Date (therefore, in no event less than 60 days after the written tender thereof). Second, the LLC Agreement provides that Units will be valued for purposes of determining their repurchase price as of the end of each fiscal quarter (i.e., four times per fiscal year).

The third condition of the "redemption or repurchase agreement" safe harbor is that the repurchased interests' partnership capital or profits not exceed 10 percent per year of the total interests in partnership capital or profits. The LLC Agreement does not contain an explicit limitation on the number of Units that can be repurchased in any year. The transfer restrictions and repurchase provisions of the LLC Agreement are sufficient to meet the requirements of the "redemption or repurchase agreement" safe harbor as set forth in the Section 7704 Regulations in any year in which the Fund repurchases Units representing not more than 10 percent of the total interests in the Fund's capital or profits.

In the event that, in any year, the Fund repurchases Units representing more than 10 percent of the total interests in the Fund's capital or profits, the Fund will not satisfy the "redemption or repurchase agreement" safe harbor. The
Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event, the partnership's status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. Kirkpatrick & Lockhart Nicholson Graham LLP also has rendered its opinion that the Fund will not be a publicly traded partnership treated as a corporation for purposes of the Section 7704 due to the application of the "redemption or repurchase agreement" safe harbor in any year in which the Fund repurchases Units not in excess of 10 percent of the total interests in the Fund's capital or profits and that, in the event that the Fund in any year repurchases Units in excess of 10 percent of the total interests in the Fund's capital or profits, the Fund may still avoid being considered a publicly traded partnership if the facts and circumstances with respect to the Fund's repurchases of Units, including the amount of Units being repurchased in such year and the pattern of repurchases of Units over the life of the Fund, indicate that the Fund is not providing the equivalent of a secondary market for its Units that is comparable, economically, to trading on an established securities market. Based upon the anticipated operations of the Fund, Units will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, the Fund will not be treated as a publicly traded partnership taxable as a corporation.

The opinions of counsel described above, however, are not binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund.

As an entity treated as a partnership for tax purposes, the Fund is not itself subject to Federal income tax. The Fund will file an annual partnership information return with the Service that will report the results of operations. Each Member will be required to report separately on its income tax return its distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. The Fund does not presently intend to make periodic distributions of its net income or gains, if any, to Members. The amount and times of distributions, if any, will be determined in the sole discretion of the Fund's Board. Each Member will be taxed on its distributive share of the Fund's taxable income and gain regardless of whether it has received or will receive a distribution from the Fund.

CLASSIFICATION OF THE OFFSHORE FEEDER FUND

The tax status of the Offshore Feeder Fund and its shareholders under the tax laws of the Cayman Islands and the United States is summarized below. The summary is based on the assumption that the Offshore Feeder Fund is owned, managed and operated as contemplated and reflects counsel's consideration of the fact that shares of the Offshore Feeder Fund will be held by the Fund and that Units in the Fund will be held by U.S. tax-exempt entities. The summary is considered to be a correct interpretation of existing laws as applied on the date of this Memorandum but no representation is made or intended by the Offshore Feeder Fund (i) that changes in such laws or their application or interpretation will not be made in the future, or (ii) that the Service will agree with the interpretation described below as applied to the method of operation of the Offshore Feeder Fund. Persons interested in subscribing for Units in the Fund should consult their own tax advisers with respect to the tax consequences, including the income tax consequences, if any, to them of the purchase, holding, redemption, sale or transfer of Units.

1. The Offshore Feeder Fund will be classified as an association taxable as a corporation for United States federal income tax purposes.

2. The Offshore Feeder Fund generally will not be subject to taxation by the United States on income or gain realized by the Master Fund from its stock, securities, commodities or derivatives trading for a taxable year, provided that such income or gain of the Master Fund is not treated as effectively connected with a U.S. trade or business conducted by the Master Fund or any Portfolio Fund in which the Master Fund invests.

    Section 864(b)(2) of the Code provides a safe harbor pursuant to which a foreign entity that engages in the United States in trading securities for its own account will not be deemed to be engaged in a United States trade or business. The Master Fund intends generally to conduct its activities in a manner so as to meet the requirements of this safe harbor. If the activities are conducted in such a manner, the Master Fund's securities trading activities should not constitute a United States trade or business, and the Offshore Feeder Fund generally should not be subject to the regular United States federal income tax on its allocable share of its Master Fund's trading profits. However, certain activities of Portfolio Funds in which the Master Fund invests may be determined to be outside the scope of this safe harbor, in which case the Master Fund, and therefore the Offshore Feeder Fund, may be considered to be engaged in a United States trade or business.

    If the Master Fund is not deemed to be engaged in a U.S. trade or business, the Offshore Feeder Fund will not be subject to any U.S. federal income tax on its capital gains, whether from sources within or outside the United States, to the extent that securities in which the Master Fund invests are not classified as United States real property interests within the meaning of Section 897 of the Code. The Master Fund does not intend to invest in any securities that would be classified as United States real property interests. The Offshore Feeder Fund will, however, be subject to a U.S. withholding tax at a 30% rate applicable to dividends and certain interest income considered to be from sources within the United States. To maximize the availability of the exemption from such withholding for "portfolio interest," the Offshore Feeder Fund will provide the Master Fund with a statement regarding the Offshore Feeder Fund's foreign status on IRS Form W-8BEN or its equivalent. Also, the Offshore Feeder Fund and the Master Fund do not expect to maintain cash reserves, but generally intend to invest any cash reserves that may exist in a manner so as not to be subject to such 30% withholding.

    An investment in the Master Fund should not cause the Offshore Feeder Fund to receive income that is "effectively connected" with a U.S. trade or business so long as (i) the Master Fund is not considered a dealer in stock, securities or commodities and does not regularly offer to enter into, assume or otherwise terminate positions in derivatives with customers, (ii) the U.S. business activities of the Master Fund consist solely of trading stock, securities, commodities and derivatives for its own account (and in the case of commodities, is limited to trading in commodities of a kind customarily dealt in on an organized exchange in transactions of a kind customarily consummated at such place) and (iii) any entity treated as a partnership for U.S. federal income tax purposes in which the Master Fund invests is also not deemed to be engaged in a U.S. trade or business. With respect to condition (iii), the Master Fund has no control over whether the entities treated as partnerships for U.S. federal income tax purposes in which the Master Fund invests are engaged or deemed to be engaged in a U.S. trade or business. The Master Fund, however, intends to use reasonable efforts to monitor the extent to which Portfolio Funds in which it invests engage in activities that would be considered engaging in a U.S. trade or business giving rise to effectively connected income, and to reduce or eliminate the extent to which it allocates investment assets to entities treated as partnerships for U.S. federal income tax purposes that are engaged or deemed to be engaged in a U.S. trade or business.

    In the event that the Master Fund were found to be engaged in a U.S. trade or business during any taxable year, the Offshore Feeder Fund would be required to file a U.S. federal income tax return for such year on IRS Form 1120-F and pay tax at full U.S. rates on the portion of its income that is treated as effectively connected with such U.S. trade or business, and an additional 30% branch profits tax would be imposed. In addition, in such event, the Master Fund would be required to withhold such taxes from the income or gain allocable to the Offshore Feeder Fund under Section 1446 of the Code.

3. Eligible Investors generally are exempt from U.S. federal income tax except to the extent that they have UBTI. UBTI is income from a trade or business unrelated to the exempt activities carried on by a tax-exempt entity. UBTI in excess of $1,000 (U.S.) in any year is taxable and may result in an alternative minimum tax liability. In light of the taxability of UBTI received by a tax-exempt entity, a Tax-Exempt Member should consult its tax adviser before purchasing Units. It will be the responsibility of any Tax-Exempt Member investing in the Fund to keep its own records with respect to UBTI and file its own IRS Form 990-T with respect thereto.

    Various types of income, including dividends, interest, royalties, rents from real property (and incidental personal property) and gains from the sale of property other than inventory and property held primarily for sale to customers are excluded from UBTI so long as such income is not derived from debt-financed property. To the extent that the Master Fund or the Offshore Feeder Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin or through other means of leverage) or

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

    property held primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property or activity may constitute UBTI. However, such UBTI should not be attributable to shareholders because the Offshore Feeder Fund is classified for U.S. income tax purposes as an association taxable as a corporation and UBTI generally will not pass through or be deemed to pass through a corporation to its U.S. tax-exempt shareholders.

    The Code provides two taxing regimes that have the effect of taxing U.S. persons currently on some or all of their pro rata share of the income of a foreign corporation, even though such income has not actually been distributed to them. These regimes involve the taxation of U.S. shareholders of (i) "passive foreign investment companies" ("PFICs") and (ii) "controlled foreign corporations" ("CFCs"). Because all of the shares of the Offshore Feeder Fund will be held by the Fund, which is a U.S. partnership for income tax purposes, the Offshore Feeder Fund will be considered a CFC for U.S. income tax purposes.

    A "U.S. shareholder" (as defined below) of a CFC generally must include in income currently its pro rata share of, among other things, the CFC's "Subpart F income," whether or not currently distributed to such shareholder. "Subpart F income" includes the various passive types of investment income, such as dividends, interest, gains from the sale of stock or securities, and gains from futures transactions in commodities. A "U.S. shareholder" is generally defined as any U.S. person (including a U.S. partnership) that owns (or, after the application of certain constructive stock ownership rules, is deemed to own) 10% or more of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. A foreign corporation will be treated as a CFC if more than 50% of the stock of such foreign corporation, determined by reference to either vote or value, is owned (or, after the application of certain constructive stock ownership rules, is deemed to be owned) by "U.S. shareholders." Because the Fund, a U.S. partnership, will own 100% of the stock of the Offshore Feeder Fund, the Offshore Feeder Fund will be treated as a CFC.

    "Subpart F income" of a CFC that is currently taxed to a "U.S. shareholder" is not subject to tax again in its hands when actually distributed to such shareholder. Where income is taxable under both the PFIC rules and Subpart F, Subpart F is given precedence, and such income is taxed only once. In addition, a corporation will not be treated with respect to a shareholder as a PFIC during the "qualified portion" of such shareholder's holding period with respect to stock in such corporation. Generally, the term "qualified portion" means the portion of the shareholder's holding period during which the shareholder is a "U.S. shareholder" (as defined above) and the corporation is a CFC.

    Under current law applicable to U.S. tax-exempt entities, income attributed from a CFC or PFIC to a tax-exempt entity is taxable to a tax-exempt entity only if the income attributed from the CFC or PFIC is made taxable to the tax- exempt entity under the Code and Regulations relating to particular categories of UBTI (for example, if the Offshore Feeder Fund were to generate certain insurance income as defined in Section 512(b)(17) of the
    Code). The Offshore Feeder Fund does not expect to generate UBTI of this type.

    The Fund has received an opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the Fund, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board, income of the Fund allocable to Tax-Exempt Members (subject to certain exceptions) should not constitute UBTI. The Fund has not sought a ruling from the Service with respect to any of the tax issues affecting the Fund, but the Fund may decide in the future to seek a ruling with respect to the question of whether or not any income allocable to a Tax-Exempt Member of the Fund would be UBTI.

    The foregoing discussion is intended to apply primarily to tax-exempt organizations that are qualified plans. The UBTI of certain other exempt organizations may be computed in accordance with special rules. Further, certain types of tax-exempt entities under the Code, such as "charitable remainder trusts" that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs and PFICs in a manner similar to taxable investors.
    Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income. As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income. For these reasons, the Fund would not be an appropriate investment for charitable remainder trusts.

4. There are no income, corporate, capital gains or other taxes in effect in the Cayman Islands on the basis of present legislation. The Offshore Feeder Fund is an exempted company under Cayman Islands law and has made an application to the Governor-in-Council of the Cayman Islands for, and expects to receive, an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision) which will provide that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to the Offshore Feeder Fund or its operations. No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of shares. An annual

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

    registration fee will be payable by the Offshore Feeder Fund to the Cayman Islands government which will be calculated by reference to the nominal amount of its authorized capital.

UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE MASTER FUND AND PORTFOLIO FUNDS, AS WELL AS THE TAX IMPACT OF SUCH INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS ON THE OFFSHORE FEEDER FUND AS A RESULT OF BEING AN INVESTOR IN THE MASTER FUND AND, THROUGH THE MASTER FUND, AN INDIRECT INVESTOR IN THE PORTFOLIO FUNDS.

As an entity treated as a partnership for tax purposes, the Fund is not itself subject to federal income tax. The Fund will file annual partnership information returns with the Service that will report the results of operations. Each Member will be required to report separately on its income tax return its distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss.

Because the Offshore Feeder Fund will be treated as a corporation for federal income tax purposes, however, the Fund, and therefore its Members, will receive taxable income to the extent of dividends paid by the Offshore Feeder Fund or earlier in the event that CFC rules (mentioned above) require the Fund to include some portion of the Offshore Feeder Fund's income in its own income even when no dividends are paid. The Offshore Feeder Fund's income will be its share of the taxable income of the Master Fund, which, in turn, will receive allocations of its shares of the taxable income of the Portfolio Funds. Generally, neither the Fund nor the Offshore Feeder Fund will have any power to control the timing of cash distributions by the Portfolio Funds. In addition, the Fund does not intend to make periodic distributions of net income or gains, if any, to Members. The amount and timing of any distributions will be determined in the sole discretion of each Board. Accordingly, it is likely that a Member's share of income from the Fund could exceed the distributions, if any, the Member receives from the Fund. As discussed below, Members will be furnished with a tax information report annually stating each Member's respective share of the Fund's tax items. Members that are tax-exempt entities generally will not be subject to income tax on their allocable share of the Fund's income and gains.

ALLOCATION OF PROFITS AND LOSSES. Under the LLC Agreement, the Fund's net capital appreciation or net capital depreciation for each accounting period is allocated among the Members of the Fund and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years.

TAX ELECTIONS; RETURNS; TAX AUDITS. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section
754. Under the LLC Agreement, at the request of a Member, the Board, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the Service's consent. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board does not presently intend to make such election.

The Board decides how to report the partnership items on the Fund's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member chosen by the Board, designated as the "Tax Matters Partner," has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items.

TAX CONSEQUENCES TO A WITHDRAWING MEMBER

A Member receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its Units. Such capital gain or

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

loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member's contributions to the Fund. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Fund's "unrealized receivables" exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its Units.

As discussed elsewhere, the LLC Agreement provides that the Board may specially allocate items of Fund capital gain (including short-term capital gain) to a withdrawing Member to the extent its capital account would otherwise exceed its adjusted tax basis in its Units; and the Board may specially allocate items of loss to a withdrawing member to the extent its adjusted tax basis in its Units would otherwise exceed its capital account. Such a special allocation of gain or loss may result in the withdrawing Member recognizing capital gain, which may include short-term capital gain or loss, in the Member's last taxable year in the Fund, thereby reducing the amount of long-term capital gain or loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

DISTRIBUTIONS OF PROPERTY. A partner's receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" within the meaning of Section 731(c)(3)(c)(i) and the recipient is an "eligible partner" within the meaning of
Section 731(c)(3)(c)(iii). The Fund will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if a Member is an "eligible partner", which term should include a Member whose contributions to the Fund consisted solely of cash, the distribution of securities would not be recharacterized as a distribution of cash.

TAX TREATMENT OF PORTFOLIO INVESTMENTS

IN GENERAL. The Fund and the Offshore Feeder Fund expect that the Master Fund and the Portfolio Funds in which they invest through the Master Fund will each act as a trader or investor, and not as a dealer, with respect to their securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see "Currency Fluctuations - `Section 988' Gains or Losses" below) and certain other transactions described below, the Fund and the Offshore Feeder Fund expect that the gains and losses from the securities transactions of the Master Fund and the Portfolio Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Master Fund or a Portfolio Fund, as the case may be, maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Master Fund.

The Master Fund may realize ordinary income from dividends and accruals of interest on securities. The Master Fund may hold debt obligations with "original issue discount." In such case, the Master Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Master Fund may also acquire debt obligations with a "market discount." Upon disposition of such an obligation, the Master Fund generally would be required to treat gain realized as interest income to the extent of the market discount, which accrued during the period the debt obligation was held by the Master Fund. The Master Fund may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. In such event, the Offshore Feeder Fund could have U.S. source income effectively connected with a trade or business and incur additional U.S. income tax. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. Moreover, gain recognized from certain "conversion transactions" will be treated as ordinary income.[1]

CURRENCY FLUCTUATIONS - "SECTION 988" GAINS OR LOSSES. To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by the Master Fund or a Portfolio Fund frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Master Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Master Fund actually collect such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Master Fund or a Portfolio Fund may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as "Section 1256 Contracts" (see "Section 1256 Contracts" below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Master Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Master Fund with respect to such instruments will be ordinary, unless: (i) the contract is a capital asset in the hands of the Master Fund and is not a part of a straddle transaction; and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

SECTION 1256 CONTRACTS. In the case of Section 1256 Contracts, the Code generally applies a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A
Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Master Fund at the end of each taxable year of the Master Fund are treated for federal income tax purposes as if they were sold by the Master Fund for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Master Fund in computing its taxable income for such year. If a
Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See "Currency Fluctuations - `Section 988' Gains or Losses.") If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gains to the extent that such gains includes gains on Section 1256 Contracts.

MIXED STRADDLE ELECTION. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. The Master Fund (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax

---------------------------
[1] Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. The enumerated transactions are: (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis; (ii) certain straddles; (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain; or (iv) any other transaction specified in the Regulations.

purposes. The application of the Regulations' mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Master Fund will be accepted by the Service.

SHORT SALES. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Master Fund's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Master Fund for more than one year. In addition, these rules may also terminate the running of the holding period of "substantially identical property" held by the Master Fund.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Master Fund holds a short sale position that would result in gain if it were closed, and it then acquires property that is the same as or substantially identical to the property sold short, the Master Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Master Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Master Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

FOREIGN TAXES

It is possible that certain dividends and interest directly or indirectly received by the Master Fund from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Master Fund or a Portfolio Fund may also be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

UNRELATED BUSINESS TAXABLE INCOME

Generally, an exempt organization is exempt from federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.[1] This type of income is exempt even if it is realized from securities trading activity that constitutes a trade or business.

This  general  exemption  from  tax  does not apply to the  UBTI  of  an  exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of: (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year; and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. With respect to its investments, if any, in partnerships engaged in a trade or business, the Master Fund's income (or loss) from these investments may constitute UBTI if received by a tax-exempt organization.

The Master Fund and the Portfolio Funds may incur "acquisition indebtedness" with respect to certain of their transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Master Fund will treat its short sales of securities, if any, and short sales of securities in which by Portfolio Funds might engage, as not involving "acquisition indebtedness" and therefore not resulting in UBTI.[2] To the extent the Master Fund recognizes income (i.e., dividends and interest)

---------------------------
[1] With certain exceptions, tax-exempt organizations that are private foundations are subject to a 2% federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

[2]  Moreover,   income  realized  from  option  writing  and  futures  contract transactions generally would not constitute UBTI.

from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of such income which would be treated as UBTI generally will be based on the percentage which the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year.

To the extent the Master Fund recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which would be treated as UBTI (if received by a tax-exempt organization) will be based on the percentage which the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund's debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

In general, if UBTI is allocated to an exempt organization, such as a private foundation, the portion of the exempt organization's income and gains that is not treated as UBTI will continue to be exempt from tax. Therefore, the possibility of realizing UBTI should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI. Also, a title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

Notwithstanding the extent to which the Master Fund generates income that would be treated as UBTI if received by a tax-exempt organization, such income will not be attributable to tax-exempt owners of Units in the Fund, as the Fund will not own a direct interest in the Master Fund. Rather, the Offshore Feeder Fund will own an interest in the Master Fund. Although the Offshore Feeder Fund might be considered to receive income that would be characterized as UBTI in the hands of a tax-exempt entity, the Offshore Feeder Fund is treated as a corporation for U.S. income tax purposes. As described above, a tax-exempt investor in an organization treated as a partnership for federal income tax purposes will be attributed its allocable share of UBTI generated by the partnership's activities. UBTI, on the other hand, does not pass through to the shareholders of an organization that is treated as a corporation for federal income tax purposes (except in the case of a captive foreign insurance company, which the Offshore Feeder Fund is not). Accordingly, any income from the activities or investments of the Offshore Feeder Fund will not be included in the income of a tax-exempt investor in calculating its UBTI.

A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Fund. See "ERISA Considerations."

CERTAIN ISSUES PERTAINING TO SPECIFIC EXEMPT ORGANIZATIONS

PRIVATE FOUNDATIONS. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Fund would most probably be classified as a nonfunctionally related asset. A determination that an interest in the Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member that is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the Fund is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that the Fund will meet such 95% gross income test.

A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

ENDOWMENT FUNDS. Investment managers of endowment funds should consider whether the acquisition of Units is legally permissible. This is not a matter of federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

STATE AND LOCAL TAXATION

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws differ in the treatment of a limited liability company, such as the Fund. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which the Fund acquires an interest may conduct business in a jurisdiction that will subject to tax a Member's share of the partnership's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

Each Member will also generally be required to include such Member's share of partnership income in determining its taxable income in the state and local jurisdiction in which it is a resident and may not be subject to personal property taxes. To the extent that a non-resident Member pays taxes to other jurisdictions due to the Fund's conduct of business there, it may be entitled to a deduction or credit against taxes owed to its state of residence with respect to the same income.

The Fund has been organized under the laws of the State of Delaware and maintains its office and operations in New York. Neither New York State nor New York City currently imposes any income tax on partnerships (including limited liability companies treated as partnerships, such as the Fund).

New York City imposes an Unincorporated Business Tax ("UBT") on unincorporated entities (such as the Fund or a partnership in which the Fund may indirectly invest) engaged in business within New York City. However, there is an exception for entities trading in stocks and securities for its own account. It is expected, although no assurances can be given, that the Fund and any partnership in which the Fund indirectly invests will meet this exception and the UBT will not apply.

New York State imposes an income tax on any New York source income earned by a non-New York State resident, including the Offshore Feeder Fund. There is an exception for income earned by the Fund from trading in stocks or securities for its own account. It is expected, although no assurances can be given, that the Offshore Feeder Fund will meet this exception and will not be (and thus, a Member of the Fund will not indirectly be) subject to York State income taxes on its allocable share of income earned by the Master Fund.

Since Members may be affected in different ways by state and local law, each prospective Member is advised to consult with its personal tax adviser regarding the state and local taxes payable in connection with an investment in the Fund.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA Plan" and "ERISA," respectively) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the Master Fund's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "Taxes - Unrelated Business Taxable Income" and "Taxes - Certain Issues Pertaining to Specific Exempt Organizations") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches such fiduciary's responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be "plan assets" of the ERISA Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the Fund. An ERISA Plan which proposes to invest in the Fund will be required to represent that it, and any fiduciaries responsible for such Plan's investments, are aware of and understand the Fund's investment objective, policies and strategies, that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and that such investment is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective ERISA Plan Members may currently maintain relationships with the Adviser or its affiliates. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and ERISA Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or ERISA Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and ERISA Plan Members should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of ERISA or ERISA Plan Members will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Memorandum is general and may be affected by future publication of regulations and rulings. Potential ERISA Plan Members should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

CODE OF ETHICS

The Fund, the Master Fund, and the Adviser have adopted a code of ethics. The code is designed to detect and prevent improper personal trading by their personnel, including investment personnel who might compete with or otherwise take advantage of the Master Fund's portfolio transactions. Covered persons include the Managers, as well as employees of the Adviser having knowledge of the investments and investment intentions of the Master Fund. The code of ethics permits persons subject to the code to invest in securities, including securities that may be purchased or held by the Master Fund, subject to a number of restrictions and controls. Compliance with the code of ethics is carefully monitored and enforced.

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

The code of ethics is included as an exhibit to the Fund's and the Master Fund's registration statements filed with the SEC and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. The code of ethics is available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section, Washington, D.C. 20549.

BROKERAGE

Each Portfolio Fund Manager is directly responsible for placing orders for the execution of portfolio transactions for the Portfolio Fund that it manages and for the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On many foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

In selecting brokers and dealers to execute transactions on behalf of a Portfolio Fund, it is expected that each Portfolio Fund Manager will generally seek to obtain the best price and execution for the transactions, taking into account factors, such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and the firm's risk in positioning a block of securities. Although it is expected that each Portfolio Fund Manager generally will seek reasonably competitive commission rates, a Portfolio Fund Manager will not necessarily pay the lowest commission available on each transaction. The Portfolio Fund Managers will typically have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. Brokerage practices adopted by Portfolio Fund Managers with respect to Portfolio Funds may vary and will be governed by each Portfolio Fund's organizational documents.

Consistent with the principle of seeking best price and execution, a Portfolio Fund Manager may place orders for a Portfolio Fund with brokers that provide the Portfolio Fund Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Portfolio Fund Managers are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Fund Managers or their affiliates in providing services to clients other than the Portfolio Funds. In addition, not all of the supplemental information is necessarily used by a Portfolio Fund Manager in connection with the Portfolio Fund it manages. Conversely, the information provided to a Portfolio Fund Manager by brokers and dealers through which other clients of the Portfolio Fund Manager or its affiliates effect securities transactions may be useful to the Portfolio Fund Manager in providing services to the Portfolio Fund.

Based on representations in the Portfolio Funds' offering documents, the Fund and the Master Fund generally believe that Portfolio Funds will follow practices similar to those described above. As discussed in the Risk Factors section above, the Fund and the Master Fund have no control over Portfolio Fund brokerage arrangements or operations and there is a risk of Portfolio Fund misconduct.

DISTRIBUTION ARRANGEMENTS

GENERAL

From time to time, the Adviser may, at its own cost, enlist the services of one or more placement agents. The fees paid to such placement agent(s) will be borne entirely by the Adviser (and may include a portion of the Management Fees or proceeds received by the Adviser) and do not in any way affect the Management Fee or any other fees charged by the Fund. The Adviser is a registered broker-dealer and it may sell Units in the Fund.

Units will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.

Subsequent to the initial offering, it is expected that Units will be offered and may be purchased on a monthly basis or at such other times as may be determined by the Board of the Fund. The Board of the Fund may discontinue accepting subscriptions at any time.

PURCHASE TERMS

Units will be sold at the then-current net asset value per Unit as of the date on which the subscription is accepted. The minimum initial investment in the

Fund from each investor is $1,000,000, and the minimum additional investment in the Fund is $100,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Units. Members will, however, receive written confirmation of their holdings.

Before a prospective Member may invest in the Fund, a placement agent, if any, or the Member's sales representative will require a certification from the prospective Member that it is an Eligible Investor and meets other requirements for investment, and that the Member will not transfer its Units except in the limited circumstances permitted under the LLC Agreement. The form of Member certification that each Member will be asked to sign will be contained in the Fund's application form. A Member's certification must be received and accepted by the Fund along with its good payment as described above. Otherwise, a Member's order will not be accepted. Various broker-dealers that may enter into agreements with a placement agent; such broker-dealers may use differing Member certifications, which cannot, however, alter the Fund's requirement that a Member be at a minimum an Eligible Investor.

The LLC Agreement is contained in APPENDIX A of this Memorandum. Each new Member will agree to be bound by all of its terms by executing a Member certification form.

SUMMARY OF LLC AGREEMENT

The following is a summary description of additional items and of select provisions of the LLC Agreement. The description of such items and provisions is not definitive and reference should be made to the complete text of the form of LLC Agreement contained in APPENDIX A.

LIABILITY OF MEMBERS. Members of the Fund will be members of a limited liability company as provided under Delaware law. Under Delaware law and the LLC Agreement, a Member will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being a Member, except that the Member may be obligated to make capital contributions to the Fund pursuant to the LLC Agreement, to repay any funds wrongfully distributed to the Member. A Member may be required to contribute to the Fund, whether before or after the Fund's dissolution or after the Member ceases to be the Member, such amounts as the Fund deems necessary to meet the Fund's debts, obligations or liabilities (not to exceed for any Member, the aggregate amount of any distributions, amounts in connection with the repurchase of all or a portion of the Member's Units and any other amounts received by the Member from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund is incurred).

DUTY OF CARE. The LLC Agreement provides that neither the Managers nor, if applicable, the Adviser (including certain of its affiliates, among others) shall be liable to the Fund or any of its Members for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Managers by the Fund, but not by the Members individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund. A Manager will not be personally liable to any Member for the repayment of any balance in such Member's capital account or for contributions by such Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its Members. The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a Manager for any liability, including liability under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

POWER OF ATTORNEY. By purchasing Units and by signing the LLC Agreement (which each Member will do by virtue of signing the Member certification form), each Member will appoint the officers of the Fund and each of the Managers his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

The power-of-attorney granted in the LLC Agreement is a special power-of-attorney coupled with an interest in favor of the officers of the Fund and each of the Managers and as such is irrevocable and continues in effect until all of such Member's Units have been withdrawn pursuant to a repurchase or redemption of the Units or a transfer to one or more transferees that have been approved by the Board for admission to the Fund as substitute Members.

TERM, DISSOLUTION AND LIQUIDATION.  The Fund will be dissolved:

  o Upon the affirmative vote to dissolve the Fund by the Board;

  o Upon the failure of Members to elect successor Managers at a meeting called by the Adviser when no Manager remains to continue the business of the Fund; or

  o As required by operation of law.

Upon the occurrence of any event of dissolution, the Board or a liquidator acting as such under appointment by the Board is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net losses during the fiscal period including the period of liquidation will be allocated as described under "Units and Capital Accounts - Allocation of Net Profits and Losses."

Upon the dissolution of the Fund, its assets are to be distributed: (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to Members, including actual or anticipated liquidation expenses; (2) next to satisfy debts, liabilities and obligations owing to the Members; (3) next to the Adviser to the extent of any balance in the Adviser's account; and (4) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

VOTING. Each Member has the right to cast a number of votes equal to the number of Units held by such Member at a meeting of Members called by the Board. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including the election of Managers, approval of the Fund's agreement with any investment adviser to the Fund, and certain other matters, to the extent that the 1940 Act requires a vote of Members on any such matters. Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Whenever the Fund, as an investor in the Master Fund through the Offshore Feeder Fund, is requested to vote on matters pertaining to the Master Fund (other than the termination of the Master Fund's business, which may be determined by the Managers of the Master Fund without investor approval), the Fund will hold a meeting of the Members and will vote its interest in the Master Fund through the Offshore Feeder Fund for or against such matters proportionately to the instructions to vote for or against such matters received from its Members. The Fund shall vote Units for which they receive no voting instructions in the same proportion as the Units for which it receives voting instructions.

REPORTS TO MEMBERS. The Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for such Members to complete federal and state income tax or information returns, along with any other tax information required by law. The Fund will send a semi-annual and an audited annual report to Members within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Semi-annual reports from the Adviser regarding the Master Fund's operations during each fiscal semi-annual period will also be sent to Members.

FISCAL YEAR. For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the date of the initial closing and will end on March 31, 2007. For tax purposes, the Fund intends to adopt the 12-month period ending December 31 of each year as its taxable year. However, in certain circumstances the Fund may be required to adopt a taxable year ending on another date.

ACCOUNTANTS AND LEGAL COUNSEL

Eisner LLP, 750 Third Ave. New York, NY 10017, serves as the independent registered public accounting firm of the Fund, the Offshore Feeder Fund and the Master Fund.

Kirkpatrick & Lockhart Nicholson Graham LLP, One Lincoln Street, Boston, Massachusetts 02111 and 1601 K Street, N.W., Washington, D.C. 20006, acts as counsel to the Fund and the Master Fund.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on an annual basis prepared in accordance with generally accepted accounting principles.

GENERAL INFORMATION

The Fund is registered under the 1940 Act as a closed-end management investment company. The Fund was formed as a limited liability company under the laws of the State of Delaware on July 21, 2006. The Fund's principal office is located at the Adviser's offices at 232 Madison Avenue, Suite 906, New York, NY 10016. The Adviser's telephone number is at (212) 532-3651.

APPENDIX A:  LIMITED LIABILITY COMPANY AGREEMENT


                              OLD FIELD FUND, LLC

                     (A Delaware Limited Liability Company)











            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                         Dated as of September 22, 2006







                               232 Madison Avenue
                                   Suite 906
                              New York, NY  10016

                               TABLE OF CONTENTS


ARTICLE I: DEFINITIONS.........................................................1

ARTICLE II: ORGANIZATION; ADMISSION OF MEMBERS.................................4

   2.1  FORMATION OF LIMITED LIABILITY COMPANY.................................4

   2.2  NAME...................................................................4

   2.3  PRINCIPAL AND REGISTERED OFFICE........................................4

   2.4  DURATION...............................................................5

   2.5  BUSINESS OF THE FUND...................................................5

   2.6  BOARD OF MANAGERS......................................................7

   2.7  MEMBERS................................................................7

   2.8  INITIAL CONTRIBUTION...................................................8

   2.9  BOTH MANAGERS AND MEMBERS..............................................8

   2.10 LIMITED LIABILITY......................................................8

ARTICLE III: MANAGEMENT........................................................8

   3.1  MANAGEMENT AND CONTROL.................................................8

   3.2  ACTIONS BY THE BOARD OF MANAGERS.......................................9

   3.3  MEETINGS OF MEMBERS....................................................9

   3.4  CUSTODY OF THE FUND'S ASSETS..........................................10

   3.5  OTHER ACTIVITIES OF MEMBERS AND MANAGERS..............................10

   3.6  DUTY OF CARE..........................................................11

   3.7  INDEMNIFICATION.......................................................11

   3.8  FEES, EXPENSES AND REIMBURSEMENT......................................13

ARTICLE IV: TERMINATION OF STATUS OF ADVISER AND MANAGERS,
TRANSFERS AND REPURCHASES.....................................................14

   4.1  TERMINATION OF STATUS OF A MANAGER....................................14

   4.2  REMOVAL OF THE MANAGERS...............................................14

   4.3  TRANSFER OF UNITS OF MEMBERS..........................................14

   4.4  REPURCHASE OF UNITS...................................................15

ARTICLE V: CAPITAL............................................................17

   5.1  CAPITAL CONTRIBUTIONS.................................................17

   5.2  RIGHTS OF MEMBERS TO CAPITAL..........................................18

   5.3  CAPITAL ACCOUNTS......................................................18

   5.4  ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING
   COSTS......................................................................18

   5.5  RESERVES..............................................................19

   5.6  TAX ALLOCATIONS.......................................................19

   5.7  DISTRIBUTIONS.........................................................19

   5.8  WITHHOLDING...........................................................19

ARTICLE VI: DISSOLUTION AND LIQUIDATION.......................................20

   6.1  DISSOLUTION...........................................................20

   6.2  LIQUIDATION OF ASSETS.................................................20

ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS....................21

   7.1  ACCOUNTING AND REPORTS................................................21

   7.2  DETERMINATIONS BY THE BOARD OF MANAGERS...............................22

   7.3  VALUATION OF ASSETS...................................................22

ARTICLE VIII: MISCELLANEOUS PROVISIONS........................................22

   8.1  AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT......................22

   8.2  SPECIAL POWER OF ATTORNEY.............................................23

   8.3  NOTICES...............................................................24

   8.4  AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.........................24

   8.5  APPLICABILITY OF 1940 ACT AND FORM N-2................................25

   8.6  CHOICE OF LAW.........................................................25

   8.7  NOT FOR BENEFIT OF CREDITORS..........................................25

   8.8  CONSENTS..............................................................25

   8.9  MERGER AND CONSOLIDATION..............................................25

   8.10 PRONOUNS..............................................................26

   8.11 CONFIDENTIALITY.......................................................26

   8.12 CERTIFICATION OF NON-FOREIGN STATUS...................................26

   8.13 SEVERABILITY..........................................................27

   8.14 FILING OF RETURNS.....................................................27

   8.15 TAX MATTERS PARTNER...................................................27

   8.16 SECTION 754 ELECTION..................................................28

   8.17 USE OF NAMES "MARWOOD" AND "OLD FIELD FUND"...........................28

                              OLD FIELD FUND, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Old Field Fund, LLC (the "Fund") is dated as of September 22, 2006 by and among John T. Moore, as the Manager, Marwood Alternative Asset Management LLC, as the initial Member, and those persons hereinafter admitted as Members.

WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on July 21, 2006.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                             ARTICLE I: DEFINITIONS

For purposes of this Agreement:

"ADVISERS ACT" - The Investment Advisers Act of 1940, as amended, and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

"AFFILIATE" - An affiliated person of a person as such term is defined in the 1940 Act.

"AGREEMENT" - This Limited Liability Company Agreement, as amended from time to time.

"BOARD" - The Board of Managers established pursuant to Section 2.6.

"CAPITAL ACCOUNT" - With respect to each Member, the capital account established and maintained on behalf of such Member pursuant to Section 5.3.

"CAPITAL CONTRIBUTION" - With respect to each Member, the amount of capital contributed to the Fund pursuant to Section 5.1.

"CERTIFICATE" - The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

"CLOSING DATE" - The first date on or as of which a person other than Marwood Alternative Asset Management LLC is admitted to the Fund as a Member.

"CODE" - The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"DELAWARE ACT" - The Delaware Limited Liability Company Act, as amended from time to time, or any successor law.

"DISTRIBUTOR" - Marwood Alternative Asset Management LLC or any person who may hereafter serve as a placement agent for Units pursuant to a placement agreement with the Fund, or as the distributor of Units pursuant to a general distribution agreement with the Fund.

"FISCAL PERIOD" - The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

   1) the last day of each Fiscal Year;
   2) the last day of each Taxable Year;
   3) the day preceding any day as of which a contribution to the capital of the Fund is made pursuant to Section 5.1;
   4) any day on which the Fund repurchases any Units of any Member; or
   5) any day (other than one specified in clause (2) above) as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective ownership of Units.

"FISCAL YEAR" - The period commencing on the Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on the immediately following March 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another fiscal year for the Fund.

"FORM N-2" - The Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

"INDEMNITEES" - Each Manager of the Fund and the directors, officers and employees of Marwood.

"INDEPENDENT MANAGERS" - Those Managers who are not "interested persons" of the Fund as such term is defined by the 1940 Act.

"FUND" - The limited liability company governed hereby.

"INITIAL MANAGER" - The person who directed the formation of the Fund and served as initial Manager (who may thereafter, but need not, serve as a Manager).

"INVESTMENT FUNDS" - Investment funds in which the Fund's or Offshore Fund's assets are invested.

"INVESTMENT MANAGERS" - The organizations that manage and direct the investment activities of Investment Funds or are retained to manage and invest designated portions of the Fund's or Offshore Fund's assets.

"MANAGER" - A person designated as a Manager of the Fund pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of the Fund, and the Initial Manager.

"MARWOOD" - Marwood Alternative Asset Management LLC, a Delaware limited liability company, or any successor thereof.

"MEMBER" - Any person who shall have been admitted to the Fund as a member (including any Manager in such person's capacity as a member of the Fund but excluding any Manager in such person's capacity as a Manager of the Fund) until the Fund repurchases all the Units of such person pursuant to Section 4.4 hereof or a substituted member or members are admitted with respect to any such person's Units as a member pursuant to Section 4.3 hereof; such term includes Marwood or an Affiliate of Marwood to the extent Marwood (or such Affiliate) makes a capital contribution to the Fund and shall have been admitted to the Fund as a member.

"NET ASSETS" - The total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Units. The Net Assets of the Fund will be computed as of the close of business on the last day of each Fiscal Period. In computing Net Assets, the Fund will value its interest in the Offshore Fund at the Net Asset Value provided by the Offshore Fund to the Fund. Other securities and assets of the Fund will be valued at market value, if market quotations are readily available, or will be valued based upon estimates made in good faith by the Board in accordance with procedures adopted by the Board. Expenses of the Fund and its liabilities (including the amount of any borrowings) are taken into account for purposes of computing Net Assets.

"NET ASSET VALUE" - Net Assets divided by the number of Units outstanding at the applicable date. The initial Net Asset Value of a Unit, as of the closing of the initial sale of Units, shall be $100.

"NET PROFIT OR NET LOSS" - The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, as of the close of business on the Closing Date).

"1940 ACT" - The Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

"OFFSHORE FUND" - Old Field Fund, LDC, a fund organized as a limited duration company in the Cayman Islands (or as a similar entity in a similar non-United States jurisdiction), and any successor thereto, in which the Fund invests or plans to invest.

"REGULATIONS" - Treasury Regulations promulgated under the Code.

"SECURITIES" - Securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, commodity, any type of derivative instrument and financial instrument and any contract based on any index or group of securities, debt obligations, currencies, commodities, and any options thereon.

"TAXABLE YEAR" - The period commencing on the Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 of each year and ending on the immediately following December 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another taxable year for the Fund.

"TRANSFER" - The assignment, transfer, sale, encumbrance, pledge, or other disposition of a Unit, including any right to receive any allocations and distributions attributable to such Unit.

"UNITS" - The units of limited liability company interest, each representing an ownership interest in the Fund, including the rights and obligations of a Member under this Agreement and the Delaware Act. Upon the closing of the initial issuance of Units, one Unit shall be issued with respect to each $100 contributed to the capital of the Fund by a Member. Thereafter Units shall be issued at the Net Asset Value as of the date of issuance.

"VALUATION DATE" - The date as of which the Fund values Units for purposes of determining the price at which Units are to be repurchased by the Fund pursuant to an offer made by the Fund pursuant to Section 4.4 hereof.

                 ARTICLE II: ORGANIZATION; ADMISSION OF MEMBERS

2.1  FORMATION OF LIMITED LIABILITY COMPANY


The Fund has been formed as a limited liability company at the direction of the Initial Manager, which authorized the filing of the Certificate. Such formation and filing are hereby ratified by the execution of this Agreement. The Board shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents, and certificates that, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund.

2.2  NAME

The Fund's name shall be "Old Field Fund, LLC" or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

2.3  PRINCIPAL AND REGISTERED OFFICE

The Fund shall have its principal office at 232 Madison Avenue, Suite 906, New York, NY 10016, or at such other place as may be designated from time to time by the Board.

The Fund shall have its registered office in Delaware at Corporation Service Company and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.

2.4  DURATION

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5  BUSINESS OF THE FUND

(a) The business of the Fund is, either directly or indirectly, through one or more other pooled investment vehicles, to purchase, sell (including short sales), invest, and trade in Securities, on margin or otherwise, to engage in any financial or derivative transactions relating thereto or otherwise, and to invest, as a feeder fund, all of its assets directly or indirectly in a master fund as part of a master-feeder fund structure or in one or more other funds as a fund of funds. The Fund may execute, deliver, and perform all contracts, agreements, subscription documents, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out its objective or business.

(b) The Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board. The Fund may register its Units under the Securities Act of 1933, as amended, but need not so register Units.

(c) In furtherance of the Fund's business, the Board shall have the authority to take the following actions, and to delegate such portion or all of such authority to such officers of the Fund as the Board may elect:

      (1) To acquire or buy, and invest the Fund's property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, investment funds, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Fund in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in "when issued" and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Fund.

      (2) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any of the Fund's property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

      (3) To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Fund property, including, without limitation, the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

      (4) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

      (5) To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Fund property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend all or any part of the Fund's property to other Persons; and to issue general unsecured or other obligations of the Fund, and enter into indentures or agreements relating thereto.

      (6) To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Fund's property or in the affairs of which the Fund has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

      (7) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper.

      (8) To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Agreement, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

2.6  BOARD OF MANAGERS

(a) Prior to the Closing Date, the initial Member or Members may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as Managers on the Board of Managers. By signing this Agreement or signing an investor application or certification in connection with the purchase of Units, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the Managers so designated. After the Closing Date, the Board may, subject to the provisions of paragraphs (a) and (b) of this Section
2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund. The number of managers shall be fixed from time to time by the Board.

(b) Each Manager shall serve on the Board for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 or Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board.

(c) In the event that no Manager remains to continue the business of the Fund, Marwood shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7  MEMBERS

The Fund may offer Units for purchase by investors (including through exchange) in such manner and at such times as may be determined by the Board. Each subscription for Units is subject to the receipt by the Fund or its custodian of cleared funds on or before the acceptance date for such subscription in the full amount of such subscription. Subject to the foregoing, a person may be admitted to the Fund as a Member subject to the condition that such person shall execute and deliver a Member Certification pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Board may, in its sole and absolute discretion, reject any subscription for Units. The Board may, in its sole and absolute discretion, suspend the offering of the Units at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such Member.

2.8  INITIAL CONTRIBUTION

The initial contribution of capital to the Fund by Marwood shall be represented by Units, which Units shall have the same rights as other Units held by Members.

2.9  BOTH MANAGERS AND MEMBERS

A Member may also be a Manager for purposes of the Delaware Act, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

2.10  LIMITED LIABILITY

Except as provided under the Delaware Act or the 1940 Act, a Member shall not be liable for the Fund's debts, obligations, and liabilities in any amount in excess of the capital account balance of such Member. Except as provided under the Delaware Act or the 1940 Act, a Manager shall not be liable for the Fund's debts, obligations or liabilities.

                            ARTICLE III: MANAGEMENT

3.1  MANAGEMENT AND CONTROL

(a) Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights, powers, and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager's authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end Management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company, as such term is defined by the 1940 Act. During any period in which the Fund shall have no Managers, Marwood, as the initial Member, shall have the authority to manage the business and affairs of the Fund.

(b) Members, in their capacity as Members, shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(c) The Board may delegate to any other person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law, and may appoint persons to serve as officers of the Fund, with such titles and authority as may be determined by the Board consistent with applicable law.

(d) The Board shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Fund and containing such other provisions as they deem necessary, appropriate or desirable, and, subject to the voting powers of one or more Classes created pursuant to this section 3.1, to amend and repeal such By-Laws. Unless the By-Laws specifically require that Members authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Board without Member authorization or approval.

(e) The Board shall have the full power and authority, without Member approval, to authorize one or more Classes of Units; Units of each such Class having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Board may determine and as shall be set forth in a resolution adopted in accordance with the By-Laws.

3.2  ACTIONS BY THE BOARD OF MANAGERS

(a) Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in-person attendance is not required by the 1940 Act, by telephone or other electronic means) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

(b) The Board may designate from time to time a Principal Manager who shall preside at all meetings of the Board. Meetings of the Board may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone or other electronic means except where in-person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

3.3  MEETINGS OF MEMBERS

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding Units with an aggregate Net Asset Value of 25% or more of the aggregate Net Asset Value of all Units, and may be held at such time, date and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefore, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the aggregate Net Asset Value of all Units as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of the Members holding a majority, by aggregate Net Asset Value, of the Units present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and
(ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to the aggregate Net Asset Value of such Member's Unit ownership as of the record date for such meeting. The Board shall establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Members as the record date for determining eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c) A Member may vote at any meeting of Members by a proxy, provided that such proxy is authorized to act by (i) a written instrument properly executed by the Member and filed with the Fund before or at the time of the meeting or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Board. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4  CUSTODY OF THE FUND'S ASSETS

The physical possession of all funds, Securities, or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

3.5  OTHER ACTIVITIES OF MEMBERS AND MANAGERS

(a) The Managers shall not be required to devote all of their time to the affairs of the Fund, but shall devote such time as the Managers may reasonably believe to be required to perform their obligations under this Agreement.

(b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquiring and disposing of Securities, providing of investment advisory or brokerage services, serving as directors, officers, employees, advisors, or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to any such activities of any other Member or Manager, or in or to any profits derived therefrom.

3.6 DUTY OF CARE

(a) No Manager shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of a Manager's services pursuant to any agreement, including this Agreement, between a Manager and the Fund for the provision of services to the Fund unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Manager constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the performance of its services to the Fund.

(b) Members not in breach of any obligation hereunder or under their Member Certifications shall be liable to the Fund, any other Member, or third parties only as provided under the Delaware Act.

3.7 INDEMNIFICATION

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager of the Fund and the directors, officers and employees of Marwood (the "Indemnitees") (including for this purpose his or her respective executors, heirs, assigns, successors, or other legal representatives), against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such Indemnitees may be or may have been involved as a party or otherwise, or with which such Indemnitees may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Fund or the past or present performance of services to the Fund by such Indemnitees, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such Indemnitees by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b) Expenses so incurred by such Indemnitees, including, but not limited to, reasonable counsel fees and accounting and auditing expenses (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such Indemnitees to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such Indemnitees shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnitees against losses arising by reason of such Indemnitees' failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnitees ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that the Indemnitees are liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnitees acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnitees are not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such Indemnitees against any liability to the Fund or its Members to which such Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices.

(d) Any indemnification or advancement of expenses made pursuant to this Section
3.7 shall not prevent the recovery from any Indemnitees of any such amount if such Indemnitees subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e) The Indemnitees may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such Indemnitees may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other person.

3.8 FEES, EXPENSES AND REIMBURSEMENT

(a) The Board may cause the Fund to compensate each Manager who is not an "interested person" of the Fund (as defined in the 1940 Act), and such Manager shall be reimbursed by the Fund for reasonable travel and out-of-pocket expenses incurred by him in performing his duties under this Agreement.

(b) The Fund shall bear all costs and expenses incurred in its business and operations. Costs and expenses to be borne by the Fund include, but are not limited to, the following:

      (1) all costs and expenses directly related to investment transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Investment Funds;

      (2) all costs and expenses associated with the operation and registration of the Fund, offering costs and the costs of compliance with applicable Federal and state laws;

      (3) all costs and expenses associated with the organization and operation of separate Investment Funds managed by Investment Managers retained by the Fund;

      (4) the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;

      (6) the fees and disbursements of the Fund's counsel, legal counsel to the Independent Managers, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund;

      (7)  the  fees  payable   to   custodians   and  other  persons  providing
      administrative services to the Fund;

      (8) the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board or Indemnitees;

      (9) all costs and expenses of preparing, setting in type, printing, and distributing reports and other communications to Members; and

      (10) such other types of expenses as may be approved from time to time by the Board.

(c) Subject to procuring any required regulatory approvals, from time to time the Fund may, alone or in conjunction with other registered or unregistered investment funds or other accounts for which Marwood, or any Affiliate of Marwood, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

           ARTICLE IV: TERMINATION OF STATUS OF ADVISER AND MANAGERS,
                           TRANSFERS AND REPURCHASES

4.1 TERMINATION OF STATUS OF A MANAGER

The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

4.2  REMOVAL OF THE MANAGERS

Any Manager may be removed either (a) by the vote or written consent of at least two thirds (2/3) of the Managers not subject to the removal vote or (b) with or without cause by, if at a meeting, a vote of a majority of the Members or, if by written consent, a vote of Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

4.3  TRANSFER OF UNITS OF MEMBERS

(a) Units of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of such Member or (ii) with the written consent of the Board (which may be withheld in its sole discretion); provided, however, that the Board may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts, and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents, and children), (iii) as a distribution from a qualified retirement plan, or (iv) a Transfer to which the Board may consent pursuant to the following sentence. The Board may consent to other pledges, transfers, or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; provided, however, that prior to any such pledge, transfer, or assignment, the Board shall consult with counsel to the Fund to ensure that such pledge, transfer, or assignment will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation. In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board which may be withheld in its sole discretion. Any pledge, transfer, or assignment not made in accordance with this Section 4.4 shall be void.

(b) The Board may not consent to a Transfer of Units of a Member unless: (i) the person to whom the Units are Transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board believes is a "Eligible Investor" as described in the Fund's Form N-2; and
(ii) all the Units of the Member are Transferred to a single transferee or, after the Transfer of less than all the Member's Units, the balance of the Capital Account of each of the transferee and transferor is not less than $1,000,000. Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers Units with the approval of the Board, the Board shall promptly take all necessary actions so that the transferee to whom such Units are transferred is admitted to the Fund as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

(c) Each Member shall indemnify and hold harmless the Fund, the Managers, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.4  REPURCHASE OF UNITS

(a) Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to withdraw or tender to the Fund for repurchase of those Units. The Board from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Units pursuant to written tenders. However, the Fund shall not offer to repurchase Units on more than four occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Fund or the Members. In determining whether to cause the Fund to repurchase Units pursuant to written tenders, the Board shall consider the following factors, among others:

      (1) whether any Members have requested to tender Units to the Fund;

      (2) the liquidity of the Fund's assets;

      (3) the investment plans and working capital requirements of the Fund;

      (4) the relative economies of scale with respect to the size of the Fund;

      (5) the history of the Fund in repurchasing Units;

      (6) the economic condition of the securities markets; and

      (7) the anticipated tax consequences of any proposed repurchases of Units.

The Board shall cause the Fund to repurchase Units pursuant to written tenders only on terms determined by the Board to be fair to the Fund and to all Members (including persons holding Units acquired from Members), as applicable.

(b) A Member who tenders for repurchase only a portion of the Member's Units will be required to maintain a capital account balance at least equal to $1,000,000. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained or to repurchase all of the tendering Member's Units. A Member who tenders for repurchase Units initially purchased within a period determined by the Board before such tender may, as determined by the Board, be required to pay an early repurchase charge of a percentage of the repurchase price for such Units, which charge will be withheld from the payment of the repurchase price.

(c) The Board may cause the Fund to repurchase Units of a Member or any person acquiring Units from or through a Member in the event that the Board determines or has reason to believe that:

      (1) such Units have been transferred in violation of Section 4.3 hereof, or such Units have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;

      (2) ownership of such Units by a Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

      (3) continued ownership of such Units may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

      (4) such Member's continued participation in the Fund may cause the Fund to be classified as a "publicly traded partnership" within the meaning of
      Section 7704 of the Code and the Treasury Regulations thereunder;

      (5) any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

      (6) it would be in the best interests of the Fund, as determined by the Board in its sole discretion, for the Fund to repurchase such Units.

(d) Provided that the Board shall have made a determination to repurchase Units, Units will be valued for purposes of determining their repurchase price as of the end of each fiscal quarter (a "Valuation Date"). Units to be repurchased pursuant to subsection 4.4(c) shall be tendered by the affected Members, and payment for such Units shall be made by the Fund, at such times as the Fund shall set forth in its notice to the affected Members. Units being tendered by Members pursuant to subsection 4.4(a) shall be tendered by Members at least thirty (30) days prior to the applicable Valuation Date. The Fund shall pay the repurchase price for tendered Units approximately, but no earlier than, thirty
(30) days after the applicable Valuation Date. The voting rights of Members as provided in this Agreement with respect to the tendered Units shall continue until such time as the Initial Payment (as defined below) of the repurchase price is paid under this subsection 4.4(d). Payment of the repurchase price for Units shall consist of cash in an amount equal to such percentage (generally expected to be 100% or 90%), as may be determined by the Board, of the estimated unaudited Net Asset Value of the Units repurchased by the Fund determined as of the Valuation Date relating to such Units (the "Initial Payment"). The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited Net Asset Value, the balance of such estimated Net Asset Value. The Fund shall pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective. Notwithstanding anything in the foregoing to the contrary, the Board, in its discretion, may pay any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the Valuation Date relating to such Units, equal to the amount to be repurchased.

                               ARTICLE V: CAPITAL

5.1 CAPITAL CONTRIBUTIONS

(a) The minimum initial contribution of each Member to the capital of the Fund shall be such amount as the Board, in its sole and absolute discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Managers shall not be entitled to make contributions of capital to the Fund as Managers of the Fund, but may make contributions to the capital of the Fund as Members.

(b) Members may make additional contributions to the capital of the Fund effective as of such times as the Board, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Fund. The minimum initial capital contribution of a Member to the capital of the Fund shall be such amount as the Board, in its sole discretion, may determine from time to time.

(c) Initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, in-kind or in such manner and at such times as may be determined by the Board, payable in readily available funds at the date of the proposed acceptance of the contribution.

5.2 RIGHTS OF MEMBERS TO CAPITAL

No Member shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member's Units pursuant to Section 4.4 hereof, (ii) pursuant to the provisions of Section 5.7 hereof or (iii) upon the liquidation of the Fund's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

5.3 CAPITAL ACCOUNTS

(a) The Fund shall maintain a separate Capital Account for each Member. The Net Asset Value of each Member's Capital Account shall equal the aggregate Net Asset Value of such Member's Units.

(b) Each Member's Capital Account shall have an initial balance equal to the amount of cash constituting such Member's initial contribution to the capital of the Fund.

(c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 and
5.5 hereof.

(d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Units of such Member or distributions to such Member pursuant to Sections 4.4, 5.7 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 and 5.5 hereof. Expenses with respect to any Fiscal Period shall be calculated and charged at the end of such Fiscal Period prior to giving effect to any repurchases to be made as of the end of such Fiscal Period.

5.4  ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING COSTS

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period, and any offering costs required by applicable accounting principles to be charged to capital that are paid or accrued during the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Unit ownership for such Fiscal Period.

5.5  RESERVES

Appropriate reserves may be created, accrued, and charged against Members' Capital Accounts (on a pro rata basis in accordance with the Net Asset Value of each Unit) for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board, such reserves to be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole and absolute discretion, deems necessary or appropriate.

5.6  TAX ALLOCATIONS

For each Taxable Year, items of income, deduction, gain, loss, or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Taxable Years (or relevant portions thereof). Allocations under this Section 5.6 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e)
promulgated thereunder, as applicable, or the successor provisions to such provisions of the Code and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Regulations Section 1.704-1(b)(2)(ii)(d).

Notwithstanding the preceding paragraph, in the event that the Fund repurchases a Member's Units, in whole or in part, the Board may, in its sole and absolute discretion, specially allocate items of Fund income and gain to that Member for tax purposes to reduce the amount, if any, by which that Member's repurchase price exceeds that Member's tax basis for its repurchased Units, or specially allocate items of Fund deduction and loss to that Member for tax purposes to reduce the amount, if any, by which that Member's tax basis for its repurchased Units exceeds that Member's repurchase price.

5.7  DISTRIBUTIONS

The Board, in its sole and absolute discretion, may authorize the Fund to make distributions in cash or in kind at any time to any one or more of the Members.

5.8  WITHHOLDING

(a) The Board may withhold from any distribution to a Member, or deduct from a Member's Capital Account, and pay over to the Internal Revenue Service (or any other relevant taxing authority) any taxes due in respect of such Member to the extent required by the Code or any other applicable law.

(b) For purposes of this Agreement, any taxes so withheld or deducted by the Fund shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable or payable to such Member pursuant to this Agreement and reducing the Capital Account of such Member.

(c) The Board shall not be obligated to apply for or obtain a reduction of or an exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, such Member shall furnish the Board with such information and forms as such Member may be required to complete in order to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund, the Board and each of the other Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                    ARTICLE VI: DISSOLUTION AND LIQUIDATION

6.1 DISSOLUTION

The Fund shall be dissolved:

      (1) upon the affirmative vote to dissolve the Fund by the Board;

      (2) upon the failure of Members to elect successor Managers at a meeting called by Marwood in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Fund;

      (3) as required by operation of law.

Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of the 60-day period during which the Members may elect to continue the business of the Fund as provided in Section 2.6, but the Fund shall not terminate until the assets of the Fund have been liquidated, and the business and affairs of the Fund have been wound up, in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2 LIQUIDATION OF ASSETS

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board shall promptly appoint Marwood as the liquidator and Marwood shall liquidate the assets, and wind up the business and affairs of the Fund, except that if the Board does not appoint Marwood as the liquidator or Marwood is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate assets, and wind up the business and affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall be distributed in the following manner:

      (1) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis in accordance with their respective amounts;

      (2) such debts, liabilities, or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis in accordance with their respective amounts;

      (3) Marwood shall be paid next, to the extent of any balance in their account; and

      (4) the Members shall next be paid on a pro rata basis in accordance with the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this
      Section 6.2(a)(3).

(b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (I) the assets distributed in kind shall be valued pursuant to
Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

           ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1 ACCOUNTING AND REPORTS

(a) The Fund shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

(b) After the end of each Taxable Year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Units as is necessary for such Member to complete federal, state, and local income tax or information returns and any other tax information required by federal, state, or local law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an audited annual report containing the information required by such Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

7.2  DETERMINATIONS BY THE BOARD OF MANAGERS

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board in its sole and absolute discretion unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

(b) The Board in its sole and absolute discretion may make such adjustments to the computation of Net Profit or Net Loss or any components thereof as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocations thereof among the Members.

7.3  VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data, or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b) The Fund will value interests in Investment Funds at their "fair value," as determined in good faith by the Board, which value ordinarily will be the value of an interest in an Investment Fund determined by the Investment Manager of the Investment Fund in accordance with the policies established by the Investment Fund, absent information indicating that such value does not represent the fair value of the interest.

(c) The value of Securities and other assets of the Fund and the Net Asset Value of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them in the absence of manifest error.

                     ARTICLE VIII: MISCELLANEOUS PROVISIONS

8.1  AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and
(ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b) Any amendment that would:

      (1) increase the obligation of a Member to make any contribution to the capital of the Fund; or

      (2) reduce the Capital Account of a Member;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender all of its Units for repurchase by the Fund.

(c) The power of the Board to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.1 shall specifically include the power to:

      (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

      (2) amend this Agreement to effect compliance with any applicable law or regulation (other than with respect to the matters set forth in Section 8.1(b) hereof) or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

      (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in
      Section 7704(b) of the Code.

(d) The Board shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2  SPECIAL POWER OF ATTORNEY

(a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Fund's assets appointed pursuant to
Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

      (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

      (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

      (3) all such other instruments, documents, and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each other Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and any liquidator of the Fund's assets and, as such:

      (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, Board or liquidator shall have had notice thereof; and

      (2) shall survive a Transfer by a Member of such Member's Units, except that where the Transferee thereof has been approved by the Board, this power-of-attorney given by the Transferor shall survive such Transfer for the sole purpose of enabling the Board to execute, acknowledge, and file any instrument necessary to effect such Transfer.

8.3  NOTICES

Except as otherwise set forth in this Agreement, notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Fund or the Board, by hand delivery, registered, or certified mail return receipt requested, commercial courier service, telex, or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Fund. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4  AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

8.5  APPLICABILITY OF 1940 ACT AND FORM N-2

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Fund's Form N-2 that affect numerous aspects of the conduct of the Fund's business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Fund's Form N-2.

8.6  CHOICE OF LAW

Notwithstanding the place where this Agreement or the Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

8.7  NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, and the Fund. This Agreement is not intended for the benefit of creditors, in their capacity as such, and no rights are granted to creditors, in their capacity as such, under this Agreement.

8.8  CONSENTS

Any and all consents, agreements, or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9  MERGER AND CONSOLIDATION

(a) The Fund may merge or consolidate with or into one or more limited liability companies or other business entities pursuant to an agreement of merger or consolidation that has been approved by the Board in the manner contemplated by
Section 18-209(b) of the Delaware Act or may sell, lease or exchange all or substantially all of the Fund property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Board.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved by the Board in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company; provided, however, that no such merger or consolidation shall have the effect of amending this Agreement in a manner not permitted under Section 8.1.

8.10  PRONOUNS

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.11  CONFIDENTIALITY

(a) A Member may obtain from the Fund, for any purpose reasonably related to such Member's Units, such information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board.

(b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other person the name and/or address whether business, residence, or mailing) of any other Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its owners, principals, partners, members, directors, officers, employees, agents assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates' owners, principals, partners, members, directors, officers, employees, agents, assigns, successors or legal representatives irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus the recovery of reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that the Fund determines that any of the Members or any of such Member's owners, principals, partners, members, directors, officers, employees, agents, assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates' owners, principals, partners, members, directors, officers, employees, agents, assigns, successors or legal representatives should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the Members agrees that the Fund may, at its own expense, pursue in a court of appropriate jurisdiction such injunctive relief.

8.12  CERTIFICATION OF NON-FOREIGN STATUS

Except as the Board may otherwise determine, in its sole and absolute discretion, each Member or Transferee shall certify, upon admission to the Fund and at such other times thereafter as the Board may request, that such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code, with such certification to be made on forms to be provided by the Fund, and shall notify the Fund within 60 days of any change in such Member's status.

8.13  SEVERABILITY

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.14  FILING OF RETURNS

The Board or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

8.15  TAX MATTERS PARTNER

(a) A Manager who is a Member shall be designated on the Fund's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of Section 6231(a)(7) of the Code. Marwood shall be the initial Tax Matters Partner of the Fund. In the event that no Manager is a Member, the Members shall designate a Member to be Tax Matters Partner in accordance with the procedures of Section 3.3 herein. Should any Member be designated as the Tax Matters Partner for the Fund pursuant to Section 231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board all of its rights, powers, and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge, and file any and all reports, responses, and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Fund under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

(b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls Units on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice, demand, request or other document in writing to all holders of beneficial interests in the Fund holding such interests through such Pass-Thru Member. In the event the Fund shall be the subject of an income tax audit by any Federal, state, or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement, or review shall be borne by the Fund.

8.16  SECTION 754 ELECTION

In the event of a distribution of the Fund's property to a Member or an assignment or other transfer (including by reason of death) of Units of a Member in the Fund, at the request of a Member, the Board, in its sole and absolute discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund's property as provided by Sections 734 and 743 of the Code.

8.17  USE OF NAMES "MARWOOD" AND "OLD FIELD FUND"

Marwood hereby grants to the Fund a royalty-free, non-exclusive license to use the names "Marwood" and "Old Field Fund" respectively, in the name of the Fund. Such license may, at such time as neither Marwood nor an Affiliate of Marwood shall serve as an investment adviser to the Fund, or upon termination of this Agreement, be terminated by Marwood, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Marwood" and "Old Field Fund," as the case may be, in the name of the Fund or otherwise. The names "Marwood" or "Old Field Fund" may be used or licensed by Marwood, in connection with any of its activities, or licensed by Marwood to any other party. Each of the undersigned acknowledges having read this Agreement in its entirety before signing, including the confidentiality clause set forth in Section 8.11.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGER:


/s/ John T. Moore
-------------------------------
John T. Moore, Manager and President


INITIAL MEMBER:

MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC



By: /s/ John T. Moore
-------------------------------

Name: John T. Moore
Title: President



MEMBERS:

Each person who shall sign an investor application or certification and who shall be accepted by the Board to the Fund as a Member.

APPENDIX B:  SUBSCRIPTION AGREEMENT

APPENDIX C:  RELATED PERFORMANCE

This Appendix presents performance information for a fund of funds managed by the Adviser (the "MAAM Composite") having substantially similar investment objectives, policies and strategies to the Fund and Old Field Master Fund, LLC (the "Master Fund"). This Appendix also presents performance information for various other investment vehicles (both private and funds registered under the 1940 Act) that the Adviser's portfolio manager team manages under the employment of another investment manager having substantially similar investment programs to the Fund and the Master Fund (the "PM Composite" and together with the MAAM Composite, the "Composites"). The identical personnel who are responsible for managing the investment portfolio of the Master Fund manage the investment portfolios of the vehicles in the PM Composite. The inception date and creation of the PM Composite is January 1, 1994. The Composite includes various investment vehicles totaling approximately $1.2 billion in assets under management that share substantially the same investment objectives, programs, policies and strategies. For a complete discussion of the PM Composite, refer to the notes below.

As described in the notes below, the past performance of the Composites has been calculated net of fees and expenses. The total operating fees and expenses of funds included in the Composites may be lower than the total operating expenses of the Fund and Master Fund, in which case the Composites' performance shown would have been lower had the Fund and Master Fund total operating expense been used to compute the comparable Composites' performance.

The Composites' performances are no guarantee of the future performance of the Fund and Master Fund. Please note the following cautionary guidelines in reviewing this Appendix:

     o THE PERFORMANCE CONTAINED IN THE COMPOSITES IS NOT THE PERFORMANCE OF THE FUND OR MASTER FUND. IT IS NOT AN INDICATION OF HOW ANY FUND IN THE PM COMPOSITE WOULD HAVE PERFORMED IN THE PAST OR HOW ANY FUND IN THE COMPOSITES WILL PERFORM IN THE FUTURE. The performance of the Fund and Master Fund in the future will most likely be different from the Composites' performance funds due to factors such as differences in the cash flows into and out of the funds in the Composites, different fees, expenses, performance calculation methods and portfolio sizes and composition. In particular, the Composites' performance is not an indication of how the Fund or Master Fund will perform, as the funds contained in the Composites are not be subject to the same investment limitations, diversification requirements and other restrictions to those imposed on the Fund and Master Fund by the 1940 Act, which, if applicable, may have a negative impact on performance. There are certain differences between the investment policies of the Fund and Master Fund and certain other funds in the Composites. Furthermore, because of similarity of investment programs, investment participation in all appropriate investment opportunities that are under consideration for the Master Fund and the funds in the Composites may not be possible. A variety of factors may be relevant when determining whether a particular investment opportunity or strategy is appropriate or feasible for the Master Fund or other funds at a particular time. Because these considerations may differ for the Master Fund and other funds in the context of any particular investment opportunity and at any particular time, the investment activities and future performance of the Fund and Master Fund and each of the funds in the Composites will differ. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

     o The information below shows monthly rates of return for the years indicated, but does not reflect the volatility that occurred within a given period.

The following tables provide monthly rates of return for the years indicated, net of fees and expenses.

MAAM Composite(1)(2)

-------------------------------------------------------------------------------
 MONTHLY PERFORMANCE SINCE INCEPTION (NET OF ALL FEES)
-------------------------------------------------------------------------------
      JAN  FEB  MAR  APR   MAY    JUN   JUL  AUG  SEPT  OCT   NOV  DEC  ANNUAL
-------------------------------------------------------------------------------
2005                              0.58  1.21 0.56 1.07 (0.58) 0.37 1.05  4.32%
-------------------------------------------------------------------------------
2006  2.08 0.76 1.32 1.31 (0.73) (0.22) 0.41 0.23                        5.29%*
-------------------------------------------------------------------------------
*THROUGH 08/31/06

NOTES:

(1) All performance data is net of all fees, including management fees and the fees paid to the underlying portfolio fund managers. Portfolio fund managers are compensated on terms which may include fixed or performance-based fees or allocations. Generally, fixed fees, if applicable, range from 0.50% to 2.00% (annualized) of the average net asset value of the investment, and performance fees or allocations range from 15% to 25% of the net capital appreciation in the investment for the year. The returns do not include the reinvestment of any distributions.

(2) The MAAM Composite's performance is not the performance of the Fund or the Master Fund, and is not an indication of how the Fund or Master Fund would have performed in the past or will perform in the future. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PM Composite (1) (2) (3)

Monthly Performance Since Inception (Net of All Fees)
       Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sept    Oct     Nov    Dec   Annual
1994    1.50  (1.40)  (1.78)  (1.42)   0.97   (0.72)   1.21    1.59    0.16    0.20   (1.46)  0.16   (1.07%)
1995   (0.57)  0.35    0.67    0.91    0.57    1.66    2.26    1.49    1.50   (0.53)   0.79   1.96   11.59%
1996    3.93   0.72    0.56    3.42    1.86   (0.69)  (0.70)   2.67    1.75    2.19    2.42   1.80   21.72%
1997    2.26   2.56    0.55    0.72    2.77    1.88    3.83    0.64    2.44   (0.37)  (1.45)  0.83   17.85%
1998    0.53   2.21    2.46    0.61   (2.44)  (0.94)  (0.41)  (6.80)  (2.32)   1.53    3.34   1.76   (0.91%)
1999    2.44  (0.89)   4.14    4.13    2.78    2.35    1.34    0.63    1.68    1.16    4.26   5.63   33.79%
2000    1.97   3.31    1.73   (0.59)   0.01    2.43    0.21    2.28    0.31    0.20   (1.11)  1.32   12.65%
2001    2.35   1.15    0.54    1.12    0.35    0.76    0.03    1.21    0.03    0.77    0.26   0.79    9.75%
2002    0.61  (0.33)   0.55    0.92    0.69   (1.37)  (1.29)   0.30    0.58   (0.38)   0.97   0.91    2.14%
2003    1.63   0.32    0.49    1.14    1.47    1.23    0.36    0.62    1.34    1.38    0.89   1.50   13.08%
2004    1.46   1.10    0.60   (0.40)  (0.43)   0.44   (0.77)   0.08    0.75    0.46    2.43   1.47    7.38%
2005    0.28   1.24   (0.02)  (1.12)   0.90    1.33    1.67    0.75    1.63   (1.12)   0.93   1.81    8.54%
2006    2.44   0.27    1.73    1.57   (1.46)  (0.35)   0.22                                           4.45%*

*THROUGH 07/31/06

NOTES:

(1) The PM Composite performance information is an asset-weighted average of the returns of each of the investment funds reflected.

(2) All performance data is net of all fees, including management fees and the fees paid to the underlying portfolio fund managers. Portfolio fund managers are compensated on terms which may include fixed or performance-based fees or allocations. Generally, fixed fees, if applicable, range from 0.50% to 2.00% (annualized) of the average net asset value of the investment, and performance fees or allocations range from 15% to 25% of the net capital appreciation in the investment for the year. The returns do not include the reinvestment of any distributions.

(3) The PM Composite performance information from January 1, 1994 to December 31, 1999 is based on the performance of one other investment vehicle ("Vehicle One") which commenced investment operations on January 1, 1994 (because none of the other investment vehicles now included had commenced investment operations). The composite performance information from January 1, 2000 to September 30, 2003 is based on the performance of Vehicle One and one other vehicle which commenced investment operations on January 1, 2000 ("Vehicle Two"). The composite performance information from October 1, 2003 to July 31, 2006 is based on the performance of Vehicle One, Vehicle Two and one other vehicle ("Vehicle Three") which commenced investment operations on December 1, 2005 and one other vehicle ("Vehicle Four") which commenced investment operations on October 1, 2003.

The PM Composite's performance is not the performance of the Fund or the Master Fund, or any other vehicle and is not an indication of how the Fund or Master Fund or any other fund would have performed in the past or will perform in the future. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            PART C--OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)      Financial Statements:

         Registrant has no assets and financials statements are omitted.

(2)      Exhibits:

         (a)      (i)      Certificate of Formation dated July 21, 2006. (1)

                  (ii) Limited Liability Company Agreement dated August 23, 2006. (1)

                  (iii) Amended and Restated Limited Liability Company Agreement dated September 22, 2006 filed herewith.

         (b)      By-Laws. (1)

         (c)      Not applicable.

         (d)      See (2)(a) and (2)(b).

         (e)      Not applicable.

         (f)      Not applicable.

         (g)      Not applicable.

         (h)      Not applicable.

         (i)      Not applicable.

         (j)      (i)    Custodian Services Agreement dated August 24, 2006. (1)

                  (ii)   Escrow Agreement dated August 24, 2006. (1)


         (k)      (i)    Administration Agreement dated August 24, 2006. (1)


                  (ii)   Services Agreement dated August 23, 2006. (1)

                  (iii)  Expense Limitation Agreement dated August 23, 2006. (1)

                  (iv) Amended and Restated Expense Limitation Agreement dated September 22, 2006 filed herewith.

         (l)      Not applicable.

         (m)      Not applicable.

         (n)      Not applicable.

         (o)      Not applicable.

         (p)      Not applicable.

         (q)      Not applicable.

         (r)      Code of Ethics. (1)

         (s)      Power of Attorney. (1)

(1) Incorporated by reference to the Registrant's Initial Registration Statement on Form N-2, File No. 811-21946, filed on September 5, 2006.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Old Field Fund, LLC
Old Field Fund, LDC
Old Field Master Fund, LLC

ITEM 29. NUMBER OF HOLDERS OF SECURITIES


Set forth below is the number of record holders as of August 31, 2006 of each class of securities of the Registrant:

Title of Class                                         Number of Record Holders
--------------                                         ------------------------
Units of Limited Liability Company                               0
Interests, par $0.01 per share

ITEM 30. INDEMNIFICATION

Registrant's Limited Liability Company Agreement and By-Laws contain provisions limiting the liability, and providing for indemnification, of the Registrant's Managers and officers under certain circumstances. The Registrant hereby undertakes that it will apply the indemnification provision of the Limited Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

Registrant, in conjunction with the Adviser and Registrant's Board of Managers, maintains insurance on behalf of any person who is an Independent Manager, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. Registrant will not pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information regarding any other business, profession, vocation or employment of a substantial nature in which each executive officer and manager of Marwood Alternative Asset Management LLC (the "Adviser") is, or at any time during the past two fiscal years has been, engaged is set forth in the private placement memorandum and/or incorporated by reference to Form ADV filed by the Adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (File no. 801-64144). The principal business address of the Adviser is 232 Madison Avenue, Suite 906, New York, NY 10016.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's administrator, SEI Investments Global Funds Services, and custodian, SEI Private Trust Company, both located at One Freedom Valley Drive, Oaks, PA 19456, with the exception of certain documents which are in the possession and custody of the Adviser, located at 232 Madison Avenue, Suite 906, New York, NY 10016.
Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Adviser.

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not applicable.

                                   SIGNATURES

     Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 3rd day of October 2006.



                                             OLD FIELD FUND, LLC



                                             By:      /s/ John T. Moore*
                                                      ------------------
                                                      John T. Moore
                                                      President


* By: /s/ Michael Wasserman
      ---------------------
      Michael Wasserman
      Attorney-In-Fact

                                INDEX TO EXHIBITS

         (a)(iii) Amended and Restated Limited Liability Company Agreement dated September 22, 2006

         (k)(iv) Amended and Restated Expense Limitation Agreement dated September 22, 2006

                              [Adviser Letterhead]

                                                              September 22, 2006

To the Managers of Old Field Fund, LLC and Old Field Master Fund, LLC 232 Madison Avenue, Suite 906
New York, NY  10016

Re:  Amended and Restated Expense Limitation Agreement

     With reference to the Investment Advisory Agreement entered into by Marwood Alternative Asset Management LLC (the "Adviser") and Old Field Master Fund, LLC (the "Master Fund") on the 23rd day of August, 2006, and with reference to the Services Agreement entered into by the Adviser and Old Field Fund, LLC (the "Feeder Fund" and together with the Master Fund, the "Funds") on the 23rd day of August, 2006, we hereby notify you as follows:

     1. The Adviser agrees to waive its fees, or to pay or absorb the ordinary operating expenses of the Fund and the Master Fund to the extent necessary to limit the ordinary operating expenses of the Fund and the Master Fund, in the aggregate, to 2.00% per annum of the Fund's and the Master Fund's average monthly net assets ("Expense Limitation").

     2. In consideration of the Adviser's agreement to limit the Fund's and the Master Fund's expenses, the Fund and the Master Fund shall carry forward the amount of expenses waived, paid and/or absorbed by the Adviser (or its affiliate) in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser (or its affiliate) such amounts. Reimbursement shall be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation.

     3.  This  Expense  Limitation   Agreement  shall  remain  in  effect  until
terminated by the Adviser, the Fund or the Master Fund upon sixty (60) days' prior written notice to the other party.

     4. The expense limitation arrangement set forth above for each of the Funds may only be modified by a majority vote of the "non-interested" Managers (as defined under the Investment Company Act of 1940, as amended (the "1940 Act")) of the Funds affected.

     5. We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-2 for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-2 and/or the 1940 Act, and expressly permit you to do so.

                                    Very truly yours,

                                    MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC

                                    By: /s/ John T. Moore
                                        ---------------------------------
                                    Name:   John T. Moore
                                    Title:  President

ACCEPTED AND AGREED TO ON BEHALF OF:

     Old Field Fund, LLC
     Old Field Master Fund, LLC

By:   /s/ Michael Wasserman
      ----------------------------------
Name:     Michael Wasserman
Title:    Secretary